UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

FedEx Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.
[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

2017 Annual Meeting

of Stockholders

Monday, September 25, 2017

8:00 a.m. local time

FedEx Express World Headquarters

Auditorium

3670 Hacks Cross Road, Building G

Memphis, Tennessee 38125

INFORMATION ABOUT THE ANNUAL MEETING

Voting Matters and Board Recommendations

FedEx’s Board of Directors is furnishing you this proxy statement in connection with the solicitation of proxies on its behalf for the 2017 Annual Meeting of Stockholders. Our stockholders will be voting on the following matters at the annual meeting:

Matter	Board’s Recommendation	Page
Proposal 1: Election of directors	For	15
Proposal 2: Advisory vote to approve named executive officer compensation	For	57
Proposal 3: Advisory vote on the frequency of future advisory votes on executive compensation	Every Year	59
Proposal 4: Amendment to the 2010 Omnibus Stock Incentive Plan to increase the number of authorized shares	For	60
Proposal 5: Ratification of the appointment of the independent registered public accounting firm	For	75
Proposals 6 – 9: Stockholder proposals	Against	77

Stockholders also will consider any other matters that may properly come before the meeting.

How to Cast Your Vote and Annual Meeting Admission

If you are a registered stockholder, you can vote by any of the following methods:

If your shares are held by a bank, brokerage firm or other nominee, you are considered the “beneficial owner” of shares held in “street name.” If your shares are held in street name, these proxy materials are being forwarded to you by your bank, brokerage firm or other nominee (the “bank or broker”), along with a voting instruction form. To direct your bank or broker how to vote your shares, complete, sign and return the voting instruction form in the envelope provided or follow the instructions provided to you for voting your shares by telephone or on the Internet. To ensure your shares are voted in the way you would like, you must provide voting instructions by the deadline provided in the materials you receive from your bank or broker. As a beneficial owner, in order to be able to vote your shares at the meeting, you must obtain a legal proxy from your bank or broker and bring it with you to hand in with your signed ballot.

If you plan to attend the annual meeting in person, you must register in advance. The registration deadline is 11:59 p.m. Eastern time on Thursday, September 21, 2017.

If you attend the annual meeting in person, you will need to present your admission ticket, which you will receive when you register in advance, and a valid government-issued photo identification. For more information on how to register to attend the annual meeting and obtain an admission ticket, please see “Do I have to register in advance to attend the meeting?” and “Who can attend the meeting?” on page 90.

Your vote is very important. Please vote whether or not you plan to attend the meeting.

We are first sending the proxy statement, form of proxy and accompanying materials to stockholders on or about August 14, 2017.

Online www.investorvote.com/FEDX through 9/24/2017 By Phone 1-800-652-VOTE (8683) through 9/24/2017 Proxy Card Completing, signing and returning your proxy card In Person With a ticket obtained upon advance registration and valid photo identification

2017 Proxy Statement	i

Effect of Not Casting Your Vote

If you are a registered stockholder and you do not sign and return your proxy card or vote electronically on the Internet or by telephone, no votes will be cast on your behalf on any of the items of business at the meeting.

If you hold your shares in street name and you do not instruct your bank or broker how to vote your shares, your broker may vote your shares in its discretion on the ratification of the appointment of the independent registered public accounting firm, but will not be allowed to vote your shares on any of the other proposals.

General Information

The principal executive offices of FedEx Corporation are located at 942 South Shady Grove Road, Memphis, Tennessee 38120.

FedEx’s Annual Report to Stockholders for the fiscal year ended May 31, 2017, which includes FedEx’s fiscal 2017 audited consolidated financial statements, accompanies this proxy statement. Although the Annual Report is being distributed with this proxy statement, it does not constitute a part of the proxy solicitation materials and is not incorporated by reference into this proxy statement.

By submitting your proxy (either by signing and returning the enclosed proxy card or by voting electronically on the Internet or by telephone), you authorize Christine P. Richards, FedEx’s Executive Vice President, General Counsel and Secretary, and Alan B. Graf, Jr., FedEx’s Executive Vice President and Chief Financial Officer, to represent you and vote your shares at the meeting in accordance with your instructions. They also may vote your shares to adjourn the meeting and will be authorized to vote your shares at any postponements or adjournments of the meeting.

Reduce Mailing Costs

If you vote on the Internet, you may elect to have next year’s proxy statement and annual report to stockholders delivered to you electronically. We strongly encourage you to enroll in electronic delivery. It is a cost-effective way for us to provide you with proxy materials and annual reports.

ii	2017 Proxy Statement

PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting. Page references are supplied to help you find further information in this proxy statement.

Corporate Governance Matters (see page 1)

FedEx’s strong and independent Board of Directors effectively oversees our management and provides vigorous oversight of FedEx’s business and affairs in support of our mission of producing superior financial returns for our shareowners by providing high value-added logistics, transportation and related business services through focused operating companies. The Board is currently comprised of 12 members — a combined Chairman and Chief Executive Officer, the Lead Independent Director and 10 other independent, active and effective directors of equal importance and rights.

The Board believes that this current leadership structure provides the most effective governance of FedEx’s business and affairs for the long-term benefit of stockholders and promotes a culture and reputation of the highest ethics, integrity and reliability.

In March 2016, our Board of Directors adopted a proxy access bylaw after we engaged with a number of our largest stockholders to understand their views on proxy access and the appropriate proxy access structure for FedEx. The proxy access bylaw permits up to 20 stockholders owning 3% or more of FedEx’s outstanding voting stock continuously for at least three years to nominate and include in FedEx’s proxy materials director nominees constituting up to two individuals or 20% of the Board, whichever is greater, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the Bylaws.

You can find detailed information about our corporate governance policies and practices in the Corporate Governance Matters section of this proxy statement. You can also access our corporate governance documents in the Governance & Citizenship section of the Investor Relations page of our website at http://investors.fedex.com.

Corporate Governance Facts

Proxy Access	Yes
Majority Voting for Directors	Yes
Annual Election of All Directors	Yes
Diverse Board	Yes
Annual Board and Committee Self-Evaluations	Yes
Separate Chairman & CEO	No
Lead Independent Director	Yes
Independent Directors Meet Regularly Without Management Present	Yes
Annual Independent Director Evaluation of Chairman and CEO	Yes
Code of Business Conduct and Ethics Applicable to Directors	Yes
Nominating & Governance Committee Composed of Independent Directors	Yes
Stock Ownership Goal for Directors and Senior Officers	Yes
Size of Board*	12
Number of Independent Directors*	11
Average Age of Directors*	62
Average Director Tenure (in years)*	13
Median Director Tenure (in years)*	8

*	As of August 14, 2017

2017 Proxy Statement	iii

Voting Matters and Board Recommendations

Proposal 1 – Election of Directors (see page 15)

You are being asked to elect the 12 nominees named in this proxy statement as directors for a term of one year. Each of our current directors is standing for reelection.

Your Board of Directors recommends that you vote “FOR” the election of each of the twelve nominees.

Director Nominees (see page 16)

Director Nominee	Age	Director Since	Independent	Position	Other public directorships	AC	CC	ITOC	NGC
Frederick W. Smith	73	1971		Chairman and Chief Executive Officer of FedEx Corporation
James L. Barksdale	74	1999	✓	Chairman and President of Barksdale Management Corporation				C	✓
John A. Edwardson	68	2003	✓	Former Chairman and Chief Executive Officer of CDW Corporation	Chubb Limited, Rockwell Collins, Inc.	C
Marvin R. Ellison	52	2014	✓	Chairman and Chief Executive Officer of J. C. Penney Company, Inc.	J. C. Penney Company, Inc.		✓	✓	✓
John C. (“Chris”) Inglis	62	2015	✓	Professor at the U.S. Naval Academy	Huntington Bancshares Inc., KEYW Corp.		✓	✓	✓
Kimberly A. Jabal	48	2013	✓	Chief Financial Officer of Weebly, Inc.		✓		✓
Shirley Ann Jackson	71	1999	✓	President of Rensselaer Polytechnic Institute	International Business Machines Corporation, Medtronic, Inc., Public Service Enterprise Group Incorporated	✓	✓		✓
R. Brad Martin	65	2011	✓	Chairman of RBM Venture Company	Chesapeake Energy Corporation (Chairman), First Horizon National Corporation	✓			✓
Joshua Cooper Ramo	48	2011	✓	Vice Chairman, Co-Chief Executive Officer, Kissinger Associates, Inc.	Starbucks Corporation	✓		✓
Susan C. Schwab	62	2009	✓	Professor at the University of Maryland School of Public Policy	The Boeing Company, Caterpillar Inc., Marriott International, Inc.		✓	✓
David P. Steiner	57	2009	✓	Former Chief Executive Officer of Waste Management, Inc.	Vulcan Materials Company				C
Paul S. Walsh	62	1996	✓	Chairman of Compass Group PLC	Avanti Communications Group plc (Chairman), Compass Group PLC (Chairman), RM2 International S.A.		C

iv	2017 Proxy Statement

Director Experience, Qualifications, Attributes and Skills (see page 20)

The Board believes that it is desirable that the following experience, qualifications, attributes and skills be possessed by one or more of FedEx’s Board members because of their particular relevance to the company’s business and structure, and these were all considered by the Board in connection with this year’s director nomination process:

Proposal 2 – Advisory Vote to Approve Named Executive Officer Compensation (see page 57)

Our executive compensation program is designed not only to retain and attract highly qualified and effective executives, but also to motivate them to substantially contribute to FedEx’s future success for the long-term benefit of shareowners and reward them for doing so. We believe there should be a strong relationship between pay and corporate performance, and our executive compensation program reflects this belief.

The Compensation Discussion and Analysis, Summary Compensation Table and related compensation tables and narrative provide detailed information on the compensation of our named executive officers, and can be found on pages 21 through 56. We believe this information demonstrates that our executive compensation program promotes the best interests of FedEx and our shareowners by enabling FedEx to retain and attract talented executive management, while ensuring they are compensated in such a manner as to sustain and enhance long-term shareowner value.

In the 2016 advisory vote, 95.3% of the voted shares supported the compensation of our named executive officers.

Your Board of Directors recommends that you vote “FOR” this proposal.

Proposal 3 – Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation (see page 59)

You are being provided the opportunity to vote on how often you believe we should hold an advisory vote to approve executive compensation in the future. The frequency options are to hold the advisory vote to approve executive compensation every year, every two years or every three years. The Board believes that an annual advisory vote on executive compensation is the most appropriate policy for our stockholders and the company at this time.

Your Board of Directors recommends that you vote for conducting future advisory votes on executive compensation EVERY YEAR.

Proposal 4 – Amendment to FedEx’s 2010 Omnibus Stock Incentive Plan (see page 60)

You are being asked to approve an amendment to FedEx’s 2010 Omnibus Stock Incentive Plan (as amended to the date hereof, the “Plan”) to increase the number of shares authorized for issuance under the Plan. If approved, the amendment would authorize an additional 10,000,000 shares for issuance under the Plan. However, none of the additional shares will be issuable as full-value awards. The amendment would not make any other changes to the Plan.

Absent an increase in the number of authorized shares under the Plan, we do not expect to have sufficient shares to meet our anticipated equity compensation needs for fiscal 2020 (which begins on June 1, 2019). We believe that increasing the number of shares issuable under the Plan is necessary in order to allow FedEx to continue to utilize equity awards to retain and attract the services of key individuals essential to FedEx’s long-term growth and financial success and to further align their interests with those of FedEx’s stockholders.

Your Board of Directors recommends that you vote “FOR” this proposal.

2017 Proxy Statement	v

Proposal 5 – Ratify the Appointment of Ernst & Young LLP as FedEx’s Independent Registered Public Accounting Firm (see page 75)

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm and has specific policies in place to ensure its independence. The Audit Committee has appointed Ernst & Young LLP (“Ernst & Young”) to serve as FedEx’s independent registered public accounting firm for fiscal 2018. Ernst & Young has been our independent registered public accounting firm since 2002.

Fees paid to Ernst & Young for fiscal 2017 and 2016 are detailed on page 74.

Representatives of Ernst & Young will be present at the meeting, will be given the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Your Board of Directors recommends that you vote “FOR” this proposal.

Proposals 6 – 9: Four Stockholder Proposals, if properly presented (see pages 77 – 87)

Four stockholder proposals are expected to be presented for a vote at the annual meeting.

Your Board of Directors recommends that you vote “AGAINST” each of these proposals.

vi	2017 Proxy Statement

Notice of Annual Meeting of Stockholders To Be Held September 25, 2017

To Our Stockholders:

We cordially invite you to attend the 2017 annual meeting of FedEx’s stockholders. The meeting will take place in the auditorium at the FedEx Express World Headquarters, 3670 Hacks Cross Road, Building G, Memphis, Tennessee 38125, on Monday, September 25, 2017, at 8:00 a.m. local time. We look forward to your attendance either in person or by proxy.

The purposes of the meeting are to:

1.	Elect the twelve nominees named in the proxy statement as FedEx directors;
2.	Hold an advisory vote to approve named executive officer compensation;
3.	Hold an advisory vote on the frequency of future advisory votes on executive compensation;
4.	Approve an amendment to FedEx’s 2010 Omnibus Stock Incentive Plan to increase the number of authorized shares;
5.	Ratify the appointment of Ernst & Young LLP as FedEx’s independent registered public accounting firm for fiscal year 2018;
6.	Act upon four stockholder proposals, if properly presented at the meeting; and
7.	Transact any other business that may properly come before the meeting.

Members of FedEx’s management team will be present at the meeting to respond to appropriate questions from stockholders.

Only stockholders of record at the close of business on July 31, 2017, may vote at the meeting or any postponements or adjournments of the meeting.

If you plan you to attend the annual meeting in person, you must register by 11:59 p.m. Eastern time on Thursday, September 21, 2017. See page 90 of the proxy statement for information on how to register in advance to attend the meeting.

By order of the Board of Directors,

Christine P. Richards

Executive Vice President, General Counsel and Secretary

August 14, 2017

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON SEPTEMBER 25, 2017: The following materials are available on the Investor Relations page of the FedEx website at http://investors.fedex.com:

•	The Notice of Annual Meeting of Stockholders To Be Held September 25, 2017;
•	The proxy statement; and
•	FedEx’s Annual Report to Stockholders for the fiscal year ended May 31, 2017.

Your vote is very important. Please vote whether or not you plan to attend the meeting.

2017 PROXY STATEMENT

STOCK OWNERSHIP	9
COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS	11
DIRECTORS’ COMPENSATION	13
PROPOSAL 1 — ELECTION OF DIRECTORS	15
EXECUTIVE COMPENSATION	21

CORPORATE GOVERNANCE MATTERS

FedEx Corporate Governance

Our Board of Directors and management team are committed to achieving and maintaining high standards of corporate governance, as well as a culture of and reputation for the highest levels of ethics, integrity and reliability. We periodically review our governance policies and practices against evolving standards and make changes as appropriate. We also value the perspectives of our stockholders and other stakeholders, including our employees and the communities in which we operate, and take steps to implement their points of view where warranted.

In considering possible modifications of our corporate governance policies and practices, our Board and management focus on those changes that are appropriate for our company and our industry, rather than adopting a one-size-fits-all approach. Our focus is on the best long-term interests of our company, our stockholders and our other stakeholders.

The following sections summarize our corporate governance policies and practices, including our Board leadership structure, our criteria for director selection and the responsibilities and activities of our Board and its committees. Our corporate governance documents, including our Corporate Governance Guidelines, our Board committee charters and our Code of Business Conduct and Ethics, are available in the Governance & Citizenship section of the Investor Relations page of our website at http://investors.fedex.com.

Board Leadership Structure

The leadership structure of our Board of Directors includes (i) a combined Chairman of the Board and Chief Executive Officer, (ii) independent, active and effective directors of equal importance and rights, who all have the same opportunities and responsibilities in providing vigorous oversight of the effectiveness of management policies and (iii) a Lead Independent Director. The Chairperson of the Nominating & Governance Committee, who is elected annually by a majority of the independent Board members, serves as the Lead Independent Director. The Board believes that FedEx has been and continues to be well served by having the company’s founder, Frederick W. Smith, serve as both Chairman of the Board and Chief Executive Officer. The current Board leadership model, when combined with the composition of the Board, the strong leadership of our independent directors, Board committees and Lead Independent Director, and the highly effective corporate governance structures and processes already in place, strikes an appropriate balance between consistent leadership and independent oversight of FedEx’s business and affairs.

The Board believes that FedEx’s Bylaws and Corporate Governance Guidelines help ensure that strong and independent directors will continue to play the central oversight role necessary to maintain FedEx’s commitment to the highest quality corporate governance. Under our Bylaws and Corporate Governance Guidelines, the Board maintains the following long-standing practices, in addition to those described above:

•

Directors Stand for Election Annually By Majority Vote. Under our Bylaws, all members of our Board of Directors are elected annually. In addition, our Bylaws require that we use a majority-voting standard in uncontested director elections in which a director nominee must receive more votes cast “for” than “against” in order to be elected.

•

Our Non-Management Directors Hold Regular Executive Sessions. Our non-management Board members meet at regularly scheduled executive sessions without management present in conjunction with each in-person Board meeting. The Lead Independent Director conducts and presides at these meetings. At least once a year, such meetings include only the independent members of the Board. In addition, the Lead Independent Director may call such meetings of the non-management Board members as he or she deems necessary or appropriate, may be designated to preside at any Board or stockholder meeting and presides at all Board meetings at which the Chairman of the Board and Chief Executive Officer is not present.

•

Board Members May Submit Agenda Items and Information Requests. Each Board member may place items on the agenda for Board meetings, raise subjects that are not on the agenda for that meeting or request information that has

2017 Proxy Statement	1

CORPORATE GOVERNANCE MATTERS

not otherwise been provided to the Board. Additionally, the Lead Independent Director reviews and approves all Board meeting schedules and agendas and consults with the Chairman of the Board and Chief Executive Officer regarding other information sent to the Board in connection with Board meetings or other Board action.

•

Our Board Members Interact With Management. Consistent with our philosophy of empowering each member of our Board of Directors, each Board member has complete and open access to any member of management and to the chairman of each Board committee for the purpose of discussing any matter related to the work of such committee. The Lead Independent Director also serves as a liaison, but not a buffer, between the Chairman of the Board and Chief Executive Officer and independent Board members.

•

Our Directors Are Encouraged to Interact With Stockholders. If any of our major stockholders asks to speak with any Board member on a matter related to FedEx, we encourage that director to make himself or herself available and will facilitate such interaction. Additionally, the Lead Independent Director is available to communicate with stockholders, as appropriate, if requested by such stockholders.

•	Our Directors Can Request Special Board Meetings. Special meetings of the Board can be called by the Chairman of the Board and Chief Executive Officer or at the request of two or more directors.

•

The Board or Any Board Committee Can Retain Independent Advisors. The Board and each Board committee have the authority to retain independent legal, financial and other advisors as they deem appropriate.

•

Our Directors Conduct Annual Evaluations. Our directors evaluate the Board’s processes on an annual basis to ensure, among other things, that its leadership structure remains effective, that Board and committee meetings are conducted in a manner that promotes candid and constructive dialog and that sufficient time has been allocated for such meetings.

Board Risk Oversight

The Board of Directors’ role in risk oversight at FedEx is consistent with the company’s leadership structure, with management having day-to-day responsibility for assessing and managing the company’s risk exposure and the Board and its committees providing oversight in connection with those efforts, with particular focus on ensuring that FedEx’s risk management practices are adequate and regularly reviewing the most significant risks facing the company. The Board performs its risk oversight role by using several different levels of review. Each Board meeting begins with a strategic overview by the Chairman of the Board and Chief Executive Officer that describes the most significant issues, including risks, affecting the company, and also includes business updates from the President and Chief Operating Officer and each reporting segment CEO. In addition, at least annually, the Board reviews in detail the business and operations of each of the company’s reporting segments, including the primary risks associated with that segment. The Board also reviews the risks associated with the company’s financial forecasts and annual business plan.

Additionally, risks are identified and managed in connection with the company’s robust enterprise risk management (“ERM”) process. Our ERM process provides the enterprise with a common framework and terminology to ensure consistency in identification, reporting and management of key risks. The ERM process is embedded in our strategic financial planning process, which ensures explicit consideration of risks that affect the underlying assumptions of strategic plans and provides a platform to facilitate integration of risk information in business decision-making.

The Board has delegated to each of its committees responsibility for the oversight of specific risks that fall within the committee’s areas of responsibility. For example:

•

The Audit Committee reviews and discusses with management the company’s major financial and other risk exposures and the steps management has taken to monitor and control such exposures and the implementation and effectiveness of the company’s compliance and ethics programs, including the Code of Business Conduct and Ethics and the employee hotline program.

•

The Compensation Committee reviews and discusses with management the relationship between the company’s compensation policies and practices and the company’s risk management, including the extent to which those policies and practices create or decrease risks for the company.

•

The Information Technology Oversight Committee reviews and discusses with management the company’s cybersecurity risks and the technologies, policies, processes and practices for managing and mitigating such risks, and it reviews and discusses with management the quality and effectiveness of the company’s information technology systems and processes, including the extent to which those systems and processes protect the company from technology-related risks.

2	2017 Proxy Statement

CORPORATE GOVERNANCE MATTERS

•

The Nominating & Governance Committee reviews and discusses with management, in light of the company’s risk exposure, the composition, structure, processes and practices of the Board and the Board committees.

In addition, the Audit Committee is responsible for reviewing and discussing with management the guidelines and policies that govern the processes by which the company assesses and manages its exposure to all risk, including our ERM process. The ERM process culminates in an annual presentation to the Audit Committee on the key enterprise risks facing FedEx.

Executive Management Succession Planning

The Board of Directors has in place an effective planning process to select successors to the Chairman of the Board and Chief Executive Officer and other members of executive management. The Nominating & Governance Committee, in consultation with the Chairman of the Board and Chief Executive Officer, annually reports to the Board on executive management succession planning. The entire Board works with the Nominating & Governance Committee and the Chairman of the Board and Chief Executive Officer to evaluate potential successors to the CEO and other members of executive management. Through this process, the Board receives information that includes qualitative evaluations of potential successors to the CEO and other executives. As noted above, each Board member has complete and open access to any member of management. We believe this enhances the Board’s oversight of succession planning. The Chairman of the Board and Chief Executive Officer periodically provides to the Board his recommendations and evaluations of potential successors, along with a review of any development plans recommended for such individuals. Additionally, the Board periodically reviews and revises as necessary the company’s emergency executive management succession plan, which details the actions to be taken by specific individuals in the event a member of executive management suddenly dies or becomes incapacitated.

Director Independence

The Board of Directors has determined that each member of the Audit, Compensation and Nominating & Governance Committees and, with the exception of Frederick W. Smith, each of the Board’s current members (James L. Barksdale, John A. Edwardson, Marvin R. Ellison, John C. (“Chris”) Inglis, Kimberly A. Jabal, Shirley Ann Jackson, R. Brad Martin, Joshua Cooper Ramo, Susan C. Schwab, David P. Steiner and Paul S. Walsh) is independent and meets the applicable independence requirements of the New York Stock Exchange (including the additional requirements for Audit Committee and Compensation Committee members) and the Board’s more stringent standards for determining director independence. Mr. Smith is FedEx’s Chairman of the Board and Chief Executive Officer. Gary W. Loveman retired as a director immediately before the 2016 annual meeting, and the Board of Directors had previously determined that he was independent.

Under the Board’s standards of director independence, which are included in FedEx’s Corporate Governance Guidelines, a director will be considered independent only if the Board affirmatively determines that the director has no direct or indirect material relationship with FedEx, other than as a director. The standards set forth certain categories or types of transactions, relationships or arrangements with FedEx, as follows, each of which (i) is deemed not to be a material relationship with FedEx, and thus (ii) will not, by itself, prevent a director from being considered independent:

•

Prior Employment of Director. The director was employed by FedEx or was personally working on FedEx’s audit as an employee or partner of FedEx’s independent auditor, and over five years have passed since such employment, partner or auditing relationship ended.

•

Prior Employment of Immediate Family Member. An immediate family member was an officer of FedEx or was personally working on FedEx’s audit as an employee or partner of FedEx’s independent auditor, and over five years have passed since such employment, partner or auditing relationship ended.

•

Current Employment of Immediate Family Member. An immediate family member is employed by FedEx in a non-officer position, or by FedEx’s independent auditor not as a partner and not personally working on FedEx’s audit.

•

Interlocking Directorships. An executive officer of FedEx served on the board of directors of a company that employed the director or employed an immediate family member as an executive officer, and over five years have passed since either such relationship ended.

2017 Proxy Statement	3

CORPORATE GOVERNANCE MATTERS

•

Transactions and Business Relationships. The director or an immediate family member is a partner, greater than 10% shareholder, director or officer of a company that makes or has made payments to, or receives or has received payments (other than contributions, if the company is a tax-exempt organization) from, FedEx for property or services, and the amount of such payments has not within any of such other company’s three most recently completed fiscal years exceeded one percent (or $1 million, whichever is greater) of such other company’s consolidated gross revenues for such year.

•

Indebtedness. The director or an immediate family member is a partner, greater than 10% shareholder, director or officer of a company that is indebted to FedEx or to which FedEx is indebted, and the aggregate amount of such debt is less than one percent (or $1 million, whichever is greater) of the total consolidated assets of the indebted company.

•

Charitable Contributions. The director is a trustee, fiduciary, director or officer of a tax-exempt organization to which FedEx contributes, and the contributions to such organization by FedEx have not within any of such organization’s three most recently completed fiscal years exceeded one percent (or $250,000, whichever is greater) of such organization’s consolidated gross revenues for such year.

The Board broadly considered all relevant facts and circumstances, including the following immaterial transactions, relationships and arrangements:

•	Mr. Barksdale served as an officer of FedEx, but he left the company well over five years ago (his employment at FedEx ended in 1992).

•	An entity with which Mr. Smith is affiliated has made a passive investment (holding a less-than-5% equity interest) in a privately held entity with which Mr. Barksdale is affiliated.

•	Mr. Barksdale has made an investment (holding a less-than-10% equity interest) in a privately held entity that is headed by Mr. Smith’s daughter and of which Mr. Smith is a director and 10% owner.

•

Messrs. Ellison and Martin and Alan B. Graf, Jr., FedEx’s Executive Vice President and Chief Financial Officer, serve on the Board of Trustees of the University of Memphis, a non-profit entity to which FedEx makes payments and charitable contributions. The payments and charitable contributions made by FedEx to the University of Memphis in its 2016 and 2015 fiscal years represented slightly more than one percent of the University’s consolidated gross revenues for each year, and the payments made by FedEx to the University in its 2014 fiscal year represented less than one percent of the University’s consolidated gross revenues for the year. The Board determined that Messrs. Ellison and Martin are still independent directors under the Board’s independence standards as neither of them have a direct or indirect material relationship with either FedEx or the University of Memphis, other than as a director or trustee, and neither of them derive any financial or other personal benefit from these transactions.

•	Mr. Martin and Rajesh Subramaniam, FedEx’s Executive Vice President, Chief Marketing and Communications Officer, serve as members of the Board of Directors of First Horizon National Corporation.

•	Mr. Martin and Robert B. Carter, FedEx’s Executive Vice President, FedEx Information Services and Chief Information Officer, serve as members of the board of managers of Pilot Travel Centers LLC.

•

In the ordinary course of business, FedEx makes purchases of aircraft and related services and equipment from The Boeing Company, for which Ambassador Schwab serves as a director. The payments made by FedEx to Boeing in its three most recently completed fiscal years represented one percent or slightly more than one percent of Boeing’s consolidated gross revenues for the year. Ambassador Schwab recuses herself when the Board discusses or votes on Boeing-related matters. The Board determined that Ambassador Schwab is still an independent director under the Board’s independence standards as she does not have a direct or indirect material relationship with either FedEx or Boeing, other than as a director, and does not derive any financial benefit from these ordinary course transactions.

•

In the ordinary course of business, FedEx makes purchases from Waste Management, Inc., an entity for which Mr. Steiner served as Chief Executive Officer until November 2016. The amount of the payments made by FedEx to Waste Management within any of its three most recently completed fiscal years has not exceeded one percent (or $1 million, whichever is greater) of its consolidated gross revenues for such year.

Audit Committee Financial Expert

The Board of Directors has determined that at least one member of the Audit Committee, John A. Edwardson, is an audit committee financial expert as that term is defined in Securities and Exchange Commission (“SEC”) rules.

4	2017 Proxy Statement

CORPORATE GOVERNANCE MATTERS

Director Mandatory Retirement

A director must retire immediately before the annual meeting of FedEx’s stockholders during the calendar year in which he or she attains age 75.

Stock Ownership Goal for Directors and Senior Officers

In order to encourage significant stock ownership by our directors and senior officers, and to further align their interests with the interests of FedEx’s stockholders, the Board of Directors has established a goal that (a) each non-management director serving as of March 13, 2017 own FedEx shares valued at (i) three times his or her annual retainer fee within four years after joining the Board and (ii) five times his or her annual retainer fee by December 31, 2020, (b) each non-management director who joins the Board after March 13, 2017 own FedEx shares valued at five times his or her annual retainer fee within five years after joining the Board, and (c) within five years after being appointed to his or her position, each member of senior management own FedEx shares valued at the following multiple of his or her annual base salary:

•	6x for the Chairman of the Board and Chief Executive Officer;

•	5x for the President and Chief Operating Officer;

•	3x for the other FedEx executive officers, including the chief executive officers of FedEx Express, FedEx Ground and FedEx Freight;

•	2x for executive vice presidents of FedEx Express, FedEx Ground, FedEx Freight and FedEx Services; and

•	1x for certain other senior officers.

For purposes of meeting this goal, unvested restricted stock is counted, but unexercised stock options are not. The Board also recommends that each director and senior officer retain shares acquired upon stock option exercises until his or her goal is met. The stock ownership goal is included in FedEx’s Corporate Governance Guidelines. As of July 31, 2017, each director who had been a Board member for over four years (and Mr. Inglis and Ms. Jabal) and each executive officer owned sufficient shares to comply with this goal.

Policy on Poison Pills

The Board of Directors has adopted a policy requiring stockholder approval for any future “poison pill” prior to or within twelve months after adoption of the poison pill. (A poison pill is a device used to deter a hostile takeover. Note that FedEx does not currently have, nor have we ever had, a poison pill.) The policy on poison pills is included in FedEx’s Bylaws and Corporate Governance Guidelines.

Communications with Directors

Stockholders and other interested parties may communicate directly with any member (including the Lead Independent Director) or committee of the Board of Directors by writing to: FedEx Corporation Board of Directors, c/o Corporate Secretary, 942 South Shady Grove Road, Memphis, Tennessee 38120. Please specify to whom your letter should be directed. The Corporate Secretary of FedEx will review all such correspondence and regularly forward to the Board a summary of all such correspondence and copies of all correspondence that, in her opinion, deals with the functions of the Board or its committees or that she otherwise determines requires the attention of any member, group or committee of the Board of Directors. Board members may at any time review a log of all correspondence received by FedEx that is addressed to Board members and request copies of any such correspondence.

2017 Proxy Statement	5

CORPORATE GOVERNANCE MATTERS

Proxy Access

In March 2016, the Board of Directors amended our bylaws to implement proxy access. Prior to the Board’s adoption of the proxy access bylaw, we consulted with many of our largest institutional stockholders in order to understand their views and policies regarding proxy access, including the specific provisions they considered important. We spoke with, or otherwise received feedback from, representatives of stockholders owning nearly half of our then-outstanding shares. We also spoke with a representative of the proponent of the proxy access stockholder proposal that was approved at our 2015 annual meeting of stockholders.

Substantially all of these stockholders indicated their support for a proxy access bylaw with terms consistent with those now included in our Bylaws, which are as follows:

•	a 3% ownership threshold and 3-year holding period requirement;

•	a cap on the number of director nominees at 2 or 20% of the board, whichever is greater; and

•	a stockholder group aggregation limit of 20.

Based on this feedback from our stockholders, and the Board’s assessment of the relative merits of the various proxy access formulations, our Board of Directors approved amendments to our Bylaws to implement proxy access consistent with the terms set forth above, which it determined to be in the best interests of our stockholders. Our Bylaws are available in the Governance & Citizenship section of the Investor Relations page of our website at http://investors.fedex.com.

Nomination of Director Candidates

The Nominating & Governance Committee will consider director nominees proposed by stockholders. To recommend a prospective director candidate for the Nominating & Governance Committee’s consideration, stockholders may submit the candidate’s name, qualifications, including whether the candidate satisfies the requirements set forth in our Corporate Governance Guidelines and discussed in “Proposal 1 — Election of Directors — Experience, Qualifications, Attributes and Skills,” and other relevant biographical information in writing to: FedEx Corporation Nominating & Governance Committee, c/o Corporate Secretary, 942 South Shady Grove Road, Memphis, Tennessee 38120. FedEx’s Bylaws require stockholders to give advance notice of stockholder proposals, including nominations of director candidates. For more information, please see “Stockholder Proposals and Director Nominations for 2018 Annual Meeting.”

The Board is responsible for recommending director candidates for election by the stockholders and for electing directors to fill vacancies or newly created directorships. The Board has delegated the screening and evaluation process for director candidates to the Nominating & Governance Committee, which identifies, evaluates and recruits highly qualified director candidates and recommends them to the Board. The Nominating & Governance Committee considers potential candidates for director that may come to the attention of the Nominating & Governance Committee through current directors, management, professional search firms, stockholders or other persons. The Nominating & Governance Committee has engaged a third-party executive search firm to assist in identifying potential director candidates. The Nominating & Governance Committee considers and evaluates a director candidate recommended by a stockholder in the same manner as a nominee recommended by a Board member, management, search firm or other sources.

If the Nominating & Governance Committee determines that an additional or replacement director is necessary or advisable, the Nominating & Governance Committee may take such measures that it considers appropriate in connection with its evaluation of a potential director candidate, including interviewing the candidate, engaging an outside firm to gather additional information and making inquiries of persons with knowledge of the candidate’s qualifications and character. In its evaluation of potential director candidates, including the members of the Board of Directors eligible for reelection, the Nominating & Governance Committee considers the current size, composition and needs of the Board of Directors and each of its committees.

6	2017 Proxy Statement

CORPORATE GOVERNANCE MATTERS

Majority-Voting Standard for Director Elections

FedEx’s Bylaws require that we use a majority-voting standard in uncontested director elections and contain a resignation requirement for directors who fail to receive the required majority vote. The Bylaws also prohibit the Board from changing back to a plurality-voting standard without the approval of our stockholders. Under the majority-voting standard, a director nominee must receive more votes cast “for” than “against” his or her election in order to be elected to the Board. In accordance with the majority-voting standard and resignation requirement, each director who is standing for reelection at the annual meeting has tendered an irrevocable resignation from the Board of Directors that will take effect if (i) the director does not receive more votes cast “for” than “against” his or her election at the annual meeting, and (ii) the Board accepts the resignation. FedEx’s Bylaws require the Board of Directors, within 90 days after certification of the election results, to accept the director’s resignation unless there is a compelling reason not to do so and to promptly disclose its decision (including, if applicable, the reasons for rejecting the resignation) in a filing with the SEC.

Policy on Review and Preapproval of Related Person Transactions

The Board of Directors has adopted a Policy on Review and Preapproval of Related Person Transactions, which is included in FedEx’s Corporate Governance Guidelines. The policy requires that all proposed related person transactions (as defined in the policy) and all proposed material changes to existing related person transactions be reviewed and preapproved by the Nominating & Governance Committee. To the extent the related person (as defined in the policy) is a director or immediate family member of a director, the transaction or change must also be reviewed and preapproved by the full Board. The policy provides that a related person transaction or a material change to an existing related person transaction may not be preapproved if it would:

•	interfere with the objectivity and independence of any related person’s judgment or conduct in carrying out his or her duties and responsibilities to FedEx;

•	not be fair as to FedEx; or

•	otherwise be opposed to the best interests of FedEx and its stockholders.

The policy requires the Nominating & Governance Committee to annually (i) review each existing related person transaction that has a remaining term of at least one year or remaining payments of at least $120,000, and (ii) determine, based upon all material facts and circumstances and taking into consideration our contractual obligations, whether it is in the best interests of FedEx and our stockholders to continue, modify or terminate the transaction or relationship.

Related Person Transactions

In accordance with the policy described above, the Nominating & Governance Committee has reviewed the following related person transactions and determined that they remain in the best interests of FedEx and our stockholders:

•

In November 1999, FedEx entered into a multi-year, $205 million naming rights agreement with Washington Football, Inc. Under this agreement, FedEx has certain marketing rights, including the right to name the stadium where the NFL Washington Redskins professional football team plays “FedExField.” In August 2003, Mr. Smith acquired an approximate 10% ownership interest in the Washington Redskins and joined its Leadership Council, or board of directors.

•

FedEx’s policy on personal use of corporate aircraft requires officers to pay FedEx two times the cost of fuel, plus applicable passenger ticket taxes and fees, for personal trips. Pursuant to this requirement, Mr. Smith and David J. Bronczek, FedEx’s President and Chief Operating Officer, paid FedEx $387,612 and $188,951, respectively, during fiscal 2017 in connection with certain personal use of corporate aircraft.

•

During fiscal 2017, Mr. Smith’s son was employed by FedEx Express as Vice President of Global Trade Services and as Senior Vice President of Global Trade and Specialty Services. Beginning July 1, 2017, he is employed by FedEx Trade Networks as its President and Chief Executive Officer. The

2017 Proxy Statement	7

CORPORATE GOVERNANCE MATTERS

compensation of Mr. Smith’s son for fiscal 2017 (including all incentive compensation and the Black-Scholes value of any stock option award) was approximately $757,000.

•

Mr. Smith’s daughter is employed by FedEx Corporation as a global public policy advisor in Washington, D.C.; Mr. Subramaniam’s brother is employed by FedEx Services as a manager of information technology; and Henry J. Maier is the President and Chief Executive Officer of FedEx Ground – his son is employed by FedEx Services as a manager of marketing. The total annual compensation of each of Mr. Smith’s daughter, Mr. Subramaniam’s brother and Mr. Maier’s son for fiscal 2017 (including any incentive compensation) did not exceed $165,000.

•

In fiscal 2017, FedEx entered into a two-year agreement with LiveSafe, Inc., a leading mobile safety communications platform delivering actionable crowd-sourced safety and security intelligence, preventing incidents, and connecting people to the help they need. Mr. Smith is a member of the board of directors of LiveSafe and an affiliated entity of Mr. Smith invested $5.25 million in LiveSafe’s Series B financing. Mr. Smith’s son is an employee and partial owner of LiveSafe. Under the terms of the agreement, FedEx pays LiveSafe $300,000 per year, in addition to an initial set-up fee of approximately $20,000. The Board of Directors, upon the recommendation of the Nominating & Governance Committee, previously preapproved this agreement.

8	2017 Proxy Statement

STOCK OWNERSHIP

Directors and Executive Officers

The following table sets forth the amount of FedEx’s common stock beneficially owned by each director, each named executive officer included in the Summary Compensation Table and all directors and executive officers as a group, as of July 31, 2017. Unless otherwise indicated, beneficial ownership is direct and the person shown has sole voting and investment power.

	Common Stock Beneficially Owned
Name of Beneficial Owner	Number of Shares		Number of Option Shares (1)	Percent of Class (2)
Frederick W. Smith	19,509,690	(3)	1,474,880	7.78%
James L. Barksdale	61,600		44,355	*
John A. Edwardson (4)	26,208		39,955	*
Marvin R. Ellison	—		11,878	*
John C. (“Chris”) Inglis	3,015		3,980	*
Kimberly A. Jabal	2,100		3,980	*
Shirley Ann Jackson	8,111		3,980	*
R. Brad Martin	56,500	(5)	24,515	*
Joshua Cooper Ramo	4,360		20,155	*
Susan C. Schwab	3,254		39,955	*
David P. Steiner	5,000		35,555	*
Paul S. Walsh	10,000		39,955	*
David J. Bronczek	50,385	(6)	207,692	*
Robert B. Carter	45,527	(7)	120,738	*
Alan B. Graf, Jr.	203,375	(8)	179,418	*
Christine P. Richards	100,604		73,403	*
T. Michael Glenn	216,956	(9)	13,637	*
All directors and executive officers as a group (21 persons) (10)	20,245,491	(11)	2,642,729	8.45%

*	Less than 1% of FedEx’s outstanding common stock.

(1)

Reflects the number of shares that can be acquired at July 31, 2017, or within 60 days thereafter through the exercise of stock options. These shares are excluded from the column headed “Number of Shares,” but included in the ownership percentages reported in the column headed “Percent of Class.”

(2)	Based on 268,259,262 shares outstanding on July 31, 2017.

(3)

Includes 15,365,262 shares owned by Mr. Smith (as of July 31, 2017, 3,775,000 of such shares have been pledged as security by Mr. Smith), 4,141,280 shares owned by Frederick Smith Enterprise Company, Inc. (“Enterprise”), a family holding company (as of July 31, 2017, 105,000 of such shares have been pledged as security by Enterprise) and 736 shares owned by Mr. Smith’s spouse. Regions Bank, Memphis, Tennessee, as trustee of a trust of which Mr. Smith is the lifetime beneficiary, holds 55% of Enterprise’s outstanding stock, and Mr. Smith owns 45% directly. Includes 2,412 shares held in FedEx’s retirement savings plan. Mr. Smith’s business address is 942 South Shady Grove Road, Memphis, Tennessee 38120.

(4)

On July 31, 2017, Mr. Edwardson exercised a stock option for 4,400 shares. Upon settlement of the transaction on August 3, 2017, he acquired an additional 2,192 shares, which increased his total share ownership to 28,400 shares.

(5)	Includes 7,250 shares owned by R. Brad Martin Family Foundation and 2,100 shares owned by Mr. Martin’s spouse.

(6)	Includes 701 shares held in FedEx’s retirement savings plan.

(7)	Includes 1,245 shares owned by Mr. Carter’s spouse.

(8)	Includes 40,000 shares owned by family trusts and 450 shares held in FedEx’s retirement savings plan.

(9)

Includes 88,750 shares owned by Glenn Family Partners, L.P. Mr. Glenn disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. Also includes 576 shares held in FedEx’s retirement savings plan.

(10)	Does not include Mr. Glenn, who retired as FedEx’s Executive Vice President – Market Development & Corporate Communications effective December 31, 2016.

(11)

Includes 4,402 shares held in FedEx’s retirement savings plan and 21 stock units held in a deferred compensation plan. The stock units are payable in shares of FedEx common stock on a one-for-one basis.

2017 Proxy Statement	9

STOCK OWNERSHIP

Significant Stockholders

The following table lists certain persons known by FedEx to own beneficially more than five percent of FedEx’s outstanding shares of common stock as of March 31, 2017.

	Amount and Nature of Beneficial Ownership		Percent of Class
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	14,823,307	(1)	5.54%
PRIMECAP Management Company 177 East Colorado Boulevard, 11th Floor Pasadena, California 91105	15,730,767	(2)	5.88%
The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, Pennsylvania 19355	17,997,225	(3)	6.73%

(1)

BlackRock, Inc. is the parent holding company of certain institutional investment managers, which collectively had sole voting power over 12,419,345 shares and sole investment power over all 14,823,307 shares.

(2)	PRIMECAP Management Company, a registered investment advisor, had sole voting power over 2,035,427 shares and sole investment power over all 15,730,767 shares.

(3)	The Vanguard Group, Inc., a registered investment advisor, had sole voting power over 385,050 shares, sole investment power over 17,562,527 shares and shared investment power over 434,698 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires directors and certain officers of FedEx and persons who own more than ten percent of FedEx’s common stock to file with the SEC initial reports of beneficial ownership (Form 3) and reports of subsequent changes in their beneficial ownership (Form 4 or Form 5) of FedEx’s common stock. Such directors, officers and greater-than-ten-percent stockholders are required to furnish FedEx with copies of the Section 16(a) reports they file. The SEC has established specific due dates for these reports, and FedEx is required to disclose in this proxy statement any late filings or failures to file.

Based solely upon a review of the copies of the Section 16(a) reports (and any amendments thereto) furnished to FedEx and written representations from FedEx’s directors and reporting officers that no additional reports were required, FedEx believes that its directors and reporting officers complied with all these filing requirements for the fiscal year ended May 31, 2017.

10	2017 Proxy Statement

COMMITTEES AND MEETINGS OF

THE BOARD OF DIRECTORS

Committees

The Board of Directors has a standing Audit Committee, Compensation Committee, Information Technology Oversight Committee and Nominating & Governance Committee. Each committee’s written charter, as adopted by the Board of Directors, is available on the Investor Relations page of our website at http://investors.fedex.com in the Governance & Citizenship section under “Committee Charters.” Committee memberships are currently as follows:

Audit Committee
Committee functions:		Committee members John A. Edwardson (Chairman) Kimberly A. Jabal Shirley Ann Jackson R. Brad Martin Joshua Cooper Ramo FY17 meetings held: 10
•	oversees the independent registered public accounting firm’s qualifications, independence and performance;
•

assists the Board of Directors in its oversight of (i) the integrity of FedEx’s financial statements; (ii) the effectiveness of FedEx’s disclosure controls and procedures and internal control over financial reporting; and (iii) the performance of the internal auditors;

•	preapproves all audit and allowable non-audit services to be provided by FedEx’s independent registered public accounting firm;
•

reviews and discusses with management and the Board of Directors (i) the guidelines and policies that govern the processes by which the company assesses and manages its exposure to risk and (ii) the company’s major financial and other risk exposures and the steps management has taken to monitor and control such exposures; and

•	oversees FedEx’s compliance with legal and regulatory requirements and the implementation and effectiveness of FedEx’s corporate integrity and compliance programs.

Compensation Committee
Committee functions:		Committee members Paul S. Walsh (Chairman) Marvin R. Ellison John C. (“Chris”) Inglis Shirley Ann Jackson Susan C. Schwab FY17 meetings held: 6
•

evaluates, together with the independent members of the Board, the performance of FedEx’s Chairman of the Board and Chief Executive Officer and recommends his compensation for approval by the independent directors;

•	helps discharge the Board’s responsibilities relating to the compensation of executive management;
•

reviews and discusses with management the Compensation Discussion and Analysis and produces a report recommending whether the Compensation Discussion and Analysis should be included in the proxy statement; and

•	oversees the administration of FedEx’s equity compensation plans and reviews the costs and structure of key employee benefit and fringe-benefit plans and programs.

Information Technology Oversight Committee
Committee functions:		Committee members James L. Barksdale (Chairman) Marvin R. Ellison John C. (“Chris”) Inglis Kimberly A. Jabal Joshua Cooper Ramo Susan C. Schwab FY17 meetings held: 5
•	reviews major information technology (“IT”) related projects and technology architecture decisions;
•	assesses whether FedEx’s IT programs effectively support FedEx’s business objectives and strategies;
•	assists FedEx’s Board of Directors in oversight of cybersecurity risks and FedEx management’s efforts to monitor and mitigate those risks; and
•	advises FedEx’s senior IT management team and the Board of Directors on IT-related matters.

2017 Proxy Statement	11

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

Nominating & Governance Committee
Committee functions:		Committee members David P. Steiner (Chairman) James L. Barksdale Marvin R. Ellison John C. (“Chris”) Inglis Shirley Ann Jackson R. Brad Martin FY17 meetings held: 6
•	identifies individuals qualified to become Board members;
•	recommends to the Board director nominees to be proposed for election at the annual meeting of stockholders;
•	recommends to the Board directors for appointment to Board committees; and
•	assists the Board in developing and implementing effective corporate governance programs.

In addition, as discussed above under “Corporate Governance Matters — Board Risk Oversight,” each Board committee has responsibility for the oversight of specific risks that fall within the committee’s areas of responsibility. Also, the Audit Committee is responsible for reviewing and discussing with management the guidelines and policies that govern the processes by which the company assesses and manages its exposure to all risk, including our ERM process.

In response to stockholder demand letters, three special committees of the Board were formed, comprised of Messrs. Edwardson and Steiner and Ms. Jabal. Two of these special committees were dissolved during fiscal 2017. In the aggregate, these committees met two times during fiscal 2017.

The Board of Directors has approved maintaining the committees so that, immediately following the annual meeting, if all of the director nominees are elected, committee memberships will remain the same as the previous year.

Board Meetings and Meeting Attendance

During fiscal 2017, the Board of Directors held six regular meetings. The average attendance of all directors at Board and committee meetings was 96%. Each director attended at least 80% (and each current director attended at least 86%) of the aggregate meetings of the Board and any committees on which he or she served.

Attendance at Annual Meeting of Stockholders

FedEx expects all Board members to attend annual meetings of stockholders. Each then-current member of the Board of Directors attended the 2016 annual meeting of stockholders.

12	2017 Proxy Statement

DIRECTORS’ COMPENSATION

Outside Directors’ Compensation

During fiscal 2017, non-management (outside) directors were paid an annual retainer of $125,000. Chairpersons of the Compensation, Nominating & Governance and Information Technology Oversight Committees were paid an additional annual fee of $15,000. The Audit Committee chairperson was paid an additional annual fee of $25,000. In addition, each outside director who was elected at FedEx’s 2016 annual meeting received a stock option for 3,980 shares of FedEx common stock.

In response to stockholder demand letters, three special committees of the Board were formed. Two of these special committees were dissolved during fiscal 2017. Special committee members (Messrs. Edwardson and Steiner and Ms. Jabal) are paid $2,000 for each in-person meeting attended and $1,500 for each telephonic meeting attended.

Frederick W. Smith, the only director who is also a FedEx employee, receives no additional compensation for serving as a director.

The Compensation Committee annually reviews director compensation, including, among other things, comparing FedEx’s director compensation practices with those of other companies with annual revenues between $25 billion and $100 billion. Before making a recommendation regarding director compensation to the Board, the Compensation Committee considers that the directors’ independence may be compromised if compensation exceeds appropriate levels or if FedEx enters into other arrangements beneficial to the directors.

Retirement Plan for Outside Directors

In July 1997, the Board of Directors of FedEx Express (FedEx’s predecessor) voted to freeze the Retirement Plan for Outside Directors (that is, no further benefits would be earned under this plan). Concurrent with the freeze, the Board amended the plan to accelerate the vesting of the benefits for each outside director who was not yet vested under the plan. This plan is unfunded and any benefits under the plan are general, unsecured obligations of FedEx. Once all benefits are paid from the plan, it will be terminated.

The plan benefit payable to the one individual who served on the Board during fiscal 2017 who has not yet received any plan benefits will be paid as a single lump sum distribution. The lump sum distribution is payable on or before the fifteenth business day of the month immediately following the later of the date of the director’s retirement and the date he attains age 60. In the event of the outside director’s death, his surviving spouse shall be entitled to receive the lump sum payment. The following table sets forth for the one director entitled to receive future benefits under the plan who served on the Board during fiscal 2017, the amount payable to him assuming a hypothetical retirement date of June 1, 2017.

Name	Lump Sum Payment Amount ($)
P.S. Walsh	69,704 (1)

(1)	Discounted from the age 60 normal retirement date provided for in the plan.

2017 Proxy Statement	13

DIRECTORS’ COMPENSATION

Fiscal 2017 Director Compensation

The following table sets forth information regarding the compensation of FedEx’s non-employee (outside) directors for the fiscal year ended May 31, 2017:

Name	Fees Earned or Paid in Cash ($) (1)	Option Awards ($) (2)(3)	All Other Compensation ($)	Total ($)
J.L. Barksdale	140,000	175,172	0	315,172
J.A. Edwardson	153,000	175,172	0	328,172
M.R. Ellison	125,000	175,172	0	300,172
J.C. Inglis	125,000	175,172	0	300,172
K.A. Jabal	128,000	175,172	0	303,172
S.A. Jackson	125,000	175,172	0	300,172
G.W. Loveman (4)	0	0	52,389	52,389
R.B. Martin	125,000	175,172	0	300,172
J.C. Ramo	125,000	175,172	0	300,172
S.C. Schwab	125,000	175,172	0	300,172
D.P. Steiner	143,000	175,172	0	318,172
P.S. Walsh	140,000	175,172	0	315,172

(1)

Includes retainer payments and committee chairperson fees (as applicable). Also includes special committee meeting fees for Messrs. Edwardson and Steiner and Ms. Jabal. See “— Outside Directors’ Compensation” above.

(2)

On September 26, 2016, each outside director elected at the 2016 annual meeting received a stock option for 3,980 shares of common stock. The grant date fair value of each such option was computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 and is set forth in this column. Assumptions used in the calculation of these amounts are included in note 10 to our audited consolidated financial statements for the fiscal year ended May 31, 2017, included in our Annual Report on Form 10-K for fiscal 2017. Stock options granted to the outside directors generally vest fully one year after the grant date.

(3)	The following table sets forth the aggregate number of outstanding stock options held by each current or former outside director listed in the above table as of May 31, 2017:

Name	Options Outstanding
J.L. Barksdale	44,355
J.A. Edwardson	44,355
M.R. Ellison	11,878
J.C. Inglis	3,980
K.A. Jabal	12,607
S.A. Jackson	3,980
G.W. Loveman	29,535
R.B. Martin	24,515
J.C. Ramo	20,155
S.C. Schwab	39,955
D.P. Steiner	35,555
P.S. Walsh	39,955

(4)

Gary W. Loveman retired as a director immediately before the 2016 annual meeting. The amount in the “All Other Compensation” column for Mr. Loveman includes $29,783 for a retirement gift and a $22,606 tax payment relating to the gift.

14	2017 Proxy Statement

PROPOSAL 1 —  ELECTION OF DIRECTORS

All of FedEx’s directors are elected at each annual meeting of stockholders and hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified. The Board of Directors currently consists of twelve members. The Board proposes that each of the current directors be reelected to the Board. Each of the nominees elected at this annual meeting will hold office until the annual meeting of stockholders to be held in 2018 and until his or her successor is duly elected and qualified.

Each nominee has consented to being named in this proxy statement and has agreed to serve if elected. If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders may vote your shares for the substitute nominee.

Under FedEx’s majority-voting standard, each of the twelve director nominees must receive more votes cast “for” than “against” his or her election in order to be elected to the Board. For more information, please see “Corporate Governance Matters — Majority-Voting Standard for Director Elections.”

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE TWELVE NOMINEES.

Experience, Qualifications, Attributes and Skills

The Nominating & Governance Committee seeks director nominees with the skills and experience needed to properly oversee the interests of the company. The Committee carefully evaluates each candidate to ensure that he or she possesses the experience, qualifications, attributes and skills that the Committee has found are necessary for an effective board member. These crucial qualities include, among others:

•	The highest level of personal and professional ethics, integrity and values;

•	Practical wisdom and mature judgment;

•	An inquiring and independent mind;

•	Expertise that is useful to FedEx and complementary to the background and experience of other Board members; and

•	Willingness to represent the best interests of all stockholders and objectively appraise management performance.

In addition to the qualifications that each director nominee must have, the Board believes that one or more of FedEx’s Board members should possess the experience and expertise listed below because of their particular relevance to the company’s business and structure. These were all considered by the Board in connection with this year’s director nomination process.

•	Transportation Industry Experience

•	International Experience

•	Financial Expertise

•	Marketing Expertise

•	Technological Expertise

•	Energy Expertise

•	Government Experience

•	Leadership Experience

Diversity: The Board is committed to diversity and inclusion and is always looking for highly qualified candidates, including women (Ms. Jabal, Dr. Jackson and Ambassador Schwab) and minorities (Dr. Jackson and Mr. Ellison), who meet our criteria. The Board seeks, and believes it has found in this group of nominees, a diverse blend of experience and perspectives, institutional knowledge and personal chemistry, and directors who will provide sound and prudent guidance with respect to all of FedEx’s operations and interests.

Below you will find each nominee’s biography along with other pertinent information, including a selection of each Board nominee’s skills and qualifications. Following the biographies, we have included a chart that exhibits the collective experience, qualifications, attributes and skills of our Board nominees.

2017 Proxy Statement	15

PROPOSAL 1 — ELECTION OF DIRECTORS

Nominees for Election to the Board

Frederick W. Smith
Age: 73 Director since: 1971 Committees: None Other public directorships: None

Mr. Smith is the company’s founder and has been Chairman and Chief Executive Officer of FedEx since 1998 and Chairman of FedEx Express since 1975. Mr. Smith was President of FedEx from 1998 through January 2017. He was Chairman, President and Chief Executive Officer of FedEx Express from 1983 to 1998, Chief Executive Officer of FedEx Express from 1977 to 1998, and President of FedEx Express from 1971 to 1975.

Skills and Qualifications:

•  Transportation Industry: Founder of our company and the pioneer of the express transportation industry.

•  International: Leads our multinational company and has served on the board of the Council on Foreign Relations and as chairman of the U.S.-China Business Council and the French-American Business Council.

•  Energy: Co-chairman of the Energy Security Leadership Council.

James L. Barksdale
Age: 74 Director since: 1999 Committees: Information Technology Oversight (Chairman), Nominating & Governance Other public directorships: None

Mr. Barksdale is Chairman and President of Barksdale Management Corporation, an investment management company, a position he has held since 1999. He is also the former Managing Partner of The Barksdale Group, a venture capital firm, a position he held from 1999 to 2013. He was President and Chief Executive Officer of Netscape Communications Corporation, a provider of software, services and website resources to Internet users, from 1995 to 1999. He held various senior management positions at FedEx Express from 1979 to 1992, including Executive Vice President and Chief Operating Officer, and was a director of FedEx Express from 1983 to 1991. From January 2012 to June 2012, he served as the interim Executive Director of the Mississippi Development Authority. He is a former director of Sun Microsystems, Inc. and Time Warner, Inc.

Skills and Qualifications:

•  Transportation Industry: Held various senior management positions at our company during its early years.

•  Technology: Has held executive positions with multiple technology companies.

•  Government: Served on the U.S. President’s Intelligence Advisory Board for seven years.

John A. Edwardson
Age: 68 Director since: 2003 Committees: Audit (Chairman) Other public directorships: Chubb Limited and Rockwell Collins, Inc.

Mr. Edwardson is the former Chairman and Chief Executive Officer of CDW Corporation, a provider of technology products and services, serving as Chief Executive Officer from 2001 to September 2011 and as Chairman from 2001 to December 2012. He was Chairman and Chief Executive Officer of Burns International Services Corporation, a provider of security services, from 1999 to 2000. He was President and Chief Operating Officer of UAL Corporation (the parent company of United Air Lines, Inc.), an airline, from 1995 to 1998. He is a former director of CDW Corporation.

Skills and Qualifications:

•  Transportation Industry/International: Former President and COO of a major airline.

•  Financial: Former CFO of two public companies.

•  Technology: Former CEO of a technology products and services provider.

16	2017 Proxy Statement

PROPOSAL 1 — ELECTION OF DIRECTORS

Marvin R. Ellison
Age: 52 Director since: 2014 Committees: Compensation, Information Technology Oversight, Nominating & Governance Other public directorships: J. C. Penney Company, Inc.

Mr. Ellison has been Chairman of J. C. Penney Company, Inc., an apparel and home furnishings retailer, since August 1, 2016 and Chief Executive Officer since August 1, 2015. Mr. Ellison served as President and CEO-Designee of J. C. Penney from November 1, 2014 through July 2015. From August 2008 through October 2014, he served as Executive Vice President – U.S. Stores of The Home Depot, Inc., a home improvement specialty retailer. From June 2002 to August 2008, he served in a variety of operational roles at The Home Depot, including as President – Northern Division and as Senior Vice President – Global Logistics. Prior to joining The Home Depot, Mr. Ellison spent 15 years at Target Corporation in a variety of operational roles. He is a former director of H&R Block, Inc.

Skills and Qualifications:

•  Transportation Industry: Served in a variety of logistics roles during his career, including as Senior Vice President – Global Logistics at The Home Depot. Also has significant e-commerce experience due to his executive positions held at J. C. Penney and The Home Depot.

•  Marketing: Gained marketing expertise through his executive experience at The Home Depot and J. C. Penney.

•  Leadership: Significant executive leadership experience gained from executive positions held at The Home Depot and J. C. Penney.

John C. (“Chris”) Inglis
Age: 62 Director since: 2015 Committees: Compensation, Information Technology Oversight, Nominating & Governance Other public directorships: Huntington Bancshares Inc. and KEYW Corp.

Mr. Inglis is currently a Visiting Professor of Cyber Studies at the U.S. Naval Academy. He previously served for 28 years at the National Security Agency as a computer scientist and operational manager, retiring in 2014 as the Agency’s Deputy Director and senior civilian leader. In this role, he acted as the NSA’s chief operating officer responsible for guiding and directing strategies, operations and policy. Prior to joining the NSA, Mr. Inglis had nine years of active duty service as an officer and pilot in the U.S. Air Force, followed by twenty-one years with the Air National Guard, from which he retired as a Brigadier General.

Skills and Qualifications:

•  Transportation Industry: Commanded USAF C-130 tactical airlift units at the Squadron and Group level, holds the rating of USAF Command Pilot and has more than 20 years of experience piloting USAF C-141 and C-130 aircraft.

•  International: Has extensive experience conducting intelligence liaison as a senior representative of the U.S. government, including three years as the U.S. Special Liaison to the United Kingdom at U.S. Embassy London.

•  Technology: Serves on technical advisory boards across the private and public sectors and holds graduate degrees in engineering and computer science from Columbia, Johns Hopkins, and George Washington Universities.

•  Government/Leadership: Served for 17 years as a senior executive in the U.S. Department of Defense, including seven and one-half years as the Deputy Director and Chief Operating Officer of the NSA. He currently serves as a member of the Strategic Advisory Groups for U.S. Strategic Command and the Director of National Intelligence.

Kimberly A. Jabal
Age: 48 Director since: 2013 Committees: Audit, Information Technology Oversight Other public directorships: None

Ms. Jabal currently is the Chief Financial Officer and oversees the customer support and human resources functions at Weebly, Inc., a privately-held small business software company. Prior to joining Weebly in November 2015, she served as Chief Financial Officer of Kong Technologies, Inc. (formerly Path, Inc.) and as Vice President of Finance at Lytro, Inc., both early-stage technology companies. She served in various capacities at Google from 2003 to 2011, including as director of engineering finance, director of investor relations and director of online sales finance. Prior to Google, Ms. Jabal spent two years at Goldman Sachs in technology investment banking and eight years with Accenture working in information technology.

Skills and Qualifications:

•   Financial: CFO of a privately-held small business software company and former CFO of a privately-held social networking company.

•  Technology: Has extensive information technology experience, having spent eight years serving in various capacities with Google and eight years with Accenture designing and building technical infrastructure for major IT systems implementations at global companies.

2017 Proxy Statement	17

PROPOSAL 1 — ELECTION OF DIRECTORS

Shirley Ann Jackson

Age: 71

Director since: 1999

Committees: Audit, Compensation, Nominating & Governance

Other public directorships: International Business Machines Corporation, Medtronic, Inc. and Public Service Enterprise Group Incorporated

Dr. Jackson is President of Rensselaer Polytechnic Institute (RPI), a technological research university, a position she has held since 1999. She was Chairman of the U.S. Nuclear Regulatory Commission (NRC) from 1995 to 1999 and Commissioner of the NRC from 1995 to 1999. Dr. Jackson was a member of the President’s Council of Advisors on Science and Technology (PCAST) from 2009 until 2014, Co-Chair of the President’s Intelligence Advisory Board from November 2014 to January 2017, a member of the International Security Advisory Board to the U.S. Secretary of State from July 2011 to January 2017 and a member of the Secretary of Energy Advisory Board from 2013 to 2017. Dr. Jackson was Vice-Chair of the Board of Regents of the Smithsonian Institution from 2014 to 2017 and a member of the Board of Regents from 2005 to 2017. She also is a life trustee of M.I.T. (member of the M.I.T. Corporation). Dr. Jackson is a National Medal of Science recipient. She was previously a director of Marathon Oil Corporation, NYSE Euronext and U.S. Steel Corporation.

Skills and Qualifications:

•   Financial: Has numerous years of public company audit committee experience, including as a chair. Dr. Jackson is also a former director of NYSE Euronext and former chair of the Board of NYSE Regulation.

•   Technology: Earned undergraduate and doctorate degrees in physics from the Massachusetts Institute of Technology and is the president of a world-renowned technological research university (RPI). Dr. Jackson is also a member of the Board of IBM and a former member of PCAST.

•   Energy/Government: Former Chairman and Commissioner of the U.S. Nuclear Regulatory Commission, former Co-Chair of the President’s Intelligence Advisory Board, a former member of the International Security Advisory Board to the U.S. Secretary of State, a former member of the Secretary of Energy Advisory Board and a former director of Marathon Oil Corporation.

R. Brad Martin
Age: 65 Director since: 2011 Committees: Audit, Nominating & Governance Other public directorships: Chesapeake Energy Corporation (Chairman) and First Horizon National Corporation

Mr. Martin is Chairman of RBM Venture Company, a private investment company, a position he has held since 2007. He also is Chairman of the Board of Chesapeake Energy Corporation, a producer of natural gas and oil and natural gas liquids, a position he has held since October 2015. Mr. Martin is the former Interim President of the University of Memphis, a position he held from July 2013 until May 2014. Mr. Martin was Chairman and Chief Executive Officer of Saks Incorporated from 1989 to 2006 and remained Chairman until 2007, when he retired. He was previously a director of Caesars Entertainment Corporation, Dillards, Inc., Gaylord Entertainment Company, lululemon athletica inc. and Ruby Tuesday, Inc.

Skills and Qualifications:

•    Financial: Earned an MBA from Vanderbilt University and has public company audit committee experience.

•   Marketing: Gained valuable retail marketing experience and successfully applied his marketing expertise as the former CEO of Saks, a leading department store retailer.

•   Energy: Member of the boards of Chesapeake Energy Corporation, where he currently serves as Chairman, and Pilot Travel Centers LLC.

•   Government: Former Tennessee state representative.

Joshua Cooper Ramo
Age: 48 Director since: 2011 Committees: Audit, Information Technology Oversight Other public directorships: Starbucks Corporation

Mr. Ramo is Vice Chairman, Co-Chief Executive Officer, Kissinger Associates, Inc., a strategic advisory firm (he has been Vice Chairman since 2011 and Co-Chief Executive Officer since July 1, 2015). He served as Managing Director of Kissinger Associates from 2006 to 2011. Prior to joining Kissinger Associates, he was Managing Partner of JL Thornton & Co., LLC, a consulting firm. Before that, he worked as a journalist and served as Senior Editor, Foreign Editor and then Assistant Managing Editor of TIME Magazine from 1995 to 2003.

Skills and Qualifications:

•   International: Has been a term member of the Council on Foreign Relations, Asia 21 Leaders Program, World Economic Forum’s Young Global Leaders and Global Leaders of Tomorrow. He co-founded the U.S.-China Young Leaders Forum in conjunction with the National Committee on U.S.-China Relations.

•   Leadership: Vice Chairman, Co-Chief Executive Officer, Kissinger Associates.

18	2017 Proxy Statement

PROPOSAL 1 — ELECTION OF DIRECTORS

Susan C. Schwab
Age: 62 Director since: 2009 Committees: Compensation, Information Technology Oversight Other public directorships: The Boeing Company, Caterpillar Inc. and Marriott International, Inc.

Ambassador Schwab is a Professor at the University of Maryland School of Public Policy, a position she has held since January 2009. She has also served as a strategic advisor to Mayer Brown LLP, a law firm, since March 2010. She served as U.S. Trade Representative from 2006 to January 2009 and as Deputy U.S. Trade Representative from 2005 to 2006. She was Vice Chancellor of the University System of Maryland and President and Chief Executive Officer of the University System of Maryland Foundation from 2004 to 2005. She was Dean of the University of Maryland School of Public Policy from 1995 to 2003. She was Director of Corporate Business Development of Motorola, Inc., an electronics manufacturer, from 1993 to 1995. She was Assistant Secretary of Commerce for the U.S. and Foreign Commercial Service from 1989 to 1993. She was previously a director of The Adams Express Company, Calpine Corporation and Petroleum & Resources Corporation.

Skills and Qualifications:

•    International/Government: Former U.S. Trade Representative and former Director-General of the U.S. and Foreign Commercial Service (Assistant Secretary of Commerce), the export promotion arm of the U.S. government.

•   Leadership: Former U.S. Trade Representative, former Director-General of the U.S. and Foreign Commercial Service (Assistant Secretary of Commerce), former President and Chief Executive Officer of the University System of Maryland Foundation and former Dean of the University of Maryland School of Public Policy.

David P. Steiner
Age: 57 Director since: 2009 Committees: Nominating & Governance (Chairman) Other public directorships: Vulcan Materials Company

Mr. Steiner is the former Chief Executive Officer of Waste Management, Inc., a provider of integrated waste management services, serving as Chief Executive Officer from 2004 through October 2016. He was President of Waste Management, Inc. from 2010 through July 2016, Executive Vice President and Chief Financial Officer from 2003 to 2004, Senior Vice President, General Counsel and Corporate Secretary from 2001 to 2003, and Vice President and Deputy General Counsel from 2000 to 2001. He was a partner at Phelps Dunbar L.L.P., a law firm, from 1990 to 2000. Mr. Steiner was previously a director of TE Connectivity Ltd. and Waste Management, Inc.

Skills and Qualifications:

•   Transportation: Former CEO of Waste Management, which transports waste materials.

•   Financial: Has an accounting degree from Louisiana State University and was CFO of Waste Management before becoming its CEO.

•   Energy: Former CEO of Waste Management, which has taken an industry leadership role in converting waste to renewable energy.

Paul S. Walsh
Age: 62 Director since: 1996 Committees: Compensation (Chairman) Other public directorships: Avanti Communications Group plc (Chairman), Compass Group PLC (Chairman) and RM2 International S.A.

Mr. Walsh is Chairman of the Board of Compass Group PLC, a food service and support services company, a position he has held since February 2014. He also is Chairman of the Board of Avanti Communications Group plc, a leading satellite operator providing high speed internet and data services, a position he has held since November 2013. Mr. Walsh serves as an advisor for L.E.K. Consulting, a global strategy consulting firm, and TPG Capital LLP, a private investment firm. Mr. Walsh served as Chief Executive Officer of Diageo plc, a beverage company, from 2000 to June 2013 and then served as an advisor to the company from July 2013 through 2014. Mr. Walsh also is a director of Chime Communications Limited, where he serves as Chairman of the Board, RM2 International S.A. and Simpsons Malt Limited, and has been a member of the U.K. Prime Minister’s Business Advisory Group since July 2015. He was Chairman, President and Chief Executive Officer of The Pillsbury Company, a wholly owned subsidiary of Diageo plc, from 1996 to 2000, and Chief Executive Officer of The Pillsbury Company from 1992 to 1996. He was appointed as a Business Ambassador on the U.K. government’s Business Ambassador Network in August 2012. He was previously a director of Centrica plc, Diageo plc, HSBC Holdings plc, Ontex Group NV, Pace Holdings Corp. and Unilever PLC.

Skills and Qualifications:

•   International: Former CEO of a U.K.-based, large multinational corporation.

•   Financial: Has held executive finance positions, including CFO of a major division, at a U.K.-based public company.

•   Marketing: Led a company that owes much of its growth and success to highly effective marketing of its brands.

•   Government: Has held executive positions at companies where government interface is crucial.

2017 Proxy Statement	19

PROPOSAL 1 — ELECTION OF DIRECTORS

Summary of Director Experience, Qualifications, Attributes and Skills

Transportation Industry Experience is a positive attribute as it greatly increases a director’s understanding of our business operations and its management.	●	●	●	●	●			●			●
International Experience is beneficial given our continued capitalization on increasing globalization and the resulting expansion of customer access to goods, services and information.	●		●		●		●		●	●		●
Financial Expertise is important given our use of financial targets as measures of success and the importance of accurate financial reporting and robust internal auditing.			●			●	●	●			●	●
Marketing Expertise is valuable because we emphasize promoting and protecting the FedEx brand, one of our most important assets.				●				●				●
Technological Expertise is beneficial because attracting and retaining customers and competing effectively depend in part upon the sophistication and reliability of our technology.		●	●		●	●	●
Energy Expertise is important as we are committed to protecting the environment and have initiatives underway to reduce our energy use and minimize our environmental impact.	●						●	●			●
Government Experience is useful in our highly-regulated industry as we work constructively with governments around the world.		●			●		●	●		●		●
Leadership Experience is critical because we want directors with the experience and confidence to capably advise our executive management team on a wide range of issues.	●	●	●	●	●	●	●	●	●	●	●	●

20	2017 Proxy Statement

EXECUTIVE COMPENSATION

Report of the Compensation Committee of the Board of Directors

The Compensation Committee has reviewed and discussed with management the following Compensation Discussion and Analysis. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors, and the Board approved, that the Compensation Discussion and Analysis be included in this proxy statement and in FedEx’s Annual Report on Form 10-K for the fiscal year ended May 31, 2017.

Compensation Committee Members

Paul S. Walsh – Chairman

Marvin R. Ellison

John C. (“Chris”) Inglis

Shirley Ann Jackson

Susan C. Schwab

Compensation Discussion and Analysis

In this section we discuss and analyze the compensation of our principal executive and financial officers, our three other most highly compensated executive officers, and T. Michael Glenn (the “named executive officers”) for the fiscal year ended May 31, 2017. Mr. Glenn retired as FedEx’s Executive Vice President — Market Development & Corporate Communications effective December 31, 2016. Upon his retirement, Mr. Glenn entered into a consulting agreement with FedEx, the terms of which are summarized beginning on page 55. In addition, on July 20, 2017, we announced that Christine P. Richards will retire as Executive Vice President, General Counsel and Secretary effective September 30, 2017. Ms. Richards and FedEx have entered into a separation and release agreement, the terms of which are described on page 56. For additional information regarding compensation of the named executive officers, see “— Summary Compensation Table” and other compensation-related tables and disclosure below.

Executive Summary

During fiscal 2017, we continued to focus on our strategic cost reduction programs, finding ways to improve efficiency and rationalize capacity, improving on our already high levels of service, and continuing to invest in critical, long-term projects (including the integration of TNT Express) as part of our global strategy to position the company for stronger growth. Although our financial performance improved during fiscal 2017, FedEx Express segment adjusted operating income and adjusted consolidated operating income were below our aggressive target objectives under our fiscal 2017 annual incentive compensation (“AIC”) program. Accordingly, and consistent with our pay-for-performance philosophy, the payouts under our AIC program were below target. Maximum payouts were earned in fiscal 2017 by all participants, including the named executive officers, under our long-term incentive compensation (“LTI”) program, which is tied to financial performance over a three-year period (fiscal 2015 through fiscal 2017 for the FY2015–FY2017 LTI plan).

The following table details key compensation highlights of the last five fiscal years.

Compensation Highlights FY2017 AIC plan paid below target FY2015-FY2017 LTI plan paid at maximum FY2016 AIC plan paid below target (slightly below target payout for FedEx Express CEO) FY2014-FY2016 LTI plan paid at maximum FY2015 AIC plan paid below target No FY2013-FY2015 LTI plan payout FY2014 AIC plan paid below target FY2012-FY2014 LTI plan paid above target FY2013 No AIC plan payout to Chairman, President and CEO AIC plan paid below target to other named executive officers FY2011-FY2013 LTI plan paid at maximum

2017 Proxy Statement	21

EXECUTIVE COMPENSATION

Philosophy. FedEx is consistently ranked among the world’s most admired and trusted employers and respected brands. Maintaining this reputation and continuing to position FedEx for future success requires high caliber talent to protect and grow the company in support of our mission of producing superior financial returns for our shareowners. We design our executive compensation program to provide a competitive and internally equitable compensation and benefits package that reflects individual and company performance, job complexity, and strategic value of the position while ensuring long-term retention and motivation.

Each of the named executive officers is a longstanding member of our management, and our Chairman of the Board and Chief Executive Officer, Frederick W. Smith, founded the company and pioneered the express transportation industry over 45 years ago. As a result, our named executive officers are especially knowledgeable about our business and our industry and thus particularly valuable to the company and our shareowners.

As with tenure, position and level of responsibility are important factors in the compensation of any FedEx employee, including our named executive officers. There are internal salary ranges for each level, and annual target bonus percentages, long-term bonus amounts, and the number of stock options and restricted shares awarded are all closely tied to management level and responsibilities. For instance, our Chief Financial Officer, General Counsel, and Chief Information Officer have the same salary range and annual target bonus percentages and receive the same long-term bonus and the same number of options and restricted shares in the annual grant.

Our philosophy is to (i) closely align the compensation paid to our executives with the performance of the company on both a short-term and long-term basis, and (ii) set performance goals that do not promote excessive risk while supporting the company’s core long-term financial goals, which include:

•	Achieving a 10%+ operating margin;

•	Increasing earnings per share (“EPS”) by 10% to 15% per year;

•	Growing profitable revenue;

•	Improving cash flow; and

•	Increasing returns, such as return on invested capital.

Our executive compensation is, in large measure, highly variable and linked to the above goals and the performance of the FedEx stock price over time.

2016 Say-on-Pay Advisory Vote Outcome

The Compensation Committee annually considers the results of the most recent advisory vote by shareowners to approve named executive officer compensation. In the 2016 advisory vote, 95.3% of the voted shares supported the compensation of FedEx’s named executive officers, and the Compensation Committee and the Board of Directors interpret this strong level of support as affirmation of the current design, purposes and direction of FedEx’s executive compensation programs. In its ongoing evaluation of FedEx’s executive compensation programs and practices, the Compensation Committee will continue to consider the results from future shareowner advisory votes to approve named executive officer compensation.

Compensation Objectives and Design-Related Features

We design our executive compensation program to further FedEx’s mission of producing superior financial returns for our shareowners by pursuing the following objectives:

How Pursued
Objective	Generally	Specifically
Retain and attract highly qualified and effective executive officers.	Pay competitively.

Use comparison survey data as a point of reference in evaluating target levels for total direct compensation, which includes both fixed and variable, at-risk components tied to stock price appreciation and short- and long-term financial performance.

Motivate executive officers to contribute to our future success and to build long-term shareowner value and reward them accordingly.	Link a significant part of compensation to FedEx’s financial and stock price performance, especially long-term performance.

Weight executive compensation program in favor of incentive and equity-based compensation elements (rather than base salary), especially long-term incentive cash compensation and equity incentives in the form of stock options and restricted stock.

Further align executive officer and shareowner interests.	Encourage and facilitate long-term shareowner returns and significant ownership of FedEx stock by executives.

Make annual equity-based grants; tie long-term cash compensation to growth in our EPS, which strongly correlates with long-term stock price appreciation; maintain a stock ownership goal for senior officers and encourage each officer to retain shares acquired upon stock option exercises until his or her goal is met.

22	2017 Proxy Statement

EXECUTIVE COMPENSATION

Commitment to Retain and Attract. FedEx is widely acknowledged as one of the world’s most admired and respected companies, and it is our people — our greatest asset — who have earned FedEx its strong reputation. Because FedEx operates a global enterprise in a highly challenging business environment, we compete for talented management with some of the largest companies in the world — in our industry and in others. Our global recognition and reputation for excellence in management and leadership make our people attractive targets for other companies, and our key employees are aggressively recruited. To prevent loss of our managerial talent, we seek to provide an overall compensation program that is competitive with all types of companies and continues to retain and attract outstanding people to conduct our business. Each element of compensation is intended to fulfill this important obligation.

Market Referencing. Because retention is imperative and tenure and management level are determinative factors, we use external survey data solely as a market reference point to assess the competitiveness of our compensation programs. The target compensation levels of our named executive officers are not designed to correspond to a specific percentile of compensation in those surveys. Instead, our analysis considers multiple market reference points for the analyzed positions, rather than referring to a specific percentile.

For the fiscal 2017 executive compensation review, we considered survey data published by two major consulting firms engaged by the company: Willis Towers Watson and Aon Hewitt. Each consulting firm provided target compensation data for general industry companies (excluding financial services companies) in its respective database with annual revenues between $25 billion and $100 billion. A list of these companies is attached to this proxy statement as Appendix A.

General industry is the appropriate comparison category because our executives are recruited by and from businesses outside of FedEx’s industry peer group. Moreover, our industry peer group does not provide a sufficient number of companies that are of a comparable size to FedEx. Using a robust data sample (112 companies for fiscal 2017) mitigates the impact of outliers, year-over-year volatility of compensation levels and the risk of selection bias, and increases the likelihood of comparing with companies with executive officer positions similar to ours. Because the annual revenues of these companies vary significantly, each consulting firm used regression analysis to allow for the inclusion of data from a large number of both larger and smaller companies. The data results provided by each firm were then averaged to arrive at blended market compensation data for general industry executives.

When we evaluate the elements of compensation of our executive officers in light of the referenced survey data, we consider total direct compensation (“TDC”). The TDC composition is illustrated below:

Elements of TDC

Short-Term Compensation	Base Salary
AIC
Long-Term Compensation	LTI
Stock Options
Restricted Stock (includes related tax payments)

TDC includes AIC at target (i.e., assuming achievement of all objectives) and all long-term components at target. Long-term components of target TDC are valued consistent with the valuation methodology used in the referenced surveys. Tax payments on restricted stock awards are included in TDC.

Other elements of compensation of the named executive officers (such as perquisites and retirement benefits) are not included in TDC, consistent with our referenced survey information. Accordingly, these other elements are not referenced against survey data, and decisions as to these other elements do not influence decisions as to the elements of compensation that are included in TDC. These other elements of compensation, however, are reviewed and approved by the Compensation Committee.

While we may reference our target executive compensation levels against the survey group of companies, we do not compare our AIC and LTI financial performance goals against these companies or any other group of companies. Rather, as discussed below, our AIC and LTI financial performance goals are based upon our internal business objectives which, when set each year, represent aggressive but achievable goals. Accordingly, the relationship between our financial performance and the financial performance of the survey companies does not affect the relationship between our executive compensation and the executive compensation of that group in a given year.

Pay for Performance. Our executive compensation program is intended not only to retain and attract highly qualified and effective managers, but also to motivate them to substantially contribute to FedEx’s future success for the long-term benefit of shareowners and appropriately reward them for doing so. Accordingly, we believe that there should be a strong relationship between pay and corporate performance (both financial results and stock price), and our executive compensation program reflects this belief. In particular, AIC payments, LTI payments and stock options represent a significant portion of our executive compensation program, as shown by the chart below, and this variable compensation is

2017 Proxy Statement	23

EXECUTIVE COMPENSATION

“at risk” and directly dependent upon the achievement of pre-established corporate goals and stock price appreciation:

•

Fiscal 2017 AIC payouts were tied to meeting aggressive business plan goals for FedEx Express segment adjusted operating income and adjusted consolidated operating income, as well as individual performance objectives for the named executive officers other than the Chairman of the Board and Chief Executive Officer. FedEx Express segment adjusted operating income and adjusted consolidated operating income fell below the target objectives for annual financial performance for fiscal 2017. As a result, the named executive officers received below-target AIC payouts.

•	LTI payouts are tied to meeting aggregate EPS goals over a three-fiscal-year period. Adjusted EPS growth over the past three years resulted in maximum payouts under the LTI program.

•

The exercise price of stock options granted under our equity incentive plans is equal to the fair market value of our common stock on the date of grant, so the options will yield value to the executive only if the stock price appreciates.

The following chart illustrates for each named executive officer the allocation of fiscal 2017 target TDC between base salary and incentive and equity-oriented compensation elements (the restricted stock value includes the related tax payment):

Fiscal 2017 Target TDC Components

We believe that long-term performance is the most important measure of our success, as we manage FedEx’s operations and business for the long-term benefit of our shareowners. Accordingly, not only is our executive compensation program weighted towards variable, at-risk pay components, but we emphasize incentives that are dependent upon long-term corporate performance and stock price appreciation. These long-term incentives include LTI cash compensation and equity awards (stock options and restricted stock), which comprise a significant portion of an executive officer’s total compensation. These incentives are designed to motivate and reward our executive officers for achieving long-term corporate financial performance goals and maximizing long-term shareowner value.

24	2017 Proxy Statement

EXECUTIVE COMPENSATION

The following chart illustrates for each named executive officer the allocation of fiscal 2017 target TDC between long-term incentives — LTI, stock options and restricted stock, including the related tax payment — and short-term components — base salary and AIC:

Fiscal 2017 Long-Term vs. Short-Term Compensation

We include target AIC and LTI payouts (discounted to present value to be consistent with the valuation methodology used in this year’s survey data) in TDC, so the actual compensation paid out in a given year may vary widely from target levels because compensation earned under the AIC and LTI programs is variable and commensurate with the level of achievement of pre-established financial performance goals. When we fall short of our business objectives, payments under these variable programs decrease correspondingly. Conversely, when we achieve superior results, we reward our executives accordingly under the terms of these programs. As shown by the following chart, with the exception of Mr. Glenn who retired in December 2016, the actual TDC of our named executive officers in each of fiscal 2017 and fiscal 2016 was above target TDC because our financial performance exceeded our pre-established goals for the LTI plan. Conversely, the actual fiscal 2015 TDC of our named executive officers was below target levels because our financial performance fell short of our pre-established goals for the AIC and LTI plans.

Actual TDC vs Target TDC (1)

(1)

Actual TDC includes base salary, actual AIC and LTI payouts (if any), equity-based awards valued at grant date consistent with the valuation methodology used in the survey data, and tax payments related to restricted stock awards. The forfeiture of stock options due to Mr. Glenn’s retirement is not reflected in his actual TDC values.

2017 Proxy Statement	25

EXECUTIVE COMPENSATION

Align Management and Shareowner Interests. We award stock options and restricted stock to create and maintain a long-term economic stake in the company for the officers, thereby aligning their interests with the interests of our shareowners.

In addition, as discussed above, payout under our LTI program is dependent upon achievement of an aggregate EPS goal for a three-fiscal-year period. EPS was selected as the financial measure for the LTI plan because growth in our EPS strongly correlates to long-term stock price appreciation.

The following graph illustrates the relationship between FedEx’s EPS growth and stock price appreciation (based on the fiscal year-end stock price and adjusted for stock splits) from 1978 to 2017:

(1)

Fiscal 2015, 2016 and 2017 adjusted EPS of $8.87, $10.60 and $12.02, respectively, are included in the adjusted EPS line. As discussed in detail below, the Board of Directors, upon the recommendation of the Compensation Committee, approved certain adjustments to fiscal 2015, 2016 and 2017 EPS for LTI plan purposes in order to ensure that payouts, if any, under the applicable LTI plans more accurately reflect core financial performance. The adjustments include those relating to stock repurchase activity and mark-to-market pension accounting, among others. See Appendix B for a reconciliation of the non-GAAP measures to the most directly comparable GAAP measures.

Stock Ownership Goal for Senior Officers. In order to encourage significant stock ownership by FedEx’s senior management, including the named executive officers, and to further align their interests with the interests of our shareowners, the Board of Directors has adopted a stock ownership goal for senior officers, which is included in FedEx’s Corporate Governance Guidelines. With respect to our executive officers, the goal is that within five years after being appointed to his or her position, each officer own FedEx shares valued at the following multiple of his or her annual base salary:

•	6x for the Chairman of the Board and Chief Executive Officer;

•	5x for the President and Chief Operating Officer; and

•	3x for the other executive officers.

For purposes of meeting this goal, unvested restricted stock is counted, but unexercised stock options are not. Until the ownership goal is met, the officer is encouraged to retain “net profit shares” resulting from the exercise of stock options. Net profit shares are the shares remaining after payment of the option exercise price and taxes owed upon the exercise of options. As of July 31, 2017, each executive officer exceeded the stock ownership goal.

Policy Against Hedging and Pledging Transactions. In addition, we have adopted comprehensive and detailed policies (the FedEx Securities Manual) that regulate trading by our insiders, including the named executive officers and Board members. The Securities Manual includes information regarding quiet periods and explains when transactions in FedEx stock are permitted. The Securities Manual and our Corporate Governance Guidelines also set forth certain types of transactions that are prohibited. Specifically, (1) publicly traded (or exchange-traded) options, such as puts, calls and other derivative securities, (2) short sales, including “sales against the box,” and (3) hedging or monetization transactions designed to limit the financial risk of ownership, including

26	2017 Proxy Statement

EXECUTIVE COMPENSATION

prepaid variable forward contracts, equity swaps, collars, exchange funds and other similar transactions. The Securities Manual and our Corporate Governance Guidelines also prohibit margin accounts and pledges; provided, however, that our Lead Independent Director and General Counsel, acting together, may grant an exception to the prohibition against holding FedEx securities in a margin account or pledging FedEx securities on a case-by-case basis to any member of the Board of Directors or the Chairman of the Board and Chief Executive Officer if he or she clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities.

Based upon this criterion, such an exception has been granted with respect to the shares that are disclosed in this proxy statement as having been pledged as security by Frederick W. Smith, FedEx’s Chairman of the Board and Chief Executive Officer, and Enterprise. See “Stock Ownership — Directors and Executive Officers.” With respect to the shares pledged by Mr. Smith and Enterprise as of July 31, 2017:

•	None of the shares pledged by Mr. Smith were acquired through a FedEx equity compensation plan.

•

The pledged shares are not used to shift or hedge any economic risk in owning FedEx shares. These shares collateralize loans used to fund outside personal business ventures and prior purchases of FedEx shares. If Mr. Smith had been unable to pledge these shares, he may have been forced to sell the shares in order to obtain the necessary funds.

•	The pledged shares represent 1.4% of FedEx’s outstanding shares as of July 31, 2017, and therefore, do not present any appreciable risk for investors or the company.

•

Mr. Smith is FedEx’s founder and one of the company’s largest shareowners. Mr. Smith has pledged only 19.9% of his total share ownership. The number of shares pledged by Mr. Smith has decreased by 100,000 during the last year and by 1,423,000 over the last five years. Based on the fiscal year-end stock price ($193.84), the value of his pledged shares was approximately $752 million. Excluding the pledged shares, Mr. Smith still substantially exceeds our stock ownership goal.

•

In accordance with our policy, Mr. Smith has established his financial capacity to repay the loan without resorting to the pledged shares. In the unlikely event such a sale were necessary, based on the 30-day average trading volume for FedEx shares as of July 31, 2017, it would take three days for the pledged shares to be sold in the open market. Furthermore, Mr. Smith’s unpledged share ownership is very substantial and would likely be able to prevent any margin call.

We have an active shareowner engagement program in which we meet regularly with our largest shareowners. During these discussions, none of our largest shareowners have raised any concerns regarding Mr. Smith’s pledged shares.

No other FedEx executive officer or Board member currently holds FedEx securities that are pledged pursuant to a margin account, loan or otherwise.

Restricted Stock Program. FedEx’s restricted stock program has been in place for over 25 years and has encouraged FedEx executives to own and retain company stock. Although none of our largest shareowners have raised any concerns to us regarding our restricted stock program, during fiscal 2017 the Compensation Committee again reviewed our restricted stock program and, for all of the following reasons, determined that it continues to be appropriate for FedEx.

By facilitating the ownership of FedEx shares by our executives, we strengthen the alignment of their interests with those of our investors. When granting restricted stock, FedEx first determines the total target value of the award and then approves the delivery of that value in two components: restricted shares and cash payment of taxes due. Therefore, the total target value of the award is the same as it would be if there were no tax payments. In particular, because the amount of the tax payment is included in the calculation of the target value of the restricted stock award, the officers receive fewer shares in each award than they would in the absence of the tax payment: fewer by an amount equal in value to the tax payment.

2017 Proxy Statement	27

EXECUTIVE COMPENSATION

This methodology prevents the need for an officer to make a disposition of FedEx stock to cover the tax consequences of a restricted stock award and dilute his or her interest in FedEx. Conversely, absent the tax payment, the number of shares received in each award would be larger by an amount equal in value to the forgone tax payment, thereby having a dilutive effect on our shareowners’ equity interest in FedEx. While SEC disclosure rules require that these payments be included with tax reimbursement payments and reported as “other compensation” in the Summary Compensation Table, we do not believe these payments are “tax gross-ups” in the traditional sense, since their value is fully reflected in the number of shares ultimately delivered to recipients. The following chart illustrates this principle, using the target value for the fiscal year 2017 restricted stock awards granted to our Chief Financial Officer, General Counsel, and Chief Information Officer (as in previous years, Mr. Smith did not receive a restricted stock award in fiscal 2017):

                Target Value of Restricted Stock Award

Not only is the value to the officer, as well as the cost to the company, generally the same as it would be otherwise, but this practice uses fewer shares of stock to arrive at the same benefit and has proved extremely successful in retaining executives and enabling them to retain their shares. During fiscal 2014, we broadened our restricted stock program to include certain lower-level officers and high-performing managers and individual contributors. We also make tax payments as part of restricted stock awards to these individuals. In sum, we strongly believe that our restricted stock program is effectively designed and is aligned with the best interests of our shareowners.

Role of the Compensation Committee, its Compensation Consultant and the Chairman of the Board and Chief Executive Officer

Our Board of Directors is responsible for the compensation of our executive management. The purpose of the Board’s Compensation Committee, which is composed solely of independent directors, is to help discharge this responsibility by, among other things:

•	Reviewing and discussing with management the factors underlying our compensation policies and decisions, including overall compensation objectives;

•

Reviewing and discussing with management the relationship between the company’s compensation policies and practices and the company’s risk management, including the extent to which those policies and practices create risks for the company;

•	Reviewing and approving all company goals and objectives (both financial and non-financial) relevant to the compensation of the Chairman of the Board and Chief Executive Officer;

•

Evaluating, together with the other independent directors, the performance of the Chairman of the Board and Chief Executive Officer in light of these goals and objectives and the quality and effectiveness of his leadership;

•	Recommending to the Board for approval by the independent directors each element of the compensation of the Chairman of the Board and Chief Executive Officer;

•

Reviewing the performance evaluations of all other members of executive management (the Chairman of the Board and Chief Executive Officer and the President and Chief Operating Officer are responsible for the performance evaluations of the non-CEO executive officers who report to them);

28	2017 Proxy Statement

EXECUTIVE COMPENSATION

•

Reviewing and approving (and, if applicable, recommending to the Board for approval) each element of compensation, as well as the terms and conditions of employment, of these other members of executive management;

•	Granting awards under our equity compensation plans and overseeing the administration of all such plans; and

•	Reviewing the costs and structure of our key employee benefit and fringe-benefit plans and programs.

The Compensation Committee may form and delegate authority to any subcommittee as it deems appropriate or advisable in accordance with the terms of its written charter. To date, however, the Committee has not formed or delegated authority to any subcommittee.

In furtherance of the Compensation Committee’s responsibility, the Committee has engaged Steven Hall & Partners (the “consultant”) to assist the Committee in evaluating FedEx’s executive compensation, including during fiscal 2017. In connection with this engagement, the consultant reports directly and exclusively to the Committee. The consultant participates in Committee meetings, reviews Committee materials and provides advice to the Committee upon its request. For example, the consultant: updates the Committee on trends and issues in executive compensation and comments on the competitiveness and reasonableness of FedEx’s executive compensation program; assists the Committee in the development and review of FedEx’s AIC and LTI programs, including commenting on performance measures and the goal-setting process; and reviews and provides advice to the Committee for its consideration in reviewing compensation-related proxy statement disclosure, including this Compensation Discussion and Analysis, and on any new equity compensation plans or plan amendments proposed for adoption.

Other than services provided to the Compensation Committee, the consultant does not perform any services for FedEx. Additionally, the consultant has robust policies and procedures in place to prevent conflicts of interest; the fees received by the consultant from FedEx in the consultant’s most recently completed fiscal year represented less than 5% of the consultant’s revenues; neither the consultant nor any adviser of the consultant had a business or personal relationship with any member of the Compensation Committee or any executive officer of FedEx during fiscal 2017; and no adviser of the consultant directly owns, or directly owned during fiscal 2017, any FedEx stock. Accordingly, the Compensation Committee has determined the consultant to be independent from the company and that no conflicts of interest exist related to the consultant’s services provided to the Committee. Compensation Committee pre-approval is required for any services to be provided to the company by the Committee’s independent compensation consultant. This ensures that the consultant maintains the highest level of independence from the company, in both appearance and fact.

The Chairman of the Board and Chief Executive Officer, who attends most meetings of the Compensation Committee by invitation of the Committee’s chairman, assists the Committee in determining the compensation of all other executive officers by, among other things:

•	Approving any annual merit increases to the base salaries of the executive officers who report to him within limits established by the Committee;

•

Establishing annual individual performance objectives for the executive officers who report to him and evaluating their performance against such objectives (the Committee reviews these performance evaluations); and

•	Making recommendations, from time to time, for special stock option and restricted stock grants (e.g., for motivational or retention purposes) to other executive officers.

The other executive officers do not have a role in determining their own compensation, other than discussing their annual individual performance objectives and results achieved with the Chairman of the Board and Chief Executive Officer or the President and Chief Operating Officer, as applicable.

Compensation Elements and Fiscal 2017 Amounts

Base Salary. Our primary objective with respect to the base salary levels of our executive officers is to provide sufficient fixed cash income to retain and attract these highly marketable executives in a competitive market for executive talent. The base salaries of our executive officers are reviewed and adjusted (if appropriate) at least annually to reflect, among other things, economic conditions, base salaries for comparable positions from the executive compensation survey data discussed above, the tenure of the officers, and the base salaries of the officers relative to one another, as well as the internal salary ranges for the officer’s level.

2017 Proxy Statement	29

EXECUTIVE COMPENSATION

Effective October 1, 2016, each named executive officer’s annual base salary was increased by 3%. Additionally, in connection with his appointment as President and Chief Operating Officer of FedEx in February 2017, Mr. Bronczek’s annual base salary was increased. Effective in October 2017, Mr. Smith’s base salary will be increased by 2% and the annual base salaries of Messrs. Graf, Bronczek and Carter will be increased by 3%. As a result, effective in October 2017, the new annual base salaries of FedEx’s named executive officers will be as follows:

Name	Current Annual Base Salary ($)	New Annual Base Salary ($)
F.W. Smith	1,324,548	1,351,044
A.B. Graf, Jr.	957,768	986,496
D.J. Bronczek	1,100,016	1,133,016
R.B. Carter	809,424	833,712
C.P. Richards (1)	735,900	n/a
T.M. Glenn (2)	n/a	n/a

(1)

Ms. Richards is retiring effective September 30, 2017 and will not receive a base salary following that date. Ms. Richards has entered into a separation and release agreement with FedEx, the terms of which are summarized on page 56.

(2)

Mr. Glenn, who retired effective December 31, 2016, no longer receives an annual base salary from FedEx. Mr. Glenn has entered into a consulting agreement with FedEx, the terms of which are summarized beginning on page 55.

Cash Payments Under Annual Incentive Compensation Program. The primary objective of our AIC program is to motivate our people to achieve our annual financial goals and other business objectives and reward them accordingly. The program provides an annual cash bonus opportunity to our employees, including the named executive officers, at the conclusion of each fiscal year based upon the achievement of AIC performance objectives.

For fiscal 2017, the AIC plan for the named executive officers, with the exception of Mr. Bronczek, included one company financial performance measure — adjusted consolidated operating income. For the portion of the year during which Mr. Bronczek served as President and CEO of FedEx Express, the AIC plan included two company financial performance measures — FedEx Express segment adjusted operating income and adjusted consolidated operating income. These measures were chosen as the financial performance metrics in order to provide a greater tie between individual business segment performance, and to incentivize management to improve the company’s core financial performance and find ways to improve efficiency.

Target AIC payouts are established as a percentage of the executive officer’s base salary actually paid during the fiscal year. Payouts above target levels are based exclusively upon the company’s performance. Accordingly, the executive officer receives above-target payouts only if the company exceeds the AIC target objective for annual financial performance.

AIC objectives for company annual financial performance are typically based upon our business plan for the fiscal year, which is reviewed and approved by the Board of Directors and which reflects, among other things, the risks and opportunities identified in connection with our enterprise risk management process. Consistent with our long-term focus and in order to discourage unnecessary and excessive risk-taking, we measure performance against our business plan, rather than a fixed growth rate or an average of growth rates from prior years, to account for short-term economic and competitive conditions and anticipated strategic investments that may have adverse short-term profit implications. We address year-over-year improvement targets through our LTI plans, as discussed below.

The fiscal 2017 AIC target payouts for the named executive officers, as a percentage of base salary, were as follows:

Name	Target Payout (as a percentage of base salary)
F.W. Smith	140%
A.B. Graf, Jr.	100%
D.J. Bronczek (1)	110%/120%
R.B. Carter	100%
C.P. Richards	100%
T.M. Glenn (2)	100%

(1)

Mr. Bronczek’s target payout was 110% for the portion of fiscal 2017 during which he served as President and CEO of FedEx Express and 120% for the portion of fiscal 2017 during which he served as President and COO of FedEx.

(2)	Mr. Glenn, who retired effective December 31, 2016, received a prorated 2017 AIC payout based on the portion of fiscal 2017 during which he was employed.

The maximum fiscal 2017 AIC payout opportunity for each named executive officer was 200% of his or her target bonus.

Chairman of the Board and Chief Executive Officer. Mr. Smith’s AIC payout is tied to the achievement of corporate objectives for company financial performance for the fiscal year. His target AIC payout is set as a percentage of his base salary, and his maximum AIC payout is set as a multiple of the target payout. The independent members of the Board of Directors, upon the recommendation of the Compensation Committee, approve these percentages. The actual AIC payout ranges, on a sliding scale, from the minimum to the maximum based upon the performance of the company against our company financial performance goals.

Mr. Smith’s fiscal 2017 AIC payout was based on the achievement of corporate objectives for adjusted consolidated operating income, subject to the maximum payout opportunity. The adjusted consolidated operating income target objective under the fiscal 2017 AIC program was the same as the fiscal 2017 business plan objective for adjusted consolidated operating income (excluding, in each case, fiscal 2017 TNT Express integration and restructuring costs and financial results and the year-end mark-to-market accounting

30	2017 Proxy Statement

EXECUTIVE COMPENSATION

adjustment for defined benefit pension and other post-retirement plans (the “MTM Adjustment”)). Subject to any adjustment by the independent directors based on their annual evaluation of Mr. Smith’s performance as described below, Mr. Smith’s minimum fiscal 2017 AIC payout was 50% of his target payout.

In addition, the independent Board members, upon the recommendation of the Compensation Committee, may adjust this amount upward or downward based on their annual evaluation of Mr. Smith’s performance, including the quality and effectiveness of his leadership, the execution of key strategic initiatives and the following corporate performance measures:

•	FedEx’s stock price performance relative to the Standard & Poor’s 500 Composite Index, the Dow Jones Transportation Average, the Dow Jones Industrial Average and competitors;

•	FedEx’s stock price to earnings (P/E) ratio relative to the Standard & Poor’s 500 Composite Index, the Dow Jones Industrial Average and competitors;

•	FedEx’s market capitalization;

•	FedEx’s revenue growth and operating income growth (excluding certain items and the MTM Adjustment) relative to competitors;

•	FedEx’s free cash flow (excluding business acquisitions), return on invested capital (excluding certain items and the MTM Adjustment), and weighted average cost of capital;

•	Analyst coverage and ratings for FedEx’s stock;

•	FedEx’s U.S. and international revenue market share;

•	FedEx’s reputation rankings by various publications and surveys; and

•	Each FedEx business segment’s achievement of corporate objectives for financial performance under the AIC program.

None of these factors is given any particular weight in determining whether to adjust Mr. Smith’s bonus amount.

Non-CEO Named Executive Officers. Mr. Bronczek’s fiscal 2017 AIC target payout opportunity for the portion of the year during which he served as President and Chief Executive Officer of FedEx Express was based on the achievement of corporate objectives for FedEx Express segment adjusted operating income for fiscal 2017. For the portion of the year during which Mr. Bronczek served as President and Chief Operating Officer of FedEx, his fiscal 2017 AIC target payout opportunity was based on the achievement of corporate objectives for adjusted consolidated operating income. The FedEx Express segment adjusted operating income target objective under the fiscal 2017 AIC program was the same as the fiscal 2017 business plan objective for FedEx Express segment adjusted operating income (excluding, in each case, applicable fiscal 2017 TNT Express integration costs). Above-target payouts for Mr. Bronczek were tied to the achievement of corporate objectives for adjusted consolidated operating income, subject to the maximum payout opportunity. Mr. Bronczek’s minimum fiscal 2017 AIC payout was 50% of his target payout (subject to adjustment by Mr. Smith as described below).

The fiscal 2017 AIC payout opportunity for each of Messrs. Graf, Carter and Glenn and Ms. Richards was based on the achievement of corporate objectives for adjusted consolidated operating income, subject to a minimum payout of 50% of his or her target payout (subject to adjustment by Mr. Smith based on the executive’s achievement of individual performance objectives as described below) and the maximum payout opportunity.

The target AIC payout for each non-CEO named executive officer is set as a percentage of the executive’s base salary, and the maximum AIC payout is set as a multiple of the target payout. The actual AIC payout ranges, on a sliding scale, from the minimum to the maximum based upon the performance of the individual and the company against the objectives.

Mr. Smith may adjust each officer’s bonus amount based on the achievement of individual performance objectives established at the beginning of the fiscal year. Individual performance objectives for the non-CEO named executive officers vary by management level and by operating segment and include (but are not limited to):

•	Provide leadership to support the achievement of financial goals;

•	Guide and support key strategic initiatives;

•	Enhance the FedEx customer experience and meet goals related to internal metrics that measure customer satisfaction and service quality;

•	Recruit and develop executive talent and ensure successors exist for all management positions; and

•

Implement and document good faith efforts designed to ensure inclusion of females and minorities in the pool of qualified applicants for open positions and promotional opportunities, and otherwise promote FedEx’s commitment to diversity, tolerance and inclusion in the workplace.

Individual performance objectives are designed to further the company’s business objectives. Achievement of individual performance objectives is generally within each officer’s control or scope of responsibility, and the objectives are intended to be achieved with an appropriate level of effort and effective leadership by the officer. The achievement level of each non-CEO named executive officer’s individual performance objectives is based on Mr. Smith’s evaluation at the conclusion of the fiscal year, which is reviewed by the Compensation Committee.

Adjustments to Operating Income for Fiscal 2017 AIC Plan Purposes. FedEx’s consolidated operating income and FedEx

2017 Proxy Statement	31

EXECUTIVE COMPENSATION

Express’s segment operating income for fiscal 2017 were impacted by several items that did not reflect core business performance. In order to ensure that payouts under the AIC plan accurately reflected the company’s core financial performance, the Board of Directors, upon the recommendation of the Compensation Committee, designed the fiscal 2017 AIC plan to exclude, or approved adjustments to exclude, the following items from fiscal 2017 consolidated operating income for purposes of the fiscal 2017 AIC plan:

•	The MTM Adjustment;

•

TNT Express integration and restructuring costs and TNT Express’s financial results (FedEx Express segment operating income was also adjusted to remove the impact of applicable TNT Express integration costs);

•	Expenses related to the settlement of and certain expected losses relating to independent contractor litigation matters involving FedEx Ground; and

•	Charges accrued in connection with pending U.S. Customs and Border Protection matters involving FedEx Trade Networks.

Fiscal 2017 AIC Performance and Payouts. As noted above, both the FedEx Express segment adjusted operating income target objective and the adjusted consolidated operating income target objective under the fiscal 2017 AIC program were the same as the corresponding fiscal 2017 business plan objectives.

The following table presents the threshold, target and maximum objectives (if applicable) for FedEx Express segment adjusted operating income and adjusted consolidated operating income under our fiscal 2017 AIC program, and our actual FedEx Express segment adjusted operating income and adjusted consolidated operating income for fiscal 2017 (in millions):

Company Performance Measure	Threshold		Target	Maximum		Actual
FedEx Express Segment Adjusted Operating Income (1)	n/a	(2)	$2,865	n/a	(3)	$2,795
Adjusted Consolidated Operating Income (4)	n/a	(5)	$5,421	$5,881		$5,228

(1)

As discussed above, the Board of Directors, upon the recommendation of the Compensation Committee, approved the exclusion of applicable TNT Express integration costs from the FedEx Express segment adjusted operating income target objective and actual FedEx Express segment operating income for purposes of the fiscal 2017 AIC plan. See Appendix B for a reconciliation of fiscal 2017 FedEx Express segment adjusted consolidated operating income to the most directly comparable GAAP measure.

(2)

Under the fiscal 2017 AIC plan, there was no threshold objective for FedEx Express segment adjusted operating income because the minimum AIC payout was 50% of the target payout for the applicable executive officers and other plan participants in the FedEx Express segment (subject to adjustment based on the achievement level for individual performance objectives).

(3)

There was no maximum objective under the FedEx Express segment adjusted operating income metric because once the target objective was met, any remaining payout was tied to the achievement of adjusted consolidated operating income objectives.

(4)

As discussed above, the Board of Directors, upon the recommendation of the Compensation Committee, approved the exclusion of certain items from the adjusted consolidated operating income objectives and actual consolidated operating income for purposes of the fiscal 2017 AIC plan. See Appendix B for a reconciliation of fiscal 2017 adjusted consolidated operating income to the most directly comparable GAAP measure.

(5)

Under the fiscal 2017 AIC plan, there was no threshold objective for adjusted consolidated operating income because the minimum AIC payout was 50% of the target payout for each of the named executive officers and other plan participants at FedEx and FedEx Services (subject to adjustment based on the achievement level for individual performance objectives).

Based upon below-target FedEx Express segment adjusted operating income and adjusted consolidated operating income performance, and each non-CEO named executive officer’s achievement of individual performance objectives, payouts to the named executive officers under the fiscal 2017 AIC program were as follows (compared to the target payout opportunities):

Name	Target AIC Payout ($)	Actual AIC Payout ($)
F.W. Smith	1,836,363	1,215,948
A.B. Graf, Jr.	948,468	731,468
D.J. Bronczek	1,162,275	926,694
R.B. Carter	801,564	512,023
C.P. Richards	728,756	550,670
T.M. Glenn *	507,148	395,068

*	Mr. Glenn, who retired effective December 31, 2016, received a prorated payout based on the portion of fiscal 2017 during which he was employed.

The independent members of the Board of Directors, upon the recommendation of the Compensation Committee, exercised their discretion (as described above) to reduce the amount of Mr. Smith’s fiscal 2017 AIC payout from $1,430,527, the formulaic amount resulting solely from below-target adjusted consolidated operating income performance under the fiscal 2017 AIC program, to $1,215,948. This decision was based upon below-business-plan achievement for fiscal 2017 adjusted consolidated operating income.

32	2017 Proxy Statement

EXECUTIVE COMPENSATION

Fiscal 2018 AIC Plan Design. In order to further motivate management to improve the company’s overall financial performance, several changes have been made to the fiscal 2018 AIC program. Unlike the fiscal 2017 AIC plan that included performance metrics based on operating segment performance, the performance measure for all participants in the fiscal 2018 AIC plan is adjusted consolidated operating income.

In order to ensure that payouts under the fiscal 2018 AIC plan accurately reflect the company’s core financial performance, the Board of Directors, upon the recommendation of the Compensation Committee, has approved excluding the impact of the MTM Adjustment and fiscal 2018 TNT Express integration and restructuring costs from fiscal 2018 consolidated operating income for purposes of the plan. The adjusted consolidated operating income target objective under the fiscal 2018 AIC program is the same as the fiscal 2018 business plan objective for adjusted consolidated operating income (the target and business plan objectives for consolidated operating income exclude fiscal 2018 TNT Express integration and restructuring costs and the MTM Adjustment).

The fiscal 2018 AIC payout opportunity for each of Messrs. Smith, Bronczek, Graf and Carter and Ms. Richards (as it may be adjusted by the independent directors in the case of the Chairman and CEO as described above or by Mr. Smith in the case of the non-CEO named executive officers as described below) will be based on the achievement of corporate objectives for adjusted consolidated operating income, subject to a minimum payout of 50% of his or her target payout and the maximum payout opportunity.

Mr. Smith may adjust each officer’s bonus amount based on the achievement of individual performance objectives established at the beginning of the fiscal year. Mr. Smith will determine the achievement level of each officer’s individual objectives at the conclusion of fiscal 2018.

The fiscal 2018 AIC target payouts for the named executive officers (other than Mr. Glenn), as a percentage of their respective base salary actually paid during fiscal 2018, are as follows:

Name	Target Payout (as a percentage of base salary)
F.W. Smith	140%
A.B. Graf, Jr.	100%
D.J. Bronczek	120%
R.B. Carter	100%
C.P. Richards (1)	100%

(1)	Ms. Richards is retiring effective September 30, 2017. Her fiscal 2018 AIC payout will be prorated based on the portion of fiscal 2018 during which she was employed.

The maximum fiscal 2018 AIC payout opportunity for each named executive officer will be 200% of his or her target bonus.

Cash Payments Under LTI Program. The primary objective of our LTI program is to motivate management to contribute to our future success and to build long-term shareowner value and reward them accordingly. The program provides a long-term cash payment opportunity to members of management, including the named executive officers, based upon achievement of aggregate EPS goals for the preceding three-fiscal-year period. The LTI plan design provides for payouts that correspond to specific EPS goals established by the Board of Directors. The EPS goals represent total growth in EPS (over a base year) for the three-year term of the LTI plan. The following chart illustrates the relationship between EPS growth and payout:

LTI Payout Opportunity

(as a percentage of target)

2017 Proxy Statement	33

EXECUTIVE COMPENSATION

As illustrated by the above chart, the LTI program provides for:

•	No LTI payment unless the three-year average annual EPS growth rate is at least 5%;

•	Target payouts if the three-year average annual EPS growth rate is 12.5%;

•	Above-target payouts if the growth rate is above 12.5%, up to a maximum amount (equal to 150% of the target payouts) if the growth rate is 15% or higher; and

•	Below-target payouts if the growth rate is below 12.5%, down to a threshold amount (equal to 25% of the target payouts) if the growth rate is 5%.

Mark-to-Market Accounting and Other Adjustments to EPS for LTI Plan Purposes. The Board of Directors, upon the recommendation of the Compensation Committee, approved the exclusion of certain items from fiscal 2015, fiscal 2016 and fiscal 2017 EPS for purposes of FedEx’s FY2015–FY2017, FY2016–FY2018 and FY2017–FY2019 LTI plans, and for establishing the base-year EPS for the FY2016–FY2018, FY2017–FY2019 and FY2018-FY2020 LTI plans, as applicable. In particular, because the MTM Adjustment is not reflective of core business performance, the Board previously determined that the MTM Adjustment will be excluded from fiscal 2016 and fiscal 2017 EPS for purposes of the FY2015–FY2017 LTI plan and from EPS calculations under all future LTI plans, beginning with the FY2016–FY2018 LTI plan.

For purposes of the applicable plans, fiscal 2015 EPS was adjusted to exclude: (i) the net impact of the company’s adoption of MTM accounting for its defined benefit pension and other postretirement plans, including the impact of lowering the expected return on plan assets (“EROA”) assumption from 7.75% to 6.5% in the presentation of segment results for all prior periods; (ii) aircraft impairment and related charges; and (iii) a charge to increase the legal reserve associated with the settlement of a legal matter at FedEx Ground to the amount of the settlement.

In addition to the MTM Adjustment, fiscal 2016 EPS was adjusted for purposes of the applicable plans to exclude: (i) expenses incurred in connection with the settlement of and certain expected losses relating to independent contractor litigation matters involving FedEx Ground, net of recognized immaterial insurance recovery; (ii) expenses related to the settlement of a U.S. Customs and Border Protection matter involving FedEx Trade Networks, net of recognized immaterial insurance recovery; (iii) expenses associated with the acquisition, financing and integration of TNT Express, net of any tax impact, and TNT Express’s fiscal 2016 financial results; and (iv) the favorable income tax benefit from an internal corporate legal entity restructuring to facilitate the integration of FedEx Express and TNT Express.

Similarly, in addition to the MTM Adjustment, fiscal 2017 EPS was adjusted for purposes of the applicable plans to exclude: (i) fiscal 2017 TNT Express integration and restructuring costs; (ii) expenses related to the settlement of and certain expected losses relating to independent contractor litigation matters involving FedEx Ground; and (iii) charges accrued in connection with pending U.S. Customs and Border Protection matters involving FedEx Trade Networks.

As a result, adjusted fiscal 2015 EPS of $8.87, rather than reported fiscal 2015 EPS of $3.65, is being used for purposes of the FY2015–FY2017 LTI plan. In addition, $8.87 is the base-year EPS for the FY2016–FY2018 LTI plan. Adjusted fiscal 2016 EPS of $10.60, rather than reported fiscal 2016 EPS of $6.51, is being used for purposes of the FY2015–FY2017 and FY2016–FY2018 LTI plans (as described in more detail below, adjusted fiscal 2016 EPS of $10.80 is further adjusted to $10.60 for these plans to account for the effect of stock repurchases). Adjusted fiscal 2016 EPS of $10.80 is the base-year EPS for the FY2017–FY2019 LTI plan. Finally, adjusted fiscal 2017 EPS of $12.02, rather than reported fiscal 2017 EPS of $11.07, is being used for purposes of the FY2015–FY2017, FY2016–FY2018 and FY2017–FY2019 LTI plans (as described in more detail below, adjusted fiscal 2017 EPS of $12.09 is further adjusted to $12.02 for these plans to account for the effect of stock repurchases). Adjusted fiscal 2017 EPS of $12.09 is the base-year EPS for the FY2018–FY2020 LTI plan. The Board of Directors, upon the recommendation of the Compensation Committee, determined that, by excluding these items, payouts, if any, under these plans will more accurately reflect FedEx’s core financial performance in fiscal 2015, fiscal 2016 and fiscal 2017, as applicable. See Appendix B for a reconciliation of the non-GAAP measures to the most directly comparable GAAP measures.

For the same reason, the Board of Directors, upon the recommendation of the Compensation Committee, has also approved the exclusion of TNT Express integration and restructuring costs from fiscal 2018, fiscal 2019 and fiscal 2020 EPS for purposes of the FY2016-FY2018, FY2017-FY2019 and FY2018-FY2020 LTI plans, as applicable.

Stock Repurchase Program-Related Adjustments to EPS for LTI Plan Purposes. During fiscal 2016 and fiscal 2017, the company repurchased 18.2 million shares and 3.0 million shares, respectively, as part of our stock repurchase program. Because the positive impact on EPS resulting from these stock repurchases did not reflect core business performance, the Board of Directors, upon the recommendation of the Compensation Committee, approved the exclusion of the impact of the stock repurchases (net of interest expense on debt issued to fund a portion of the stock repurchase programs) on fiscal 2016 EPS for purposes of the FY2015–FY2017 and FY2016–FY2018 LTI plans and fiscal 2017 EPS for purposes of the FY2015–FY2017, FY2016–FY2018 and FY2017-FY2019 LTI plans.

34	2017 Proxy Statement

EXECUTIVE COMPENSATION

As a result, adjusted fiscal 2016 EPS of $10.60, rather than adjusted fiscal 2016 EPS of $10.80 (as further discussed above), is being used for purposes of the FY2015–FY2017 and FY2016–FY2018 LTI plans. Additionally, adjusted fiscal 2017 EPS of $12.02, rather than adjusted fiscal 2017 EPS of $12.09 (as further discussed above), is being used for purposes of the FY2015–FY2017, FY2016–FY2018 and FY2017-FY2019 LTI plans. See Appendix B for a reconciliation of non-GAAP measures to the most directly comparable GAAP measures.

Fiscal 2017 LTI Performance and Payouts. Typically, the base-year number over which the three-year average annual EPS growth rate goals are measured for an LTI plan is the final full-year EPS of the preceding fiscal year. For the FY2015–FY2017 LTI plan, however, the base-year year number is $7.12, not fiscal 2014 EPS of $6.75 as originally reported before the company’s adoption of MTM accounting. The Board of Directors, upon the recommendation of the Compensation Committee, approved this increase in the base-year EPS in order to exclude the impact of the company’s stock repurchase program on a prospective basis. The following table presents the aggregate EPS threshold (minimum), target and maximum under our FY2015–FY2017 LTI plan, which was established by the Board of Directors in 2014, and our adjusted aggregate EPS under the plan for the three-year period ended May 31, 2017:

Performance Measure	Threshold	Target	Maximum	Actual
FY2015–FY2017 Aggregate Adjusted EPS	$23.57	$27.16	$28.44	$31.49	*

*

The actual aggregate adjusted EPS consists of $8.87 for fiscal 2015 (which excludes the $0.08 net impact of FedEx’s adoption of MTM pension accounting, including the related segment EROA recast), $10.60 for fiscal 2016 (which excludes the $0.20 net impact of stock repurchases as discussed above), and $12.02 for fiscal 2017 (which excludes the $0.07 net impact of stock repurchases as discussed above). See Appendix B for a reconciliation of the non-GAAP measures to the most directly comparable GAAP measures.

Based upon this above-target performance, we made the following LTI payouts to the named executive officers under the FY2015–FY2017 LTI plan — as illustrated by the following table (compared to the threshold, target and maximum payout opportunities):

Name	Threshold LTI Payout ($)	Target LTI Payout ($)	Maximum LTI Payout ($)	Actual LTI Payout ($)
F.W. Smith	1,000,000	4,000,000	6,000,000	6,000,000
A.B. Graf, Jr.	300,000	1,200,000	1,800,000	1,800,000
D.J. Bronczek	375,000	1,500,000	2,250,000	2,250,000
R.B. Carter	300,000	1,200,000	1,800,000	1,800,000
C.P. Richards	300,000	1,200,000	1,800,000	1,800,000
T.M. Glenn*	258,330	1,033,320	1,549,980	1,549,980

*	Mr. Glenn, who retired effective December 31, 2016, received a prorated payout based on the portion of the three-year period during which he was employed.

LTI Payout Opportunities. The Board of Directors has established LTI plans for the three-fiscal-year periods 2016 through 2018, 2017 through 2019 and 2018 through 2020, providing cash payment opportunities upon the conclusion of fiscal 2018, 2019 and 2020, respectively, if certain EPS goals are achieved with respect to those periods.

Typically, the base-year number over which the three-year average annual EPS growth rate goals are measured for an LTI plan is the final full-year EPS of the preceding fiscal year. However, the base-year EPS amounts over which the three-year average annual EPS growth rate goals will be measured for the FY2016–FY2018, FY2017–FY2019 and FY2018-2020 LTI plans are $8.87, $10.80 and $12.09, respectively (as discussed above).

2017 Proxy Statement	35

EXECUTIVE COMPENSATION

As described above, adjusted fiscal 2016 EPS of $10.60 (which excludes the $0.20 net impact of stock repurchases) is being used for purposes of the FY2016–FY2018 LTI plan and adjusted fiscal 2017 EPS of $12.02 (which excludes the $0.07 net impact of stock repurchases) is being used for purposes of the FY2016–FY2018 and FY2017-FY2019 LTI plans. The following table presents the aggregate EPS thresholds, targets and maximums under the FY2015–FY2017 and FY2016–FY2018 LTI plans and our progress toward these goals as of May 31, 2017:

Performance Period	Aggregate EPS Threshold	Aggregate EPS Target	Aggregate EPS Maximum	Actual Aggregate Adjusted EPS as of May 31, 2017*
FY2016–FY2018	$29.36	$33.84	$35.42	$22.62
				(with one year remaining)
FY2017–FY2019	$35.75	$41.20	$43.13	$12.02
				(with two years remaining)

*	See Appendix B for a reconciliation of the non-GAAP measures to the most directly comparable GAAP measures.

The following table sets forth the potential threshold, target and maximum payouts for the named executive officers under the FY2016–FY2018, FY2017–FY2019 and FY2018-FY2020 LTI plans.

		Potential Future Payouts
Name	Performance Period	Threshold ($)	Target ($)	Maximum ($)
F.W. Smith	FY2016–FY2018	1,000,000	4,000,000	6,000,000
	FY2017–FY2019	1,150,000	4,600,000	6,900,000
	FY2018–FY2020	1,150,000	4,600,000	6,900,000
A.B. Graf, Jr.	FY2016–FY2018	300,000	1,200,000	1,800,000
	FY2017–FY2019	343,750	1,375,000	2,062,500
	FY2018–FY2020	343,750	1,375,000	2,062,500
D.J. Bronczek (1)	FY2016–FY2018	422,917	1,691,667	2,537,500
	FY2017–FY2019	491,667	1,966,667	2,950,000
	FY2018–FY2020	518,750	2,075,000	3,112,500
R.B. Carter	FY2016–FY2018	300,000	1,200,000	1,800,000
	FY2017–FY2019	343,750	1,375,000	2,062,500
	FY2018–FY2020	343,750	1,375,000	2,062,500
C.P. Richards (2)	FY2016–FY2018	300,000	1,200,000	1,800,000
	FY2017–FY2019	343,750	1,375,000	2,062,500
	FY2018–FY2020	343,750	1,375,000	2,062,500
T.M. Glenn (3)	FY2016–FY2018	158,330	633,320	949,980
	FY2017–FY2019	66,836	267,346	401,019
	FY2018–FY2020	n/a	n/a	n/a

(1)

Mr. Bronczek’s payout opportunities under the FY2016–FY2018 and FY2017–FY2019 LTI plans are prorated based on the applicable fiscal years during which he served as President and CEO of FedEx Express (fiscal 2017) and President and COO of FedEx (fiscal 2018 and 2019).

(2)

Ms. Richards, who is retiring effective September 30, 2017, will be eligible for payouts under each of the FY2016-FY2018, FY2017-FY2019 and FY2018-FY2020 LTI plans based on the portion of the applicable three-fiscal-year period during which she was employed.

(3)

Mr. Glenn, who retired effective December 31, 2016, is eligible for payouts under each of the FY2016-FY2018 and FY2017-FY2019 LTI plans based on the portion of the applicable three-fiscal-year period during which he was employed.

Retention Awards for Chief Financial Officer. On July 17, 2017, the Board of Directors, upon the recommendation of the Compensation Committee, approved a performance-based cash award for Mr. Graf. The award has a target value of $574,661 that is tied to the achievement of a fiscal 2020 EPS goal (excluding mark-to-market pension accounting adjustments and TNT Express integration and restructuring expenses and subject to any adjustments that may be approved by the Board, upon the recommendation of the Compensation Committee). The cash award will be paid in its entirety if the fiscal 2020 EPS goal is met or exceeded. If fiscal 2020 EPS is less than 80% of the goal, no cash award will be paid. If fiscal 2020 EPS is between 80% and 100% of the goal, the Chairman of the Board will determine the actual award

36	2017 Proxy Statement

EXECUTIVE COMPENSATION

paid (but in no event will it exceed $574,661). To remain eligible for the award, Mr. Graf must remain FedEx’s Chief Financial Officer through the end of fiscal 2020. In the event of death or permanent disability prior to the end of fiscal 2020, payment will be made in accordance with the timing and payout criteria described above. On July 17, 2017, Mr. Graf was also granted a restricted stock award of 1,785 shares with a four-year ratable vesting period.

Long-Term Equity Incentives — Stock Options and Restricted Stock. Our primary objective in providing long-term equity incentives to executive officers is to further align their interests with those of our shareowners by facilitating significant ownership of FedEx stock by the officers. This creates a direct link between their compensation and long-term shareowner return.

Amount. Stock options and restricted stock are generally granted to executive officers on an annual basis. As discussed above, an officer’s position and level of responsibility are the primary factors that determine the number of options and shares of restricted stock awarded to the officer in the annual grant. For instance, FedEx’s Chief Financial Officer, General Counsel, and Chief Information Officer receive the same number of options and restricted shares in the annual grant.

The number of stock options and restricted shares awarded at each management level can vary from year to year. In determining how many options and shares of restricted stock should be awarded at each level, the Compensation Committee may consider:

•

Target TDC levels and referenced survey data — as discussed above, we include the total target value of all equity-based awards (including tax payments for restricted stock awards) in our calculation of target TDC (using the same valuation methodology used in the market survey data), and in evaluating the fiscal 2016 target TDC levels for our named executive officers, we referred to multiple market reference points for comparable positions in the referenced surveys;

•	The total number of shares then available to be granted; and

•

Potential shareowner dilution. As of July 31, 2017, the total number of shares underlying options and shares of restricted stock outstanding or available for future grant under our equity compensation plans represented 7.1% of the sum of shares outstanding plus the shares underlying options outstanding or available for future grant plus shares of restricted stock available for future grant.

Other factors that the Compensation Committee may consider, especially with respect to special grants outside of the annual-grant framework, include the promotion of an officer or the desire to retain a valued executive or recognize a particular officer’s contributions, like the restricted stock award described above granted to Mr. Graf on July 17, 2017. None of these factors is given any particular weight and the specific factors used may vary among individual executives.

Timing. In selecting dates for awarding equity-based compensation, we do not consider, nor have we ever considered, the price of FedEx’s common stock or the timing of the release of material, non-public information about the company. Stock option and restricted stock awards are generally made to executive officers on an annual basis according to a pre-established schedule.

When the Compensation Committee approves a special grant outside of the annual-grant framework, such grants are made at a regularly scheduled meeting and the grant date of the awards is the approval date or the next business day, if the meeting does not fall on a business day. If the grant is made in connection with the promotion of an individual or the election of an officer, the grant date may be the effective date of the individual’s promotion or the officer’s election, if such effective date is after the approval date.

Pricing. The exercise price of stock options granted under our equity incentive plans is equal to the fair market value of FedEx’s common stock on the date of grant. Under the terms of our equity incentive plans, the fair market value on the grant date is defined as the average of the high and low trading prices of FedEx’s stock on the New York Stock Exchange on that day. We believe this methodology is the most equitable method for determining the exercise price of our stock option awards given the intra-day price volatility often shown by our stock.

Vesting. Stock options and restricted stock granted to executive officers generally vest ratably over four years beginning on the first anniversary of the grant date. This four-year vesting period is intended to further encourage the retention of the executive officers, since unvested stock options are forfeited upon termination of the officer’s employment for any reason other than death or permanent disability and unvested restricted stock is forfeited upon termination of the officer’s employment for any reason other than death, permanent disability or retirement.

Tax Payments for Restricted Stock Awards. As discussed previously, FedEx pays the taxes resulting from a restricted stock award on behalf of the recipient. This prevents the need for the officer to sell a portion of a stock award to pay the corresponding tax obligation and thus encourages and facilitates FedEx stock ownership by our officers, thereby further aligning their interests with those of our shareowners. The total target value of the award is the same as it would be if there were no tax payments.

Voting and Dividend Rights on Restricted Stock. Holders of restricted shares are entitled to vote and receive any dividends on such shares. The dividend rights are included in the computation of the value of the restricted stock award for purposes of determining the recipient’s target TDC.

2017 Proxy Statement	37

EXECUTIVE COMPENSATION

Fiscal 2017 Awards. On June 6, 2016, the named executive officers were granted stock option and restricted stock awards as follows:

Name	Number of Stock Options		Number of Shares of Restricted Stock
F.W. Smith	156,210		0
A.B. Graf, Jr.	19,385		3,635
D.J. Bronczek	25,195		4,690
R.B. Carter	19,385		3,635
C.P. Richards	19,385		3,635
T.M. Glenn	19,385	(1)	3,635	(2)

(1)	These options were forfeited upon Mr. Glenn’s retirement.

(2)	In accordance with the terms of FedEx’s 2010 Omnibus Stock Incentive Plan, the restrictions applicable to these shares lapsed upon Mr. Glenn’s retirement on December 31, 2016.

As in previous years, at the request of Mr. Smith and in light of his significant stock ownership, the Compensation Committee did not award him any restricted stock. Instead, his equity awards were in the form of stock options, which will yield value to him only if the stock price increases from the date of grant.

The target value of stock options and restricted stock awarded in fiscal 2017 to each named executive officer remained substantially the same compared to the fiscal 2016 target value (although the valuation methodology of stock options for accounting purposes and reporting in the Summary Compensation Table may yield a higher value).

Perquisites, Tax Payments and Other Annual Compensation. FedEx’s named executive officers receive certain other annual compensation, including:

•

certain perquisites, such as personal use of corporate aircraft (though officers are required to reimburse FedEx for substantially all of the incremental cost to FedEx of such usage), security services and equipment, tax return preparation and financial counseling services, umbrella insurance, physical examinations, travel privileges on certain airline partners, salary continuation benefits for short-term disability and supplemental long-term disability benefits;

•	group term life insurance and 401(k) company-matching contributions; and

•	tax payments relating to restricted stock awards (as discussed above) and certain business-related use of corporate aircraft.

We provide this other compensation to enhance the competitiveness of our executive compensation program and to increase the productivity (corporate aircraft travel, professional assistance with tax return preparation and financial planning), safety (security services and equipment) and health (annual physical examinations) of our executives so they can focus on producing superior financial returns for our shareowners. Our tax payments relating to restricted stock awards are a component of the total target value of the restricted stock grant. As a result, the total target value of the award is the same as it would be if there were no tax payments and there is no dilutive effect on our shareowners’ equity interest in FedEx. The Compensation Committee reviews and approves each of these elements of compensation, and all of the independent directors approve each element as it relates to Mr. Smith. The Committee also reviews and approves FedEx’s policies and procedures regarding perquisites and other personal benefits and tax payments, including:

•	FedEx’s written policy setting forth guidelines and procedures regarding personal use of FedEx corporate aircraft; and

•	FedEx’s executive security procedures.

FedEx’s executive security procedures, which prescribe the level of personal security to be provided to the Chairman of the Board and Chief Executive Officer and other executive officers, are based on bona fide business-related security concerns and are an integral part of FedEx’s overall risk management and security program. These procedures have been assessed by an independent security consulting firm, and deemed necessary and appropriate for the protection of the officers and their families given the history of direct security threats against FedEx executives and the likelihood of additional threats against the officers. The security services and equipment provided to FedEx executive officers may be viewed as conveying personal benefits to the executives and, as a result, their values must be reported in the Summary Compensation Table.

With respect to Mr. Smith, consistent with FedEx’s executive security procedures, the Board of Directors requires him to use FedEx corporate aircraft for all travel, including personal travel. In addition, FedEx provides certain physical and personal security services for Mr. Smith, including on-site residential security at his primary residence. The Board of Directors believes that Mr. Smith’s personal safety and security are of the utmost importance to FedEx and its shareowners and, therefore, the costs associated with such security are appropriate and necessary business expenses.

38	2017 Proxy Statement

EXECUTIVE COMPENSATION

Post-Employment Compensation. While none of FedEx’s named executive officers has an employment agreement, they are entitled to receive certain payments and benefits upon termination of employment or a change of control of FedEx, including:

•

Retirement benefits under FedEx’s 401(k) and pension plans, including a tax-qualified, defined contribution 401(k) retirement savings plan called the FedEx Corporation Retirement Savings Plan, a tax-qualified, defined benefit pension plan called the FedEx Corporation Employees’ Pension Plan, and a supplemental non-tax-qualified plan called the FedEx Corporation Retirement Parity Pension Plan — which is designed to provide to the executives the benefits that otherwise would be paid under the tax-qualified pension plan but for certain limits under United States tax laws;

•	Accelerated vesting of restricted stock upon the executive’s retirement (at or after age 60), death or permanent disability or a change of control of FedEx;

•	Accelerated vesting of stock options upon the executive’s death or permanent disability or a change of control of FedEx; and

•

Lump sum cash payments and post-employment insurance coverage under their Management Retention Agreements with FedEx (the “MRAs”) upon a qualifying termination of the executive after a change of control of FedEx. The MRAs, as well as the accelerated vesting of equity awards upon a change of control of FedEx, are intended to secure the executives’ continued services in the event of any threat or occurrence of a change of control, which further aligns their interests with those of our shareowners when evaluating any such potential transaction.

In addition, Mr. Glenn has entered into a consulting agreement with FedEx and Ms. Richards has entered into a separation and release agreement with FedEx, each in connection with his or her retirement. The terms of these agreements are described under the caption “Retirements of T. Michael Glenn and Christine P. Richards” beginning on page 55.

The Compensation Committee approves and recommends Board approval of all plans, agreements and arrangements that provide for these payments and benefits.

Risks Arising from Compensation Policies and Practices

Management has conducted an in-depth risk assessment of FedEx’s compensation policies and practices and concluded they do not create risks that are reasonably likely to have a material adverse effect on the company. The Compensation Committee has reviewed and concurred with management’s conclusion. The risk assessment process included, among other things, a review of (i) all key incentive compensation plans to ensure that they are aligned with our pay-for-performance philosophy and include performance metrics that meet and support corporate goals, and (ii) the overall compensation mix to ensure an appropriate balance between fixed and variable pay components and between short-term and long-term incentives. The objective of the process was to identify any compensation plans and practices that may encourage employees to take unnecessary risks that could threaten the company. No such plans or practices were identified.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code limits the income tax deduction by FedEx for compensation paid to the Chief Executive Officer and the three other highest-paid executive officers (other than the Chief Financial Officer) to $1,000,000 per year, unless the compensation is “qualified performance-based compensation” or qualifies under certain other exceptions.

•	Neither Mr. Smith’s nor Mr. Bronczek’s base salary is designed to meet the requirements of Section 162(m) and, therefore, is subject to the $1,000,000 deductibility limit.

•

FedEx’s equity compensation plans satisfy the requirements of Section 162(m) with respect to stock options, but not with respect to restricted stock awards. Accordingly, compensation recognized by the four highest-paid executive officers (excluding Mr. Graf) in connection with stock options is fully deductible, but compensation with respect to restricted stock awards is subject to the $1,000,000 deductibility limit.

•

FedEx’s AIC and LTI plans do not meet all of the conditions for qualification under Section 162(m). Compensation received by the four highest-paid executive officers (excluding Mr. Graf) under each of these plans is subject, therefore, to the $1,000,000 deductibility limit.

We do not require all of our compensation programs to be fully deductible under Section 162(m) because doing so would restrict our discretion and flexibility in designing competitive compensation programs to promote varying corporate goals. We believe that our Board of Directors should be free to make compensation decisions to further and promote the best interests of our shareowners, rather than to qualify for corporate tax deductions. In fiscal 2017, we incurred approximately $7.1 million of additional tax expense as a result of the Section 162(m) deductibility limit for compensation paid to Mr. Smith and the three other highest-paid executive officers (other than Mr. Graf).

2017 Proxy Statement	39

EXECUTIVE COMPENSATION

Summary Compensation Table

In this section we provide certain tabular and narrative information regarding the compensation of our principal executive and financial officers, our three other most highly compensated executive officers, and T. Michael Glenn (who retired as FedEx’s Executive Vice President, Market Development and Corporate Communications on December 31, 2016) for the fiscal year ended May 31, 2017, and for each of the previous two fiscal years.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (2)		Non-Equity Incentive Plan Compensation ($) (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (4)	All Other Compensation ($) (5)	Total ($)
Frederick W. Smith	2017	1,311,688	0	0	6,564,913		7,215,948	—	513,048	15,605,597
Chairman and Chief Executive Officer (Principal Executive Officer)	2016	1,279,632	0	0	7,572,908		7,360,950	—	543,543	16,757,033
	2015	1,266,960	0	0	8,243,126		981,723	2,942,549	372,817	13,807,175

Alan B. Graf, Jr.	2017	948,468	0	591,851	814,678		2,531,468	—	630,587	5,517,052
Executive Vice President and Chief Financial Officer (Principal Financial Officer)	2016	920,840	0	623,829	914,898		2,409,351	—	600,087	5,469,005
	2015	902,784	0	572,027	995,987		505,581	2,202,335	613,814	5,792,528

David J. Bronczek	2017	1,023,280	75,000	763,626	1,058,850		3,176,694	—	702,997	6,800,447
President and Chief Operating Officer	2016	960,936	0	803,745	1,213,197		3,201,327	—	722,645	6,901,850
	2015	942,096	0	737,104	1,320,316		598,561	2,992,979	654,050	7,245,106

Robert B. Carter	2017	801,564	0	591,851	814,678		2,312,023	785,840	592,757	5,898,713
Executive Vice President, FedEx Information Services and Chief Information Officer	2016	778,216	0	623,829	914,898		2,277,809	562,045	588,897	5,745,694
	2015	762,960	0	572,027	995,987		395,793	730,363	522,364	3,979,494

Christine P. Richards (6)	2017	728,756	50,000	591,851	814,678		2,350,670	—	503,360	5,039,315
Executive Vice President, General Counsel and Secretary	2016	707,532	0	623,829	914,898		2,313,371	—	519,803	5,079,433
	2015	660,624	0	572,027	995,987		342,705	1,588,508	479,261	4,639,112

T. Michael Glenn (7)	2017	507,148	0	591,851	814,678	(8)	1,945,048	—	1,534,396	5,393,121
Former Executive Vice President, Market Development and Corporate Communications	2016	850,028	0	623,829	914,898	(8)	2,339,297	186,648	640,209	5,554,909
	2015	833,364	0	572,027	995,987	(8)	442,141	3,038,492	562,120	6,444,131

(1)	The amounts reported in this column reflect a promotional bonus received by Mr. Bronczek and a special recognition award received by Ms. Richards in fiscal 2017.

(2)

The amounts reported in these columns reflect the aggregate grant date fair value of restricted stock and option awards granted to the named executive officer during each year, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. These amounts reflect our calculation of the value of these awards on the grant date and do not necessarily correspond to the actual value that may ultimately be realized by the officer.

The fair value of restricted stock awards is equal to the fair market value of FedEx’s common stock (the average of the high and low prices of the stock on the New York Stock Exchange) on the date of grant multiplied by the number of shares awarded.

For accounting purposes, we use the Black-Scholes option pricing model to calculate the grant date fair value of stock options. Assumptions used in the calculation of the amounts in the “Option Awards” column are included in note 10 to our audited consolidated financial statements for the fiscal year ended May 31, 2017, included in our Annual Report on Form 10-K for fiscal 2017. See the “Grants of Plan-Based Awards During Fiscal 2017” table for information regarding restricted stock and option awards to the named executive officers during fiscal 2017.

40	2017 Proxy Statement

EXECUTIVE COMPENSATION

(3)

Reflects cash payouts, if any, under FedEx’s fiscal 2017, 2016 and 2015 annual incentive compensation (“AIC”) plans and FY15–FY17, FY14–FY16 and FY13–FY15 long-term incentive (“LTI”) plans, as follows (for further discussion of the fiscal 2017 AIC plan and the FY15–FY17 LTI plan, see “— Compensation Discussion and Analysis — Compensation Elements and Fiscal 2017 Amounts — Cash Payments Under Annual Incentive Compensation Program” and “— Cash Payments Under LTI Program” above):

Name	Year	AIC Payout ($)	LTI Payout ($)	Total Non-Equity Incentive Plan Compensation ($)
F.W. Smith	2017	1,215,948	6,000,000	7,215,948
	2016	1,360,950	6,000,000	7,360,950
	2015	981,723	0	981,723
A.B. Graf, Jr.	2017	731,468	1,800,000	2,531,468
	2016	609,351	1,800,000	2,409,351
	2015	505,581	0	505,581
D.J. Bronczek	2017	926,694	2,250,000	3,176,694
	2016	951,327	2,250,000	3,201,327
	2015	598,561	0	598,561
R.B. Carter	2017	512,023	1,800,000	2,312,023
	2016	477,809	1,800,000	2,277,809
	2015	395,793	0	395,793
C. P. Richards	2017	550,670	1,800,000	2,350,670
	2016	513,371	1,800,000	2,313,371
	2015	342,705	0	342,705
T.M. Glenn *	2017	395,068	1,549,980	1,945,048
	2016	539,297	1,800,000	2,339,297
	2015	442,141	0	442,141

*

Mr. Glenn, who retired effective December 31, 2016, received payouts under each of the fiscal 2017 AIC and FY15–FY17 LTI plans based on the portion of the applicable period during which he was employed.

(4)

Reflects the actuarial increase in the present value of the named executive officer’s benefits under the Pension Plan and the Parity Plan (as each such term is defined under “— Fiscal 2017 Pension Benefits — Overview of Pension Plans”). The present value of the benefits under the Pension Plan and Parity Plan for Mr. Smith decreased as follows: (a) between fiscal 2016 and 2017 — $479,543; and (b) between fiscal 2015 and 2016 — $784,178. The present value of the benefits under the Pension Plan and Parity Plan for Messrs Graf, Bronczek and Glenn and Ms. Richards decreased between fiscal 2016 and 2017 by $116,057, $165,154, $331,888 and $42,048, respectively (the amount for Mr. Glenn reflects the decrease in value of his pension plan benefits through December 31, 2016, the date of his retirement); and for Messrs. Graf and Bronczek and Ms. Richards between fiscal 2015 and 2016 by $97,207, $167,856 and $15,962, respectively. The present value of the pension benefits for each named executive officer increased significantly in 2015 primarily due to a change in the assumed lump sum interest rate and the mortality tables used for nonqualified pension benefits for financial reporting purposes. The amounts in the table and this footnote were determined using assumptions (e.g., for interest rates and mortality rates) consistent with those used in the audited consolidated financial statements included in our annual report on Form 10-K for the fiscal year ended May 31, 2017. See “— Fiscal 2017 Pension Benefits” below.

(5)	Includes:

•	the aggregate incremental cost to FedEx of providing perquisites and other personal benefits;

•	group term life insurance premiums paid by FedEx;

•	company-matching contributions under FedEx’s tax-qualified, defined contribution 401(k) retirement savings plan called the FedEx Corporation Retirement Savings Plan (the “401(k) Plan”);

•

tax payments relating to restricted stock awards and certain business-related use of corporate aircraft. FedEx pays the taxes resulting from a restricted stock award on behalf of the recipient to prevent the need for the officer to sell a portion of a stock award to pay the corresponding tax obligation. While SEC disclosure rules require that these payments be included with tax reimbursement payments and reported as “other compensation” in the Summary Compensation Table, we do not believe these payments are “tax gross-ups” in the traditional sense, since their value is fully reflected in the number of shares ultimately delivered to recipients. See “— Compensation Discussion and Analysis — Compensation Objectives and Design-Related Features — Restricted Stock Program” above; and

•	with respect to Mr. Glenn for fiscal 2017, amounts related to his retirement and compensation for services under his consulting agreement with FedEx, as discussed below.

2017 Proxy Statement	41

EXECUTIVE COMPENSATION

The following table shows the amounts included for each such item:

Name	Year	Perquisites and Other Personal Benefits ($) (a)	Life Insurance Premiums ($)	Company Contributions Under 401(k) Plan ($)	Tax Reimbursement Payments ($) (a)	Other ($) (b)	Total ($)
F.W. Smith	2017	500,777	3,060	9,211	0	—	513,048
	2016	531,742	3,060	8,741	0	—	543,543
	2015	362,268	2,017	8,532	0	—	372,817
A.B. Graf, Jr.	2017	169,003	3,060	9,300	449,224	—	630,587
	2016	114,058	3,060	9,473	473,496	—	600,087
	2015	167,477	3,060	9,100	434,177	—	613,814
D.J. Bronczek	2017	113,294	3,060	7,040	579,603	—	702,997
	2016	100,321	3,060	9,210	610,054	—	722,645
	2015	82,167	3,060	9,350	559,473	—	654,050
R.B. Carter	2017	127,473	3,060	9,206	453,018	—	592,757
	2016	100,792	3,060	9,307	475,738	—	588,897
	2015	72,547	3,060	9,251	437,506	—	522,364
C.P. Richards	2017	41,752	3,060	9,324	449,224	—	503,360
	2016	33,157	3,060	9,005	474,581	—	519,803
	2015	32,674	3,060	9,350	434,177	—	479,261
T.M. Glenn	2017	103,892	3,060	96	488,436	938,912	1,534,396
	2016	154,373	3,060	9,280	473,496	—	640,209
	2015	115,533	3,060	9,350	434,177	—	562,120

(a)	See the following two tables for additional details regarding the amounts included in each item.

(b)

The amount for Mr. Glenn for fiscal 2017 is compensation for services rendered under the consulting agreement referred to in note 7 below, which is discussed further under the caption “Retirements of T. Michael Glenn and Christine P. Richards” beginning on page 55.

During fiscal 2017, 2016 and 2015, unless otherwise noted below, FedEx provided the following perquisites and other personal benefits to the named executive officers:

•

Personal use of corporate aircraft: FedEx maintains a fleet of corporate aircraft that is used primarily for business travel by FedEx employees. FedEx has a written policy that sets forth guidelines and procedures regarding personal use of FedEx corporate aircraft. The policy requires officers to pay FedEx two times the cost of fuel for personal trips, plus applicable passenger ticket taxes and fees. These payments are intended to approximate the incremental cost to FedEx of personal corporate aircraft usage.

•

Mr. Smith is not required to pay FedEx for any travel on corporate aircraft by his family members or guests when they are accompanying him and he is on business travel. Mr. Smith is required to pay FedEx, however, for any personal travel by him and any personal travel by his family members or guests when they are accompanying him and he is on personal travel or when they are traveling without him.

•

Compensation is included in the table above for personal corporate aircraft travel (which for this purpose includes travel to attend a board or stockholder meeting of an outside company or organization for which the officer serves as a director or trustee) by a named executive officer and his or her family members and guests to the extent, if any, that the aggregate incremental cost to FedEx of all such travel exceeds the amount the officer paid FedEx for such travel. The incremental cost to FedEx of personal use of corporate aircraft is calculated based on the variable operating cost to FedEx, which includes the cost of fuel, aircraft maintenance, crew travel, landing fees, ramp fees and other smaller variable costs. Because FedEx corporate aircraft are used primarily for business travel, fixed costs that do not change based on usage, such as pilots’ salaries and purchase and lease costs, are excluded from this calculation.

•

In addition, when an aircraft is already flying to a destination for business purposes and the officers or their family members or guests ride along on the aircraft for personal travel, there is no additional variable operating cost to FedEx associated with the additional passengers, and thus no compensation is included in the table above for such personal travel. With the exception of Mr. Smith, the officer is still required to pay FedEx for such personal travel if persons on business travel occupy less than 50% of the total available seats on the aircraft. The amount of such payment is a pro rata portion (based on the total number of passengers) of the fuel cost for the flight, multiplied by two, plus applicable passenger ticket taxes and fees.

•

For tax purposes, income is imputed to each named executive officer for personal travel and “business-related” travel (travel by the officer’s spouse or adult guest who accompanies the officer on a business trip for the primary purpose of assisting the officer with the business purpose of the trip) for the excess, if any, of the Standard Industrial Fare Level (SIFL) value of all such flights during a calendar year over the aggregate fuel payments made by the officer during that calendar year. The Board of Directors and the FedEx executive security procedures require Mr. Smith to use FedEx corporate aircraft for all travel, including personal travel. Accordingly, FedEx reimburses Mr. Smith for taxes relating to any imputed income for his personal travel and the personal travel of his family members and guests when they are accompanying him (no such reimbursement payments have been made during the last three fiscal years). FedEx reimburses the other named executive officers for taxes relating to imputed income for business-related travel.

42	2017 Proxy Statement

EXECUTIVE COMPENSATION

•

Security services and equipment: Pursuant to FedEx’s executive security procedures, the named executive officers are provided security services and equipment. To the extent the services and equipment are provided by third parties (e.g., out-of-town transportation and other security-related expenses and home security system installation, maintenance and monitoring), we have included in the table above the amounts paid by FedEx for such services and equipment. For Mr. Smith, these amounts totaled $28,661, $34,938 and $38,484 for fiscal 2017, 2016 and 2015, respectively. To the extent the security services are provided by FedEx employees, we have included amounts representing: (a) the number of hours of service provided to the officer by each such employee multiplied by (b) the total hourly compensation cost of the employee (including, among other things, pension and other benefit costs). For Mr. Smith, these amounts totaled $240,374, $262,731 and $232,198 for fiscal 2017, 2016 and 2015, respectively. For additional information regarding executive security services provided to Mr. Smith, see “— Compensation Discussion and Analysis — Compensation Elements and Fiscal 2017 Amounts — Perquisites, Tax Payments and Other Annual Compensation” above.

•

Tax return preparation services: FedEx requires officers to have their income tax returns prepared by a qualified third party (other than our independent registered public accounting firm) and pays all reasonable and customary costs for such services.

•	Financial counseling services: FedEx reimburses officers for certain financial counseling services, subject to various caps.

•	Umbrella insurance premiums: FedEx pays umbrella insurance premiums on behalf of officers.

•	Physical examinations: FedEx pays for officers to have comprehensive annual physical examinations.

•

Travel Privileges: FedEx provides certain executive officers and their spouses with travel privileges on certain airline partners. There is a small per-trip ticketing fee incurred by FedEx in connection with these privileges.

•

Supplemental Disability Benefits: FedEx provides executive officers with salary continuation benefits for short-term disability (100% of base salary for 28 weeks) and supplemental long-term disability benefits. Both benefit programs are self-funded (i.e., no premiums are paid to a third-party insurer) and thus there is no incremental cost to FedEx to provide these benefit programs.

The following table shows the amounts included in the table (the aggregate incremental cost to FedEx) for each such item:

Name	Year	Personal Use of Corporate Aircraft ($) (a)	Security Services and Equipment ($)	Tax Return Preparation Services ($)	Financial Counseling Services ($)	Umbrella Insurance Premiums ($)	Other ($) (b)	Total ($)
F.W. Smith	2017	134,281	269,035	44,854	50,000	2,607	0	500,777
	2016	135,226	297,669	46,240	50,000	2,607	0	531,742
	2015	0	270,682	38,979	50,000	2,607	0	362,268
A.B. Graf, Jr.	2017	133,916	11,441	8,891	12,148	2,607	0	169,003
	2016	76,748	11,242	9,212	14,249	2,607	0	114,058
	2015	71,990	71,055	10,514	11,311	2,607	0	167,477
D.J. Bronczek	2017	55,114	11,483	14,200	29,578	2,607	312	113,294
	2016	71,754	25,696	0	0	2,607	264	100,321
	2015	23,255	9,814	14,200	32,051	2,607	240	82,167
R.B. Carter	2017	20,221	86,806	3,250	14,445	2,607	144	127,473
	2016	25,836	57,442	2,850	12,033	2,607	24	100,792
	2015	0	38,836	2,850	28,182	2,607	72	72,547
C.P. Richards	2017	0	27,949	4,550	6,646	2,607	0	41,752
	2016	0	27,175	3,375	0	2,607	0	33,157
	2015	0	26,092	3,975	0	2,607	0	32,674
T.M. Glenn	2017	15,539	27,112	21,372	2,990	2,607	34,272	103,892
	2016	2,213	124,207	21,580	2,782	2,607	984	154,373
	2015	0	92,195	16,354	3,484	2,607	893	115,533

(a)

The amounts shown include the following amounts for use of corporate aircraft to attend board or stockholder meetings of outside companies or organizations for which the officers serve as directors for fiscal 2017: Mr. Graf — $101,164, Mr. Carter — $19,486 and Mr. Glenn — $7,923, and for fiscal 2016: Mr. Graf — $54,835. The entire amounts shown for Mr. Graf for fiscal 2015 and Mr. Carter for fiscal 2016, represent use of corporate aircraft to attend board or stockholder meetings of outside companies or organizations for which the officers serve as directors.

(b)

For fiscal 2017, 2016 and 2015, includes physical examinations and/or ticketing fees for airline travel privileges. The amount for Mr. Glenn for fiscal 2017 also includes $34,200 for a retirement gift.

2017 Proxy Statement	43

EXECUTIVE COMPENSATION

The following table shows the tax payments relating to the items listed, which are included in the table:

Name	Year	Restricted Stock ($)	Business- Related Use of Corporate Aircraft ($)	Other ($)*	Total ($)
F.W. Smith	2017	0	0	—	0
	2016	0	0	—	0
	2015	0	0	—	0
A.B. Graf, Jr.	2017	449,224	0	—	449,224
	2016	473,496	0	—	473,496
	2015	434,177	0	—	434,177
D.J. Bronczek	2017	579,603	0	—	579,603
	2016	610,054	0	—	610,054
	2015	559,473	0	—	559,473
R.B. Carter	2017	449,224	3,794	—	453,018
	2016	473,496	2,242	—	475,738
	2015	434,177	3,329	—	437,506
C.P. Richards	2017	449,224	0	—	449,224
	2016	473,496	1,085	—	474,581
	2015	434,177	0	—	434,177
T.M. Glenn	2017	449,224	14,497	24,715	488,436
	2016	473,496	0	—	473,496
	2015	434,177	0	—	434,177

*	The amount for Mr. Glenn for fiscal 2017 is the tax payment related to his retirement gift.

(6)

Ms. Richards is retiring effective September 30, 2017. In connection with her retirement, Ms. Richards and FedEx entered into a separation and release agreement, which is discussed under the caption “Retirements of T. Michael Glenn and Christine P. Richards” beginning on page 55.

(7)

Mr. Glenn retired on December 31, 2016. In connection with Mr. Glenn’s retirement, he entered into a consulting agreement, which is discussed under the caption “Retirements of T. Michael Glenn and Christine P. Richards” beginning on page 55.

(8)

In connection with his retirement, Mr. Glenn forfeited an aggregate of 47,183 options that had not yet vested, including 19,385, 12,008 and 9,635 options that were granted in fiscal 2017, 2016 and 2015, respectively.

44	2017 Proxy Statement

EXECUTIVE COMPENSATION

Grants of Plan-Based Awards During Fiscal 2017

The following table sets forth information regarding grants of plan-based awards made to the named executive officers during the fiscal year ended May 31, 2017:

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All-Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh) (1)	Closing Price on Grant Date ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (2)
Name	Type of Plan/Award	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)
F.W. Smith	Stock Option (3)	06/06/2016	06/05/2016					156,210	162.82	163.27	6,564,913
	FY17 AIC (4)			918,182	1,836,363	3,672,726
	FY17–FY19 LTI (5)			1,150,000	4,600,000	6,900,000
A.B. Graf, Jr.	Restricted Stock (6)	06/06/2016	06/05/2016				3,635				591,851
	Stock Option (3)	06/06/2016	06/05/2016					19,385	162.82	163.27	814,678
	FY17 AIC (4)			474,234	948,468	1,896,936
	FY17–FY19 LTI (5)			343,750	1,375,000	2,062,500
D.J. Bronczek	Restricted Stock (6)	06/06/2016	06/05/2016				4,690				763,626
	Stock Option (3)	06/06/2016	06/05/2016					25,195	162.82	163.27	1,058,850
	FY17 AIC (4)(7)			581,138	1,162,275	2,324,550
	FY17–FY19 LTI (5)(7)			491,667	1,966,667	2,950,000
R.B. Carter	Restricted Stock (6)	06/06/2016	06/05/2016				3,635				591,851
	Stock Option (3)	06/06/2016	06/05/2016					19,385	162.82	163.27	814,678
	FY17 AIC (4)			400,782	801,564	1,603,128
	FY17–FY19 LTI (5)			343,750	1,375,000	2,062,500
C.P. Richards	Restricted Stock (6)	06/06/2016	06/05/2016				3,635				591,851
	Stock Option (3)	06/06/2016	06/05/2016					19,385	162.82	163.27	814,678
	FY17 AIC (4)			364,378	728,756	1,457,512
	FY17–FY19 LTI (5)			343,750	1,375,000	2,062,500
T.M. Glenn	Restricted Stock (6)(8)	06/06/2016	06/05/2016				3,635				591,851
	Stock Option (3)(9)	06/06/2016	06/05/2016					19,385	162.82	163.27	814,678
	FY17 AIC (4)(10)			253,574	507,148	1,014,296
	FY17–FY19 LTI (5)(10)			66,836	267,346	401,019

(1)	The exercise price of the options is the fair market value of FedEx’s common stock (the average of the high and low prices of the stock on the New York Stock Exchange) on the grant date.

(2)

Represents the grant date fair value of each equity-based award, computed in accordance with FASB ASC Topic 718. See note 2 to the Summary Compensation Table for information regarding the assumptions used in the calculation of these amounts.

(3)

Stock options granted to the named executive officers generally vest ratably over four years beginning on the first anniversary of the grant date. The options may not be transferred in any manner other than by will or the laws of descent and distribution and may be exercised during the lifetime of the optionee only by the optionee. See “— Compensation Discussion and Analysis — Compensation Elements and Fiscal 2017 Amounts — Long-Term Equity Incentives — Stock Options and Restricted Stock” above for further discussion of stock option awards.

(4)

In June 2016, the Board of Directors, upon the recommendation of the Compensation Committee, established this annual performance cash compensation plan, which provided a cash payment opportunity to the named executive officers at the conclusion of fiscal 2017. Payment amounts were based upon the achievement of company financial performance goals for fiscal 2017. See “— Compensation Discussion and Analysis — Compensation Elements and fiscal 2017 Amounts — Cash Payments Under Annual Incentive Compensation Program” above for further discussion of this plan, including actual payment amounts.

(5)

The Board of Directors, upon the recommendation of the Compensation Committee, established this long-term performance cash compensation plan in June 2016. The plan provides a long-term cash payment opportunity to the named executive officers at the conclusion of fiscal 2019 if FedEx achieves an aggregate earnings-per-share goal established by the Board with respect to the three-fiscal-year period 2017 through 2019. No amounts can be earned under the plan until 2019 because achievement of the earnings-per-share goal can only be determined following the conclusion of the three-fiscal-year period. The estimated individual future payouts under the plan are set dollar amounts ranging from threshold (minimum) amounts, if the earnings-per-share goal achieved is less than target, up to maximum amounts, if the plan goal is substantially exceeded. There is no assurance that these estimated future payouts will be achieved. See “— Compensation Discussion and Analysis — Compensation Elements and Fiscal 2017 Amounts — Cash Payments Under LTI Program” above for further discussion of this plan.

2017 Proxy Statement	45

EXECUTIVE COMPENSATION

(6)

Shares of restricted stock awarded to the named executive officers generally vest ratably over four years beginning on the first anniversary of the grant date. Holders of restricted shares are entitled to vote such shares and receive any dividends paid on FedEx common stock. FedEx pays the taxes resulting from a restricted stock award on behalf of the recipient (these tax payments are included in the “All Other Compensation” column in the Summary Compensation Table). See “— Compensation Discussion and Analysis — Compensation Elements and Fiscal 2017 Amounts — Long-Term Equity Incentives — Stock Options and Restricted Stock” above for further discussion of restricted stock awards.

(7)

Mr. Bronczek, who became President and COO of FedEx on February 1, 2017, received a prorated fiscal 2017 AIC payout based on the portions of the year that he served as President and CEO of FedEx Express and as President and COO of FedEx. Mr. Bronczek’s payout opportunity under the FY17–FY19 LTI plan will be prorated based on the applicable fiscal years during which he served as President and CEO of FedEx Express (fiscal 2017) and President and COO of FedEx (fiscal 2018 and 2019).

(8)	In accordance with the terms of FedEx’s 2010 Omnibus Stock Incentive Plan, the restrictions applicable to these shares lapsed upon Mr. Glenn’s retirement on December 31, 2016.

(9)	These options were forfeited upon Mr. Glenn’s retirement.

(10)

Mr. Glenn, who retired effective December 31, 2016, received a prorated fiscal 2017 AIC payout based on the portion of fiscal 2017 during which he was employed. Mr. Glenn is eligible for a payout under the FY17-FY19 LTI plan based on the portion of the applicable three-fiscal-year period during which he was employed.

46	2017 Proxy Statement

EXECUTIVE COMPENSATION

Outstanding Equity Awards at End of Fiscal 2017

The following table sets forth for each named executive officer certain information about unexercised stock options and unvested shares of restricted stock held at the end of the fiscal year ended May 31, 2017:

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (a)		Market Value of Shares or Units of Stock That Have Not Vested ($) (b)
Name	Exercisable	Unexercisable (a)
F.W. Smith	204,150	—		90.8100	06/02/2018
	271,750	—		56.3100	06/08/2019
	195,500	—		78.1900	06/07/2020
	176,100	—		89.1050	06/06/2021
	198,675	—		85.2550	06/04/2022
	152,835	50,945	(1)	96.8650	06/03/2023
	79,742	79,743	(2)	143.5450	06/09/2024
	33,130	99,390	(3)	180.8200	06/08/2025
	—	156,210	(4)	162.8200	06/06/2026
A.B. Graf, Jr.	24,100	—		90.8100	06/02/2018
	34,580	—		56.3100	06/08/2019
	23,100	—		78.1900	06/07/2020
	21,480	—		89.1050	06/06/2021
	24,235	—		85.2550	06/04/2022
	18,465	6,155	(5)	96.8650	06/03/2023
	9,635	9,635	(6)	143.5450	06/09/2024
	4,002	12,008	(7)	180.8200	06/08/2025
	—	19,385	(8)	162.8200	06/06/2026
						9,646	(9)	1,869,781
D.J. Bronczek	1,101	—		90.8100	06/02/2018
	46,555	—		56.3100	06/08/2019
	30,775	—		78.1900	06/07/2020
	28,450	—		89.1050	06/06/2021
	32,100	—		85.2550	06/04/2022
	24,480	8,160	(10)	96.8650	06/03/2023
	12,772	12,773	(11)	143.5450	06/09/2024
	5,307	15,923	(12)	180.8200	06/08/2025
	—	25,195	(13)	162.8200	06/06/2026
						12,435	(14)	2,410,400
R.B. Carter	24,100	—		90.8100	06/02/2018
	23,100	—		78.1900	06/07/2020
	21,480	—		89.1050	06/06/2021
	24,235	—		85.2550	06/04/2022
	18,465	6,155	(15)	96.8650	06/03/2023
	9,635	9,635	(16)	143.5450	06/09/2024
	4,002	12,008	(17)	180.8200	06/08/2025
	—	19,385	(18)	162.8200	06/06/2026
						9,646	(19)	1,869,781
C.P. Richards	21,480	—		89.1050	06/06/2021
	18,465	6,155	(20)	96.8650	06/03/2023
	9,635	9,635	(21)	143.5450	06/09/2024
	4,002	12,008	(22)	180.8200	06/08/2025
	—	19,385	(23)	162.8200	06/06/2026
						9,646	(24)	1,869,781
T.M. Glenn	9,635	—		143.5450	06/09/2024
	4,002	—		180.8200	06/08/2025

2017 Proxy Statement	47

EXECUTIVE COMPENSATION

(a)	The following table sets forth the vesting dates of the options and restricted stock included in these columns:

		Date	Number			Date	Number
F.W. Smith	(1)	06/03/2017	50,945	A.B. Graf, Jr.	(5)	06/03/2017	6,155
	(2)	06/09/2017	39,871		(6)	06/09/2017	4,817
		06/09/2018	39,872			06/09/2018	4,818
	(3)	06/08/2017	33,130		(7)	06/08/2017	4,003
		06/08/2018	33,130			06/08/2018	4,002
		06/08/2019	33,130			06/08/2019	4,003
	(4)	06/06/2017	39,052		(8)	06/06/2017	4,846
		06/06/2018	39,053			06/06/2018	4,846
		06/06/2019	39,052			06/06/2019	4,846
		06/06/2020	39,053			06/06/2020	4,847
					(9)	06/03/2017	1,430
						06/06/2017	908
						06/08/2017	863
						06/09/2017	996
						06/06/2018	909
						06/08/2018	862
						06/09/2018	997
						06/06/2019	909
						06/08/2019	863
						06/06/2020	909
D.J. Bronczek	(10)	06/03/2017	8,160	R.B. Carter	(15)	06/03/2017	6,155
	(11)	06/09/2017	6,386		(16)	06/09/2017	4,817
		06/09/2018	6,387			06/09/2018	4,818
	(12)	06/08/2017	5,308		(17)	06/08/2017	4,003
		06/08/2018	5,307			06/08/2018	4,002
		06/08/2019	5,308			06/08/2019	4,003
	(13)	06/06/2017	6,298		(18)	06/06/2017	4,846
		06/06/2018	6,299			06/06/2018	4,846
		06/06/2019	6,299			06/06/2019	4,846
		06/06/2020	6,299			06/06/2020	4,847
	(14)	06/03/2017	1,843		(19)	06/03/2017	1,430
		06/06/2017	1,172			06/06/2017	908
		06/08/2017	1,111			06/08/2017	863
		06/09/2017	1,284			06/09/2017	996
		06/06/2018	1,173			06/06/2018	909
		06/08/2018	1,111			06/08/2018	862
		06/09/2018	1,284			06/09/2018	997
		06/06/2019	1,172			06/06/2019	909
		06/08/2019	1,112			06/08/2019	863
		06/06/2020	1,173			06/06/2020	909

48	2017 Proxy Statement

EXECUTIVE COMPENSATION

		Date	Number
C.P. Richards	(20)	06/03/2017	6,155
	(21)	06/09/2017	4,817
		06/09/2018	4,818
	(22)	06/08/2017	4,003
		06/08/2018	4,002
		06/08/2019	4,003
	(23)	06/06/2017	4,846
		06/06/2018	4,846
		06/06/2019	4,846
		06/06/2020	4,847
	(24)	06/03/2017	1,430
		06/06/2017	908
		06/08/2017	863
		06/09/2017	996
		06/06/2018	909
		06/08/2018	862
		06/09/2018	997
		06/06/2019	909
		06/08/2019	863
		06/06/2020	909

(b)	Computed by multiplying the closing market price of FedEx’s common stock on May 31, 2017 (which was $193.84) by the number of shares.

Option Exercises and Stock Vested During Fiscal 2017

The following table sets forth for each named executive officer certain information about stock options that were exercised and restricted stock that vested during the fiscal year ended May 31, 2017:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
F.W. Smith	175,000	12,998,394	0	0
A.B. Graf, Jr.	25,655	2,209,495	5,110	833,946
D.J. Bronczek	57,698	4,784,875	6,582	1,074,178
R.B. Carter	60,235	6,253,773	5,110	833,946
C.P. Richards	80,080	7,353,603	5,110	833,946
T.M. Glenn (3)	171,615	17,641,299	14,756	2,636,012

(1)

If the shares were sold immediately upon exercise, the value realized on exercise of the option is the difference between the actual sales price and the exercise price of the option. Otherwise, the value realized is the difference between the fair market value of FedEx’s common stock (the average of the high and low prices of the stock on the New York Stock Exchange) on the date of exercise and the exercise price of the option.

(2)	Represents the fair market value of the shares on the vesting date.

(3)	In accordance with the terms of FedEx’s 2010 Omnibus Stock Incentive Plan, the restrictions applicable to 9,646 shares lapsed upon Mr. Glenn’s retirement on December 31, 2016.

2017 Proxy Statement	49

EXECUTIVE COMPENSATION

Fiscal 2017 Pension Benefits

The following table sets forth for each named executive officer the present value of accumulated benefits at May 31, 2017, under FedEx’s defined benefit pension plans. For information regarding benefits triggered by retirement under our stock option and restricted stock plans, see “— Potential Payments Upon Termination or Change of Control” below.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($) (1)	Payments During Fiscal 2017 ($)
F.W. Smith	FedEx Corporation Employees’ Pension Plan	45	1,184,169	108,191	(2)
	FedEx Corporation Retirement Parity Pension Plan	45	25,489,858	0
A.B. Graf, Jr.	FedEx Corporation Employees’ Pension Plan	37	1,743,390	0
	FedEx Corporation Retirement Parity Pension Plan	37	13,772,358	0
D.J. Bronczek	FedEx Corporation Employees’ Pension Plan	41	1,898,261	0
	FedEx Corporation Retirement Parity Pension Plan	41	17,782,141	0
R.B. Carter	FedEx Corporation Employees’ Pension Plan	24	1,203,545	0
	FedEx Corporation Retirement Parity Pension Plan	24	6,834,685	0
C.P. Richards	FedEx Corporation Employees’ Pension Plan	33	1,821,757	0
	FedEx Corporation Retirement Parity Pension Plan	33	7,139,155	0
T.M. Glenn	FedEx Corporation Employees’ Pension Plan	36	1,646,552	279,480	(3)
	FedEx Corporation Retirement Parity Pension Plan	36	13,163,757	0

(1)

These amounts were determined using assumptions (e.g., for interest rates and mortality rates) consistent with those used in the audited consolidated financial statements included in our annual report on Form 10-K for the fiscal year ended May 31, 2017. The benefits are expressed as lump sum amounts, even though the benefits using the traditional pension benefit formula under the Pension Plan (as defined below) are generally not payable as a lump sum distribution (only $1,000 or less may be distributed as a lump sum under the traditional pension benefit formula under the Pension Plan). The benefits using the Portable Pension Account formula under the Pension Plan may be paid as a lump sum.

The present value of the Pension Plan traditional pension benefit is equal to the single life annuity payable at the normal retirement date (age 60), or June 1, 2017, if the officer is past normal retirement age, converted based on an interest rate of 4.081% and the RP2014 mortality table with the MP2016 generational mortality improvement scale (as adjusted for purposes of the Pension Plan and Parity Plan (as defined below)) discounted to May 31, 2017, using an interest rate of 4.081%. The present value of the Parity Plan traditional pension benefit is equal to the single life annuity payable at the normal retirement age, or June 1, 2017, if the officer is past normal retirement age, converted based on an interest rate of 3% for lump sums paid through May 31, 2018, 3.5% for lump sums paid between June 1, 2018 and May 31, 2019, and 4% for lump sums paid on and after June 1, 2019, and the 1994 Group Annuity Reserving Table and discounted to May 31, 2017, using an interest rate of 4.081%. The present value of the Portable Pension Account (discussed below) is equal to the officer’s account balance at May 31, 2017, projected to the normal retirement date, if applicable, based on an interest rate of 4% (compounded quarterly) and discounted to May 31, 2017, using an interest rate of 4.081%.

(2)	In accordance with the terms of the Pension Plan, Mr. Smith was required to commence receiving his Pension Plan benefits during fiscal 2016.

(3)	Mr. Glenn retired on December 31, 2016, and began receiving payments under the Pension Plan during fiscal 2017.

Overview of Pension Plans

FedEx maintains a tax-qualified, defined benefit pension plan called the FedEx Corporation Employees’ Pension Plan (the “Pension Plan”). For fiscal 2017, the maximum compensation limit under a tax-qualified pension plan was $265,000. The Internal Revenue Code also limits the maximum annual benefits that may be accrued under a tax-qualified, defined benefit pension plan. In order to provide 100% of the benefits that would otherwise be denied certain management-level participants in the Pension Plan due to these limitations, FedEx also maintains a supplemental, non-tax-qualified plan called the FedEx Corporation Retirement Parity Pension Plan (the “Parity Plan”). Benefits under the Parity Plan are general, unsecured obligations of FedEx.

Effective May 31, 2003, FedEx amended the Pension Plan and the Parity Plan to add a cash balance feature, which is called the Portable Pension Account. Eligible employees as of May 31, 2003, had the option to make a one-time election to accrue future pension benefits under either the cash balance formula or the traditional pension benefit formula. In either case, employees retained all benefits previously accrued under the traditional pension benefit formula and continued to receive the benefit of future compensation increases on benefits accrued as of May 31, 2003. Eligible employees hired after May 31, 2003, accrue benefits exclusively under the Portable Pension Account.

50	2017 Proxy Statement

EXECUTIVE COMPENSATION

Beginning June 1, 2008, eligible employees who participate in the Pension Plan and the Parity Plan, including the named executive officers, accrue all future pension benefits under the Portable Pension Account. In addition, benefits previously accrued under the Pension Plan and the Parity Plan using the traditional pension benefit formula were capped as of May 31, 2008, and those benefits will be payable beginning at retirement. Effective June 1, 2008, each participant in the Pension Plan and the Parity Plan who was age 40 or older on that date and who has an accrued traditional pension benefit will receive a transition compensation credit, as described in more detail below. Employees who elected in 2003 to accrue future benefits under the Portable Pension Account will continue to accrue benefits under that formula.

The named executive officers also participate in the 401(k) Plan. The annual matching company contribution under the 401(k) Plan is a maximum of 3.5% of eligible earnings.

In order to provide 100% of the benefits that would otherwise be limited due to certain limitations imposed by United States tax laws, Parity Plan participants, including the named executive officers, receive additional Portable Pension Account compensation credits equal to 3.5% of any eligible earnings above the maximum compensation limit for tax-qualified plans.

Normal retirement age for the majority of participants, including the named executive officers, under the Pension Plan and the Parity Plan is age 60. However, for benefits accrued after January 31, 2016, the normal retirement age is age 62. The traditional pension benefit under the Pension Plan for a participant who retires between the ages of 55 and 60 will be reduced by 3% for each year the participant receives his or her benefit prior to age 60.

Traditional Pension Benefit

Under the traditional pension benefit formula, the Pension Plan and the Parity Plan provide 2% of the average of the five calendar years (three calendar years for the Parity Plan) of highest earnings during employment multiplied by years of credited service for benefit accrual up to 25 years. Eligible compensation for the traditional pension benefit under the Pension Plan and the Parity Plan for the named executive officers includes salary and annual incentive compensation.

A named executive officer’s capped accrued traditional pension benefit was calculated using his or her years of credited service as of either May 31, 2003 or May 31, 2008, depending on whether he or she chose to accrue future benefits under the cash balance formula or the traditional pension benefit formula in 2003, and his or her eligible earnings history as of May 31, 2008.

Portable Pension Account

The benefit under the Portable Pension Account is expressed as a notional cash balance account. For each plan year in which a participant is credited with a year of service, compensation credits are added based on the participant’s age and years of service as of the end of the prior plan year and the participant’s eligible compensation for the prior calendar year based on the following table:

Age + Service on May 31	Compensation Credit
Less than 55	5%
55 – 64	6%
65 – 74	7%
75 or over	8%

On May 31, 2016, the sum of age plus years of service for the named executive officers was as follows: Mr. Smith — 115; Mr. Graf — 98; Mr. Bronczek — 101; Mr. Carter — 79; Ms. Richards — 93; and Mr. Glenn — 95. Eligible compensation under the Portable Pension Account feature for the named executive officers includes salary and annual incentive compensation. Messrs. Smith, Graf and Bronczek elected the Portable Pension Account feature on June 1, 2003. Messrs. Glenn and Carter and Ms. Richards began accruing benefits under the Portable Pension Account on June 1, 2008.

Transition compensation credits are an additional compensation credit percentage to be granted to participants in the Pension Plan and the Parity Plan who were age 40 or older on June 1, 2008, and who have an accrued benefit under the traditional pension benefit formula. For each plan year in which an eligible participant is credited with a year of service, transition compensation credits will be added based on the participant’s age and years of service as of the end of the prior plan year and the participant’s eligible compensation for the prior calendar year based on the following table:

Age + Service on May 31	Transition Compensation Credit *
Less than 55	2%
55 – 64	3%
65 – 74	4%
75 or over	5%
* For years of credited service over 25, transition compensation credits are 2% per year.

2017 Proxy Statement	51

EXECUTIVE COMPENSATION

An eligible participant will receive transition compensation credits for five years (through May 31, 2013) or until he or she has 25 years of credited service, whichever is longer. For participants with 25 or more years of service, transition compensation credits are 2% per year and ceased as of May 31, 2013. An eligible participant’s first transition compensation credit was added to his or her Portable Pension Account as of May 31, 2009.

Interest credits are added to a participant’s Portable Pension Account benefit as of the end of each fiscal quarter (August 31, November 30, February 28 and May 31) after a participant accrues his or her first compensation credit. The May 31 interest credit is added prior to the May 31 compensation credit or transition compensation credit (or additional compensation credit under the Parity Plan). Interest credits are based on the Portable Pension Account notional balance and a quarterly interest-crediting factor, which is equal to the greater of (a) 1/4 of the one-year Treasury constant maturities rate for April of the preceding plan year plus 0.25% and (b) 1% (1/4 of 4%). Interest credits will continue to be added until the last day of the month before plan benefits are distributed. The quarterly interest-crediting factor for the plan year ended May 31, 2016, was 1%. The quarterly interest-crediting factor for the plan year ended May 31, 2017, was 1%.

Lump Sum Distribution

Upon a participant’s retirement, the vested traditional pension benefit under the Pension Plan is payable as a monthly annuity. Upon a participant’s retirement or other termination of employment, an amount equal to the vested Portable Pension Account notional balance under the Pension Plan is payable to the participant in the form of a lump sum payment or an annuity.

All Parity Plan benefits are paid as a single lump sum distribution as follows:

•	For the portion of the benefit accrued under the Portable Pension Account formula, the lump sum benefit will be paid six months following the date of the participant’s termination of employment; and

•

For the portion of the benefit accrued under the traditional pension benefit formula, the lump sum benefit will be paid the later of the date the participant turns age 55 or six months following the date of the participant’s termination of employment.

Potential Payments Upon Termination or Change of Control

This section provides information regarding payments and benefits to the named executive officers that would be triggered by termination of the officer’s employment (including resignation, or voluntary termination; severance, or involuntary termination; and retirement) or a change of control of FedEx.

Each of the named executive officers, other than Mr. Glenn who retired on December 31, 2016, is an at-will employee and, as such, does not have an employment contract. In addition, if the officer’s employment terminates for any reason other than retirement, death or permanent disability, any unvested stock options are automatically terminated and any unvested shares of restricted stock are automatically forfeited. Accordingly, there are no payments or benefits that are triggered by any termination event (including resignation and severance) other than retirement, death or permanent disability, or in connection with a change of control of FedEx.

Benefits Triggered by Retirement, Death or Permanent Disability — Stock Option and Restricted Stock Plans

Retirement. When an employee retires:

•	if retirement occurs at or after age 60, all restrictions applicable to the restricted shares held by the employee lapse on the date of retirement;

•

if retirement occurs at or after age 55, but before age 60, the restrictions applicable to restricted shares held by the employee continue until the earlier of the specified expiration of the restriction period, the employee’s permanent disability or the employee’s death; and

•	all of the employee’s unvested stock options terminate.

For information regarding retirement benefits under our pension plans, see “— Fiscal 2017 Pension Benefits” above.

52	2017 Proxy Statement

EXECUTIVE COMPENSATION

Death or Permanent Disability. When an employee dies or becomes permanently disabled:

•	all restrictions applicable to the restricted shares held by the employee immediately lapse; and

•	all of the employee’s unvested stock options immediately vest.

The following table quantifies for each named executive officer (other than Mr. Glenn) the value of his or her unvested restricted shares and stock options, the vesting of which would be accelerated upon death or permanent disability (assuming the officer died or became permanently disabled on May 31, 2017):

Benefits Triggered by Death or Permanent Disability

Name	Value of Unvested Restricted Shares ($) (1)	Value of Unvested Stock Options ($) (2)	Total ($)
F.W. Smith	0	15,090,758	15,090,758
A.B. Graf, Jr.	1,869,781	1,839,140	3,708,921
D.J. Bronczek	2,410,400	2,422,600	4,833,000
R.B. Carter	1,869,781	1,839,140	3,708,921
C.P. Richards	1,869,781	1,839,140	3,708,921

(1)

Computed by multiplying the closing market price per share of FedEx’s common stock on May 31, 2017 (which was $193.84) by the number of unvested shares of restricted stock held by the officer as of May 31, 2017.

(2)

Represents the difference between the closing market price per share of FedEx’s common stock on May 31, 2017 (which was $193.84) and the exercise price of each unvested option (if the exercise price of the option was less than such market price) held by the officer as of May 31, 2017.

In addition, FedEx provides each named executive officer with:

•	$1,500,000 of group term life insurance coverage;

•	$500,000 of business travel accident insurance coverage for death or certain injuries suffered as a result of an accident while traveling on company business; and

•

A supplemental long-term disability program, with a monthly benefit equal to 60% of the officer’s basic monthly earnings (provided the officer continues to meet the definition of disability, these benefits generally continue until age 65).

Benefits Triggered by Change of Control or Termination after Change of Control — Stock Option and Restricted Stock Plans and Management Retention Agreements

Stock Option and Restricted Stock Plans. Our 2010 Omnibus Stock Incentive Plan provides that, in the event of a change of control (as defined in the plan), each holder of an unexpired option has the right to exercise such option without regard to the date such option would first be exercisable. The plan also provides that, in the event of a change of control (as defined in the plan), depending on the change of control event, either (i) the restricted shares will be canceled and FedEx shall make a cash payment to each holder in an amount equal to the product of the highest price per share received by the holders of FedEx’s common stock in connection with the change of control multiplied by the number of restricted shares held or (ii) the restrictions applicable to any such shares will immediately lapse.

Under FedEx’s 2010 Omnibus Stock Incentive Plan, our Compensation Committee may exercise its discretion to provide for a treatment different than described above with respect to any particular stock option or restricted stock award, as set forth in the related award agreement. To date, such discretion has not been exercised.

2017 Proxy Statement	53

EXECUTIVE COMPENSATION

The following table quantifies for each named executive officer (other than Mr. Glenn) the value of his or her unvested restricted shares and stock options, the vesting of which would be accelerated upon a change of control (assuming that the change of control occurred on May 31, 2017, and that the highest price per share received by FedEx’s stockholders in connection with the change of control was the closing market price on May 31, 2017, which was $193.84):

Benefits Triggered by Change of Control (1)

Name	Value of Unvested Restricted Shares ($) (2)	Value of Unvested Stock Options ($) (3)	Total ($)
F.W. Smith	0	15,090,758	15,090,758
A.B. Graf, Jr.	1,869,781	1,839,140	3,708,921
D.J. Bronczek	2,410,400	2,422,600	4,833,000
R.B. Carter	1,869,781	1,839,140	3,708,921
C.P. Richards	1,869,781	1,839,140	3,708,921

(1)

As discussed below, the officer is also entitled under his or her MRA (as defined below) to a two-year employment agreement upon a change of control and certain guaranteed compensation and benefits during the term of the two-year employment period.

(2)

Computed by multiplying the closing market price per share of FedEx’s common stock on May 31, 2017 (which was $193.84) by the number of unvested shares of restricted stock held by the officer as of May 31, 2017.

(3)

Represents the difference between the closing market price per share of FedEx’s common stock on May 31, 2017 (which was $193.84) and the exercise price of each unvested option (if the exercise price of the option was less than such market price) held by the officer as of May 31, 2017.

Management Retention Agreements. FedEx has entered into Management Retention Agreements (“MRAs”) with each of its executive officers, including the named executive officers (other than Mr. Glenn, who has retired). The purpose of the MRAs is to secure the executives’ continued services in the event of any threat or occurrence of a change of control (as defined in the MRAs; such term has the same meaning as used in FedEx’s equity compensation plans). The terms and conditions of the MRAs with the named executive officers are summarized below.

Term. Each MRA renews annually for consecutive one-year terms, unless FedEx gives at least thirty days’, but not more than ninety days’, prior notice that the agreement will not be extended. The non-extension notice may not be given at any time when the Board of Directors has knowledge that any person has taken steps reasonably calculated to effect a change of control of FedEx.

Employment Period. Upon a change of control, the MRA immediately establishes a two-year employment agreement with the executive officer. During the employment period, the officer’s position (including status, offices, titles and reporting relationships), authority, duties and responsibilities may not be materially diminished.

Compensation. During the two-year employment period, the executive officer receives base salary (no less than his or her highest base salary over the twelve-month period prior to the change of control) and is guaranteed the same annual incentive compensation opportunities as in effect during the 90-day period immediately prior to the change of control. The executive officer also receives incentive (including long-term performance bonus) and retirement plan benefits, expense reimbursement, fringe benefits, office and staff support, welfare plan benefits and vacation benefits. These benefits must be no less than the benefits the officer had during the 90-day period immediately prior to the change of control.

Termination. The MRA terminates immediately upon the executive officer’s death, voluntary termination or retirement. FedEx may terminate the MRA for disability, as determined in accordance with the procedures under FedEx’s long-term disability benefits plan. Once disability is established, he or she receives 180 days’ prior notice of termination. During the employment period, FedEx also may terminate the officer’s employment for “cause” (which includes any act of dishonesty by the officer intended to result in substantial personal enrichment, the conviction of the officer of a felony and certain material violations by the officer of his or her obligations under the MRA).

Benefits for Qualifying Termination. A “qualifying termination” is a termination of the executive’s employment by FedEx other than for cause, disability or death or by the officer for “good reason” (principally relating to a material diminution in the officer’s authority, duties or responsibilities or a material failure by FedEx to compensate the officer as provided in the MRA).

In the event of a qualifying termination, the executive officer will receive a lump sum cash payment equal to two times his or her base salary (the highest annual rate in effect during the twelve-month period prior to the date of termination) plus two times target annual incentive compensation. The payments

54	2017 Proxy Statement

EXECUTIVE COMPENSATION

will be made to the officer on the date that is six months after his or her date of termination (or, if earlier than the end of such six-month period, within 30 days following the date of the executive’s death). In addition, the executive officer will receive 18 months of continued coverage of medical, dental and vision benefits.

An executive officer’s benefits under the MRA will be reduced to the largest amount that would result in none of the MRA payments being subject to any excise tax. If the Internal Revenue Service otherwise determines that any MRA benefits are subject to excise taxes, the executive officer is required to repay FedEx the minimum amount necessary so that no excise taxes are payable.

In exchange for these benefits, the executive officer has agreed that, for the one-year period following his or her termination, he or she will not own, manage, operate, control or be employed by any enterprise that competes with FedEx or any of its affiliates.

The following table quantifies for each named executive officer (other than Mr. Glenn) the payments and benefits under his or her MRA triggered by a qualifying termination of the officer immediately following a change of control (assuming that the change of control and qualifying termination occurred on May 31, 2017, and that the highest price per share received by FedEx’s stockholders in connection with the change of control was the closing market price of FedEx’s common stock on May 31, 2017, which was $193.84):

Payments and Benefits Triggered by Qualifying Termination after Change of Control

Name	Lump Sum Cash Payment — 2x Base Salary and 2x Target Annual Bonus ($)	Health Benefits ($)	Total ($)
F.W. Smith	6,321,822	61,376	6,383,198
A.B. Graf, Jr.	3,812,472	42,065	3,854,537
D.J. Bronczek	4,524,582	41,637	4,566,219
R.B. Carter	3,221,976	33,853	3,255,829
C.P. Richards	2,929,312	39,137	2,968,449

Retirements of T. Michael Glenn and Christine P. Richards

T. Michael Glenn. Mr. Glenn retired as FedEx’s Executive Vice President — Market Development & Corporate Communications, effective December 31, 2016, after having led the company’s marketing, sales, customer service and communications groups for over twenty years. Following his retirement, Mr. Glenn’s responsibilities were divided between two new executive officers. In order to continue benefiting from Mr. Glenn’s strategic marketing and communications expertise during a period of transition following his retirement, on December 21, 2016, FedEx entered into a consulting agreement with Mr. Glenn. The key terms of this agreement are summarized below.

Term. The term of the agreement begins on January 1, 2017 and ends on December 31, 2021. The agreement may be terminated earlier by either party upon 90 days’ prior written notice.

Services Provided. Mr. Glenn will provide strategic marketing and communications advice as determined by, and upon the request of, FedEx’s Chairman and Chief Executive Officer. Mr. Glenn’s services will be limited to no more than 30 hours per month.

Payment for Services. On January 31, 2017, Mr. Glenn received a payment of $884,112. In addition, on the last day of each calendar quarter during the term of the agreement, beginning on March 31, 2017, Mr. Glenn will receive a payment of $54,800. During the term of the agreement, FedEx will also provide Mr. Glenn:

•	Reasonable administrative assistance in connection with his performance of consulting services;

•	Reimbursement for any required travel expenses on terms consistent with FedEx’s expense reimbursement policies and procedures;

•	Computer and communications equipment, systems and support on a basis similar to that provided to FedEx executive management;

•	Access to FedEx email on a basis consistent with that afforded to FedEx executive management; and

•	Home security monitoring services on a basis comparable to such services provided to Mr. Glenn at the time of the agreement and to those provided to FedEx executive management.

2017 Proxy Statement	55

EXECUTIVE COMPENSATION

FedEx agreed to reimburse Mr. Glenn for the costs of preparing and filing his 2016 income tax returns in accordance with FedEx’s generally applicable policies for reimbursing officers for such costs, provided that Mr. Glenn submit such request for reimbursement in writing no later than August 31, 2017. In addition, Mr. Glenn will be reimbursed for reasonable and necessary out-of-pocket expenses incurred in the performance of his consulting services on a basis consistent with that of FedEx executive management.

Non-Compete Agreement. During the term of the agreement, Mr. Glenn has agreed that he will not engage as a principal, employee, agent, consultant, or independent contractor for, or act in any other capacity with, the United States Postal Service, United Parcel Service, Amazon.com or DHL, except with the prior written consent of FedEx.

Christine P. Richards. On July 20, 2017, FedEx announced that Ms. Richards will retire as Executive Vice President, General Counsel and Secretary effective September 30, 2017. On July 19, 2017, Ms. Richards and FedEx entered into a separation and release agreement. The key terms of this agreement are summarized below.

Separation Date. Ms. Richards will retire from her position as an employee of FedEx on September 30, 2017 (the “separation date”). Ms. Richards will continue to perform her duties as Executive Vice President, General Counsel and Secretary of FedEx until the separation date.

Separation Payments and Benefits. On or before October 31, 2017, Ms. Richards will receive a cash payment of $753,900. FedEx will also provide Ms. Richards home security monitoring services through December 31, 2017. In addition, FedEx has agreed to reimburse Ms. Richards for the costs of preparing and filing her 2017 income tax returns in accordance with FedEx’s generally applicable policies for reimbursing officers for such costs, provided that Ms. Richards submits such request for reimbursement in writing no later than May 31, 2018.

Mutual Release of Claims. The agreement contains a general release of claims that Ms. Richards may have against FedEx and its subsidiaries, and their respective affiliates and related parties. The agreement also contains a general release by FedEx of claims, liabilities or causes of action against Ms. Richards arising as a result of her employment.

Non-Compete Agreement. Ms. Richards has agreed that for one year following the separation date, she will not engage as a principal, employee, agent, consultant, or independent contractor for, or act in any other capacity with, the United States Postal Service, United Parcel Service, Amazon.com or DHL.

56	2017 Proxy Statement

PROPOSAL 2 — ADVISORY VOTE TO APPROVE NAMED

EXECUTIVE OFFICER COMPENSATION

We are asking stockholders to approve, on a non-binding basis, the following advisory resolution at the annual meeting:

“RESOLVED, that the compensation paid to FedEx’s named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative discussion, is hereby APPROVED.”

This advisory vote is not intended to address any specific element of executive compensation, but instead is intended to address the overall compensation of the named executive officers as disclosed in this proxy statement.

Our executive compensation program is designed not only to retain and attract highly qualified and effective executives, but also to motivate them to substantially contribute to FedEx’s future success for the long-term benefit of stockholders and reward them for doing so. Accordingly, our Board of Directors and Compensation Committee believe that there should be a strong relationship between pay and corporate performance (both financial results and stock price), and our executive compensation program reflects this belief. As more fully discussed in the Compensation Discussion and Analysis beginning on page 21:

•

Annual and long-term incentive payments and stock options represent a significant portion of our executive compensation program. This variable compensation is “at risk” and directly dependent upon the achievement of pre-established corporate goals or stock price appreciation. In fiscal 2017, 90% of the Chairman and Chief Executive Officer’s target total direct compensation consisted of variable, at-risk components. With respect to the other named executive officers, 59%-61% of their fiscal 2017 target total direct compensation consisted of variable, at-risk components.

•

Annual bonus payments for fiscal 2017 were tied to meeting aggressive business plan goals for FedEx Express segment adjusted operating income and adjusted consolidated operating income. Because the target objectives for FedEx Express segment adjusted operating income and adjusted consolidated operating income for fiscal 2017 were not achieved, the named executive officers received below-target annual bonus payouts.

•

Long-term incentive payouts are tied to meeting aggregate earnings-per-share goals over a three-fiscal-year period. Based upon above-target adjusted earnings-per-share performance over the last three fiscal years, there were maximum long-term incentive payouts for fiscal 2017.

•

The exercise price of stock options granted under our equity incentive plans is equal to the fair market value of our common stock on the date of grant, so the options will yield value to the executive only if the stock price appreciates.

•

Our stock ownership goal effectively promotes meaningful and significant stock ownership by our executive officers and further aligns their interests with those of our stockholders. As of July 31, 2017, each of our executive officers exceeded the stock ownership goal.

We urge you to read the Compensation Discussion and Analysis, as well as the Summary Compensation Table and related compensation tables and narrative appearing on pages 21 through 56, which provides detailed information on our compensation philosophy, policies and practices and the compensation of our named executive officers.

Effect of the Proposal

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is not binding on FedEx, the Board of Directors or the Compensation Committee. The vote on this proposal will, therefore, not affect any compensation already paid or awarded to any named executive officer and will not overrule any decisions made by the Board of Directors or the Compensation Committee. Because we highly value the opinions of our stockholders, however, the Board of Directors and the Compensation Committee will consider the results of this advisory vote when making future executive compensation decisions.

2017 Proxy Statement	57

PROPOSAL 2 — ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Vote Required for Approval

The affirmative vote of a majority of the shares present at the meeting, in person or represented by proxy, and entitled to vote is required to approve this proposal.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL.

58	2017 Proxy Statement

PROPOSAL 3 — ADVISORY VOTE ON THE FREQUENCY

OF FUTURE ADVISORY VOTES ON EXECUTIVE

COMPENSATION

In addition to providing our stockholders with the opportunity to cast an advisory vote on the compensation of our named executive officers, we also are seeking a non-binding, advisory vote on how frequently the advisory vote on executive compensation should be presented to stockholders, as required by SEC rules. You may vote to have the advisory vote on executive compensation held every year, every two years or every three years, or you may abstain from voting.

When this advisory vote was last held in 2011, our stockholders indicated a strong preference (91.5% of the voted shares) to hold the advisory vote to approve executive compensation each year, and the Board implemented this standard.

The Board of Directors recommends holding the advisory vote on executive compensation every year. An annual vote provides us with timely feedback from our stockholders on executive compensation matters. An annual advisory vote is also consistent with our Compensation Committee’s practice of conducting an in-depth review of executive compensation philosophy and practices each year.

Effect of the Proposal

The vote on this proposal is advisory and non-binding, and the final decision with respect to the frequency of future advisory votes on executive compensation remains with the Board of Directors. Although the vote on this proposal is non-binding, the Board of Directors and the Compensation Committee highly value the opinions of our stockholders and, accordingly, will take into account the outcome of this vote in considering the frequency of future advisory votes on executive compensation. In accordance with SEC rules, stockholders will continue to have the opportunity at least every six years to recommend the frequency of future advisory votes on executive compensation.

Vote Required for Approval

Stockholders will be able to specify one of four choices for this proposal on the proxy card: holding the advisory vote on named executive officer compensation every year, every two years or every three years, or abstaining. Stockholders are not voting to approve or disapprove the Board’s recommendation. The option of one year, two years or three years that receives the affirmative vote of a majority of the shares present at the meeting, in person or represented by proxy, and entitled to vote will be the frequency for the advisory vote on executive compensation selected by our stockholders. In the absence of a majority of votes cast in support of any one frequency, the option of one year, two years or three years that receives the greatest number of votes will be considered the frequency selected by our stockholders.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR CONDUCTING FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION EVERY YEAR.

2017 Proxy Statement	59

PROPOSAL 4 — AMENDMENT TO 2010 OMNIBUS

STOCK INCENTIVE PLAN TO INCREASE THE NUMBER

OF AUTHORIZED SHARES

Overview of Proposed Amendment

Our stockholders originally approved FedEx’s 2010 Omnibus Stock Incentive Plan (as amended to the date hereof, the “Plan”) at the 2010 annual meeting of stockholders. At the 2013 annual meeting of stockholders, our stockholders approved an amendment to the Plan to increase the number of shares authorized for issuance under the Plan. The Plan currently provides that the maximum number of shares of FedEx common stock that may be issued pursuant to awards granted under the Plan is 19,600,000 shares, of which no more than 3,000,000 shares may be issued as full-value awards (i.e., awards other than stock options or stock appreciation rights).

On July 16, 2017, our Compensation Committee approved amendments to the Plan to add a minimum vesting requirement of at least one year for all awards under the Plan (which aligns with our current grant practices). In addition, on July 17, 2017, the Board of Directors, upon the recommendation of the Compensation Committee, approved an amendment to the Plan, subject to approval by the stockholders at the annual meeting, to increase the number of shares authorized for issuance under the Plan. If approved by our stockholders, the amendment would authorize an additional 10,000,000 shares for issuance under the Plan. However, none of the additional shares will be issuable as full-value awards. The amendment would not make any other changes to the Plan.

The Board of Directors recommends that our stockholders approve the amendment to the Plan. Absent an increase in the number of authorized shares under the Plan, we do not expect to have sufficient shares to meet our anticipated equity compensation needs for fiscal 2020 (which begins on June 1, 2019). We currently plan to seek stockholder approval of a new equity incentive plan at the annual meeting of stockholders to be held in September 2019. We believe that increasing the number of shares issuable under the Plan is necessary in order to allow FedEx to continue to utilize equity awards (namely, stock options and restricted shares) to retain and attract the services of key individuals essential to FedEx’s long-term growth and financial success and to further align their interests with those of FedEx’s stockholders. FedEx relies on equity awards to retain and attract key employees and non-employee Board members and believes that equity incentives are necessary for FedEx to remain competitive with regard to retaining and attracting highly qualified individuals upon whom, in large measure, the future growth and success of FedEx depend. The Plan amendment would further these objectives by allowing FedEx to grant awards under the Plan through June 30, 2020 (at which time no further awards may be made under the Plan).

The following factors were taken into account by the Compensation Committee and the Board of Directors in approving the proposed amendment to increase the number of authorized shares under the Plan: FedEx’s historical burn rate; the number of shares remaining available under the Plan for future awards; the number of outstanding stock options and unvested restricted shares; dilution resulting from the proposed increase in authorized shares; the shareholder value transfer resulting from the proposed increase; and the remaining term of the Plan in which awards may be granted.

A summary of the Plan is set forth below. This summary is, however, qualified by and subject to the full text of the Plan, as proposed to be amended, which is attached as Appendix C. Capitalized terms used in this summary that are not otherwise defined have the respective meanings given such terms in the Plan.

60	2017 Proxy Statement

PROPOSAL 4 — AMENDMENT TO 2010 OMNIBUS STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF AUTHORIZED SHARES

Number of Shares That May Be Awarded Under the Plan and

Outstanding Awards Under All Plans

The Plan is the sole FedEx equity compensation plan under which awards can be made. The Plan currently provides that the maximum number of shares of FedEx common stock that may be issued pursuant to awards granted under the Plan is 19,600,000 shares, of which no more than 3,000,000 shares may be issued as full-value awards. The following table sets forth as of July 31, 2017, the total number of shares available for awards (stock option, stock appreciation right or full-value awards) under the Plan (both before and after the requested increase in authorized shares), together with the equity dilution represented by such shares as a percentage of the shares of FedEx common stock outstanding as of July 31, 2017, and the number of shares available only for full-value awards under the Plan (both before and after the requested increase in authorized shares):

	Total Number of Shares Available for Future Awards	Percentage of Outstanding Shares	Shares Available Only for Full- Value Awards (1)
Shares available for future awards under the Plan	6,156,726	2.30%	1,890,029
Requested increase in authorized shares under the Plan	10,000,000	3.73%	—
Shares available for future awards under the Plan after approval of proposed amendment	16,156,726	6.02%	1,890,029

(1)	These share amounts are included in “Total Number of Shares Available for Future Awards.”

The number of shares that may be issued under the Plan is subject to adjustment in the event of certain equity restructuring events and corporate reorganizations, as discussed below. To the extent that an award is canceled, terminates, expires, is forfeited or lapses for any reason, any unissued or forfeited shares subject to the awards will be available again for issuance pursuant to awards granted under the Plan.

As of July 31, 2017, there were 14,404,776 shares of FedEx common stock issuable pursuant to the exercise of outstanding stock options with a weighted-average exercise price of $138.48 and a weighted-average remaining contractual term of 6.7 years, and 355,261 unvested shares of restricted stock. None of the exercisable stock options outstanding on July 31, 2017 had an exercise price below the closing trading price on that date. On July 31, 2017, the closing price of FedEx common stock on the New York Stock Exchange was $208.03 per share.

Stock options held by employees generally vest ratably over three or four years beginning on the first anniversary of the grant date. Stock options granted to non-employee Board members generally fully vest on the one-year anniversary of the grant date. Restricted shares generally vest ratably over four years beginning on the first anniversary of the grant date. Stock options and unvested restricted shares held by the named executive officers as of May 31, 2017, are set forth in the “Outstanding Equity Awards at End of Fiscal 2017” table earlier in this proxy statement.

The following table sets forth information regarding stock option and restricted stock awards and the run rate of our equity compensation program for each of, as well as the averages over, the last three fiscal years. The run rate represents all awards granted in a fiscal year divided by the number of common shares outstanding at the end of that fiscal year.

	Fiscal 2015	Fiscal 2016	Fiscal 2017	3-Year Average
Stock options granted	2,445,146	2,229,582	2,783,968	2,486,232
Restricted shares granted	154,115	139,838	153,984	149,312
Common shares outstanding at fiscal year-end	282,886,739	266,637,204	267,152,812	272,225,585
Run rate	0.92%	0.89%	1.10%	0.97%

2017 Proxy Statement	61

PROPOSAL 4 — AMENDMENT TO 2010 OMNIBUS STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF AUTHORIZED SHARES

Plan Highlights

While the Plan affords flexibility in designing long-term equity incentives that are responsive to evolving regulatory changes and compensation best practices and incorporate tailored, performance-based measures, the Plan also contains a number of restrictive features that are designed to protect stockholder interests and ensure that awards are granted through a disciplined and thoughtful process — including the following:

•	No Discount Stock Options. The Plan prohibits the grant of stock options with an exercise price less than the fair market value of FedEx common stock on the date of grant.

•

No Repricing of Awards Without Prior Stockholder Approval. The Plan prohibits the repricing of stock options and stock appreciation rights either by amendment of an award agreement or by substitution of a new award at a lower price.

•	No Grants of “Reload” Awards. The Plan does not provide for “reload” awards (the automatic substitution of a new award of like kind and amount upon the exercise of a previously granted award).

•

No Annual “Evergreen” Provision. The Plan provides a specific maximum share limitation (29,600,000, if the requested increase in authorized shares is approved) and does not contain an annual or automatic increase in the number of shares available for awards under the Plan.

•

Cap on Full-Value Awards. The Plan includes a limit on the number of shares (3,000,000) that may be issued as full-value awards (i.e., awards other than stock options or stock appreciation rights). If the amendment is approved, none of the additional shares authorized for issuance under the Plan would be issuable as full-value awards.

•

Prohibition of Certain Share Recycling, or “Liberal Share Counting,” Practices. The Plan does not allow shares to be added back to the maximum share limitation under the Plan if they were withheld, deducted or delivered for tax payments relating to stock options or stock appreciation rights; used to pay the exercise price of a stock option; repurchased on the open market with proceeds of a stock option exercise; or not issued upon exercise for any reason (including as a result of the net settlement or net exercise) of an outstanding stock option or share-settled stock appreciation right.

•	No Dividends Paid Out on Unearned Performance Awards. The Plan provides that dividend equivalents payable on performance awards may be paid only when the underlying award is paid or settled.

•

No “Liberal Change in Control” Definition. The Plan’s definition of “change of control” for purposes of accelerating vesting of awards is not considered “liberal.” As an example, mergers, consolidations, reorganizations, asset sales and asset dispositions are required to be consummated (with existing stockholders owning less than 60% of voting power after the transaction), rather than merely approved by stockholders. Likewise, the definition does not include the mere commencement or announcement of a tender or exchange offer for FedEx stock or the acquisition of any less than 30% of voting power by third parties.

•	Minimum Vesting Requirement. Subject to the terms of the Plan, all awards made under the Plan have a minimum vesting period of at least one year.

•	Ten-Year Plan Term. The Plan prohibits the making of awards after June 30, 2020, and limits the exercise term of stock options and stock appreciation rights to ten years from the grant date.

•	Independent Committee Administration. The Plan is administered by our Compensation Committee, which is comprised solely of independent, outside, non-employee directors.

In addition, under FedEx’s current equity grant practices, equity awards to employees generally vest ratably over a period of three or four years, and the Plan provides that awards tied to performance criteria cannot be earned within less than one year from the date of grant. Finally, the company’s gross run rate, or burn rate, has averaged only 0.97% over the past three years, and we estimate that upon approval of the amendment, the maximum level of equity dilution caused by FedEx’s equity compensation program will be only 10.2% on a fully diluted basis.

Purpose of the Plan

The purpose of the Plan is to aid FedEx and its subsidiaries and affiliates in retaining, attracting and rewarding non-employee directors and designated key employees of outstanding ability and to motivate them to exert their best efforts to achieve the company’s long-term goals. The Board of Directors believes that increased ownership of FedEx common stock by employees and directors, and compensation that is otherwise linked to the value of FedEx common stock, will further align their interests with those of FedEx’s other stockholders and will promote the company’s long-term success and the creation of long-term stockholder value.

62	2017 Proxy Statement

PROPOSAL 4 — AMENDMENT TO 2010 OMNIBUS STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF AUTHORIZED SHARES

Administration of the Plan

The Plan is administered by those members, not less than two, of the Compensation Committee of the Board of Directors or such successor committee or subcommittee of the Board of Directors that is designated by the Board to administer the Plan (the “Committee”) who qualify as (a) “independent directors” under Section 303A of the New York Stock Exchange Listed Company Manual, (b) “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and (c) “non-employee directors” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended. Each member of the Compensation Committee currently meets these qualifications.

Subject to the express provisions of the Plan, the Committee has full and exclusive power, authority and discretion to take any and all actions necessary, appropriate or advisable for the administration of the Plan, including the following:

•	Designate participants in the Plan;

•

Determine the type or types of awards to be granted to each participant and the number, terms and conditions of each award; provided, that any award granted under the Plan is subject to a minimum vesting period of one year;

•	Establish, adopt or revise rules, guidelines and policies for the administration of the Plan; and

•	Construe and interpret the Plan, any award agreement and other documents and instruments relating to the Plan or any award.

Awards made under the Plan to non-employee directors are approved by the Board of Directors upon the recommendation of the Committee. The Committee retains full independent authority under the Plan with respect to all other aspects of such awards. The Committee may delegate to one or more officers the authority to grant awards under the Plan within specified parameters, other than awards to certain senior officers.

Shares Awarded Under the Plan

The number of shares that may be issued under the Plan and the limitations on individual awards are subject to adjustment in the event of certain equity restructuring events and corporate reorganizations, as discussed below.

The Plan provides for the use of authorized but unissued shares or treasury shares. To the extent that an award is canceled, terminates, expires, is forfeited or lapses for any reason, any unissued or forfeited shares subject to the awards will be available again for issuance pursuant to awards granted under the Plan.

To the extent that the full number of shares subject to a performance award or qualified performance-based award (other than a stock option or stock appreciation right for which the relevant performance condition is appreciation in market price) is not issued because of a failure to achieve maximum performance goals, the number of shares not issued will be available again for issuance pursuant to awards granted under the Plan. Any shares related to awards that are settled in cash or other consideration in lieu of shares and any shares that are withheld or deducted from an award or delivered by a participant to satisfy tax withholding requirements relating to full-value awards (i.e., awards other than stock options or stock appreciation rights) will be available again for issuance pursuant to awards granted under the Plan. However, shares will not be added back to the maximum share limitation under the Plan if: the shares are withheld or deducted from an award or delivered by a participant to satisfy tax withholding requirements relating to stock options or stock appreciation rights; the shares are used for payment of the exercise price of a stock option; or the shares are repurchased on the open market with proceeds of a stock option exercise. In addition, to the extent that the full number of shares subject to a stock option or share-settled stock appreciation right is not issued upon exercise for any reason, including by reason of a net settlement or net exercise, then all shares that were covered by the exercised stock option or stock appreciation right will not be available for issuance pursuant to awards granted under the Plan.

2017 Proxy Statement	63

PROPOSAL 4 — AMENDMENT TO 2010 OMNIBUS STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF AUTHORIZED SHARES

Eligibility to Receive Awards

The Plan permits awards to be made to any of the following individuals, as designated by the Committee:

•	non-employee directors of FedEx (currently, FedEx has 11 non-employee directors, each of whom is standing for reelection at the annual meeting);

•	employees of FedEx and its subsidiaries and affiliates (currently, FedEx and its subsidiaries and affiliates have approximately 400,000 employees); and

•

anyone to whom an offer of employment with FedEx or any of its subsidiaries or affiliates has been made, though prospective employees to whom an award has been made may not receive any payment or exercise any right with respect to such award until employment has commenced.

As of July 31, 2017, the stock option and restricted stock awards outstanding under our existing equity compensation plans were held by a total of 7,582 current and former employees and non-employee directors (6,119 current and former employees and non-employee directors held outstanding awards granted under the Plan).

Types of Awards

The Plan authorizes the granting of awards in any of the following forms:

•

options to purchase shares of FedEx common stock at a price not less than the fair market value of the shares as of the grant date — stock options may be designated under the Code as non-qualified stock options (which may be granted to all participants) or incentive stock options (which may be granted to employees, but not to non-employee directors or prospective employees);

•	restricted shares, which are shares of FedEx common stock that are subject to restrictions on transferability and subject to forfeiture on terms set by the Committee;

•

restricted stock units, which represent the right to receive shares of FedEx common stock (or an equivalent value in cash or any combination of cash and FedEx common stock, as specified in the award agreement) at a designated time in the future and which right is subject to restrictions on transferability and subject to forfeiture on terms set by the Committee;

•

stock appreciation rights, which give the holder the right to receive the difference (payable in any combination of cash, FedEx common stock or other form of consideration, as specified in the award agreement) between the fair market value per share of FedEx common stock on the date of exercise over the exercise price of the award (which cannot be less than the fair market value of the underlying stock as of the grant date);

•

performance awards, which are awards payable in cash or FedEx common stock (or any combination thereof) upon the attainment of specified performance goals (any award that may be granted under the Plan also may be granted in the form of a performance award);

•

qualified performance-based awards, which are awards other than stock options and stock appreciation rights that are intended to qualify as exempt from the $1,000,000 deduction limit imposed by Code Section 162(m) (all stock options and stock appreciation rights granted under the Plan are already intended to qualify for this exemption) — see “— Performance Goals” below;

•

dividend equivalents with respect to full-value awards, which entitle the participant to payments equal to any dividends paid on all or a portion of the number of shares of FedEx common stock underlying such full-value award, as determined by the Committee (with respect to dividend equivalents payable on performance awards, such dividend equivalents may be paid only to the extent and at the time the underlying award is paid or settled); and

•

other stock-based awards in the discretion of the Committee, including unrestricted shares of FedEx common stock — for example, stock awarded purely as a bonus or issued in lieu of other rights to cash compensation.

Unless otherwise determined by the Committee and set forth in the applicable award agreement, awards under the Plan shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

64	2017 Proxy Statement

PROPOSAL 4 — AMENDMENT TO 2010 OMNIBUS STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF AUTHORIZED SHARES

Term of the Plan

Unless the Plan is earlier terminated in accordance with its provisions, no awards will be made under the Plan after June 30, 2020, but awards granted on or prior to such date will continue to be governed by the terms and conditions of the Plan and the applicable award agreement.

Exercise Term of Stock Options and Stock Appreciation Rights

The Committee determines the period during which a stock option or stock appreciation right granted under the Plan may be exercised, but no such option or right will be exercisable for more than ten years from the grant date of such award.

Limitations on Individual Awards

The maximum number of shares of FedEx common stock subject to stock options granted under the Plan to any one participant during any FedEx fiscal year is 1,000,000. The maximum number of shares of FedEx common stock subject to stock appreciation rights granted under the Plan to any one participant during any FedEx fiscal year is 1,000,000. The maximum number of restricted shares granted under the Plan to any one participant during any FedEx fiscal year is 500,000. The maximum number of shares of FedEx common stock underlying awards of restricted stock units granted under the Plan to any one participant during any FedEx fiscal year is 500,000. The maximum number of shares of FedEx common stock underlying other stock-based awards granted under the Plan to any one participant during any FedEx fiscal year is 500,000. These same individual award limitations apply to the extent the awards are granted in the form of performance awards or qualified performance-based awards.

Performance Goals

All stock options and stock appreciation rights granted under the Plan are intended to be exempt from the $1,000,000 deduction limit imposed by Code Section 162(m). Our stockholders have not approved all material terms specified in Code Section 162(m), including the below list of qualified performance criteria for the purpose of future qualified performance based-awards, within the past five years, and such approval is not requested as part of this proposal. As a result, no awards under the Plan (other than stock options and stock appreciation rights) can currently be designated as a qualified performance based-award in order to make the award fully deductible by FedEx without regard to the $1,000,000 deduction limit imposed by Code Section 162(m). If and when such stockholder approval is obtained, the Committee may designate any other award granted under the Plan as a qualified performance-based award in order to make the award fully deductible by FedEx without regard to the $1,000,000 deduction limit imposed by Code Section 162(m). If an award is so designated, the Committee must establish one or more objectively determinable performance goals for the award based on one or more of the following qualified performance criteria for FedEx, either on a consolidated basis or for a specified FedEx subsidiary, affiliate or other business unit, or a division, region, department or function within FedEx or a subsidiary or affiliate of FedEx:

•	Revenues (net or gross);

•	Profit (including net profit, pre-tax profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures);

•	Earnings (including earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, earnings per share (basic or diluted) or other corporate earnings measures);

•	Income (including net income (before or after taxes), operating income or other corporate income measures);

•	Cash (including cash flow, free cash flow, operating cash flow, net cash provided by operations, cash flow in excess of cost of capital or other cash measures);

2017 Proxy Statement	65

PROPOSAL 4 — AMENDMENT TO 2010 OMNIBUS STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF AUTHORIZED SHARES

•

Return measures (including return on assets (gross or net), return on equity, return on income, return on invested capital, return on operating capital, return on sales, and cash flow return on assets, capital, investments, equity or sales);

•	Operating margin or profit margin;

•	Contribution margin by business segment;

•	Share price or performance;

•	Total stockholder return;

•	Economic value increased;

•	Volume growth;

•	Package yields;

•	Expenses (including expense management, expense ratio, expense efficiency ratios, expense reduction measures or other expense measures);

•	Operating efficiency or productivity measures or ratios;

•	Dividend payout levels;

•	Internal rate of return or increase in net present value; and

•

Strategic business criteria consisting of one or more goals regarding, among other things, acquisitions and divestitures, successfully integrating acquisitions, customer satisfaction, employee satisfaction, safety standards, strategic plan development and implementation, agency ratings of financial strength, completion of financing transactions and new product development.

The Committee must establish the applicable performance goals no later than the earlier of (a) the date 90 days after the beginning of the period for which the performance goal relates or (b) the date on which 25% of such period has elapsed, and, in any event, at a time when the outcome of the performance goals remains substantially uncertain. The Committee may, for any reason, decrease (but may not increase) any award, regardless of FedEx’s achievement of the specified performance goal. The Committee may provide, at the time the performance goals are established, that any evaluation of performance will exclude or otherwise objectively adjust for any specified events that occur during a performance period. These events may include by way of example, but are not limited to any of the following: (a) asset write-downs or impairment charges; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) accruals and charges for reorganization and restructuring programs; (e) acquisitions or divestitures; (f) foreign exchange gains and losses; (g) extraordinary nonrecurring items as described in Finance Accounting Standards Board Accounting Standards Codification Topic 225.20, “Income Statement — Extraordinary and Unusual Items”; and (h) extraordinary nonrecurring items as described in management’s discussion and analysis of financial condition and results of operations appearing in FedEx’s annual report to stockholders for the applicable year. To the extent such inclusions or exclusions affect awards to any “covered employee” within the meaning of Code Section 162(m)(3), they will be utilized in a manner that meets the requirements of Code Section 162(m) for deductibility.

Retainers and Meeting Fees for Non-Employee Directors

Upon such terms and conditions as may be established by the Board of Directors, each non-employee director may elect to have all or part of his or her retainer and meeting fees paid in shares under the Plan.

Limitations on Transfer; Beneficiaries

A participant may not assign or transfer an award under the Plan, other than by will or by the laws of descent and distribution, unless otherwise determined by the Committee and set forth in the applicable award agreement, except that the Committee will not permit any participant to transfer an award to a third party for value. A participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any award upon the participant’s death.

66	2017 Proxy Statement

PROPOSAL 4 — AMENDMENT TO 2010 OMNIBUS STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF AUTHORIZED SHARES

Termination of Participant Service; Acceleration Upon Certain

Events

Unless otherwise determined by the Committee and set forth in the applicable award, if a participant’s service terminates for any reason other than death, permanent disability or eligible retirement (attainment of the age of 55 and cessation of service, or as otherwise determined by the Committee in its sole discretion), the participant’s awards will thereupon terminate and be forfeited.

Unless otherwise determined by the Committee and set forth in the applicable award agreement:

•

If a participant’s service terminates by reason of death, (a) all of the participant’s outstanding service-based (i.e., not performance awards) stock options and stock appreciation rights will become fully vested and may be exercised by the participant’s legal representative for a period of twelve months from the date of death or until the expiration of the stated period of the award, whichever period is shorter, (b) all vesting restrictions and conditions applicable to the participant’s outstanding service-based restricted shares will immediately lapse and such shares will be fully vested, and (c) the applicable award agreement will set forth the treatment of any other outstanding awards of the participant.

•

If a participant’s service terminates by reason of permanent disability, (a) all of the participant’s outstanding service-based stock options and stock appreciation rights will become fully vested and may be exercised for a period of twenty-four months after such termination date or until the expiration of the stated period of the award, whichever period is shorter, provided, however, that if such participant dies within the twenty-four month period following such termination date, the options and stock appreciation rights may be exercised by the participant’s legal representative, to the extent to which they were exercisable at the time of death, for a period of twelve months from the date of death or until the expiration of the stated period of the award, whichever period is shorter, (b) all vesting restrictions and conditions applicable to the participant’s outstanding service-based restricted shares will immediately lapse and such shares will be fully vested, and (c) the applicable award agreement will set forth the treatment of any other outstanding awards of the participant.

•

If a participant’s service terminates by reason of eligible retirement, (a) all of the participant’s outstanding service-based stock options and stock appreciation rights will cease vesting and may be exercised solely to the extent exercisable at the time of the participant’s retirement until the expiration of the stated period of the award, provided, however, that if the participant dies after such termination date, the options and stock appreciation rights may be exercised by the participant’s legal representative, to the extent to which they were exercisable at the time of death, for a period of twelve months from the date of death or until the expiration of the stated period of the award, whichever period is shorter, (b) if the participant has attained the age of 60 at such termination date, all vesting restrictions and conditions applicable to the participant’s outstanding service-based restricted shares will immediately lapse and such shares will be fully vested, (c) if the participant has not yet attained the age of 60 at such termination date, all time-based vesting restrictions and conditions applicable to the participant’s outstanding service-based restricted shares will continue in accordance with their terms, or until the participant’s death or permanent disability, and (d) the applicable award agreement will set forth the treatment of any other outstanding awards of the participant.

•

Upon a “change of control” (as defined by the Plan), (a) all outstanding service-based stock options and stock appreciation rights will become fully vested and immediately exercisable, (b) with respect to outstanding service-based restricted shares, either (i) such shares will be canceled and a cash payment will be made to each such participant in an amount equal to the highest price per share received by FedEx stockholders in connection with such change of control multiplied by the number of such unvested restricted shares then held by such participant, or (ii) all vesting restrictions and conditions applicable to such shares will immediately lapse and such shares will be fully vested, and (c) the rights of participants in connection with such change of control with respect to all other awards will be as set forth in the applicable award agreement.

In addition, the Committee may, in its discretion, accelerate the vesting or payment of awards at any time. The Committee may differentiate among participants or among awards in exercising such discretion. The Committee may not accelerate payment of any award if such acceleration would subject such payment to tax under Code Section 409A.

2017 Proxy Statement	67

PROPOSAL 4 — AMENDMENT TO 2010 OMNIBUS STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF AUTHORIZED SHARES

Adjustments

In the event of an equity restructuring transaction that causes the per-share value of FedEx common stock to change (including any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the share authorization limits under the Plan will be adjusted proportionately, and the Committee will make such adjustments to the Plan and outstanding awards as it deems necessary or appropriate, in its sole discretion, to prevent dilution or enlargement of benefits or potential benefits intended to be made available under the Plan. In the event of a stock split, a stock dividend, or a combination or consolidation of the outstanding common stock into a lesser number of shares, the authorization limits under the Plan will automatically be adjusted proportionately, and the shares then subject to each outstanding award will automatically be adjusted proportionately without any change in the aggregate exercise price for such award. The Plan permits the Committee to make certain discretionary adjustments to outstanding awards upon the occurrence or in anticipation of any transaction described above or any share combination, exchange or reclassification, recapitalization, merger, consolidation or other corporate reorganization affecting FedEx common stock.

Amendment and Termination of the Plan and of Outstanding

Awards

The Board of Directors or the Committee may amend, modify, suspend, discontinue or terminate the Plan at any time. However, any such amendment or modification will be subject to stockholder approval if it would (a) increase the total number of shares available for issuance pursuant to awards granted under the Plan (with the exception of certain adjustments for changes in capitalization, as discussed above), (b) delete or limit the repricing prohibition discussed below, or (c) require stockholder approval under applicable law, regulation or securities exchange rule or listing requirement. Under these rules, stockholder approval will not necessarily be required for all amendments that might increase the cost of the Plan or broaden its eligibility requirements. In addition, the Board of Directors or the Committee may condition any amendment or modification on the approval of stockholders for any other reason. No amendment, modification, suspension, discontinuance or termination of the Plan will impair the rights of any participant under any award previously granted under the Plan without such participant’s written consent, unless the Committee determines in its sole discretion that such action is not reasonably likely to significantly reduce or diminish the benefits provided to the participant under such award.

The Committee may waive any conditions or restrictions under, amend or modify the terms and conditions of, or cancel or terminate any outstanding award at any time. However, with the exception of actions taken to comply with law and subject to the provisions of the applicable award agreement, no such amendment, modification, cancellation or termination shall impair the rights of a participant under an award without such participant’s written consent, unless the Committee determines in its sole discretion that such action is not reasonably likely to significantly reduce or diminish the benefits provided to the participant under such award.

Repricing Prohibited

As indicated above, outstanding stock options and stock appreciation rights cannot be repriced, directly or indirectly, without the prior consent of FedEx’s stockholders. The exchange of an “underwater” option (i.e., an option having an exercise price in excess of the current market value of the underlying stock) for another award or cash would be considered an indirect repricing and would, therefore, require the prior consent of FedEx’s stockholders.

68	2017 Proxy Statement

PROPOSAL 4 — AMENDMENT TO 2010 OMNIBUS STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF AUTHORIZED SHARES

Loans Prohibited

FedEx will not loan funds to any participant for the purpose of paying the exercise price associated with a stock option or stock appreciation right granted under the Plan or for the purpose of paying any taxes associated with the grant, exercise, lapse of restriction, vesting, distribution, payment or other taxable event involving any award under the Plan.

New Plan Benefits

The benefits that will be awarded or paid under the Plan are not currently determinable. Any future awards granted to eligible participants under the Plan will be made at the discretion of the Committee, the Board of Directors or under delegated authority, and no such determination as to future awards or who might receive them has been made.

Existing Plan Benefits to Named Executive Officers and Others

The following table sets forth with respect to each named executive officer listed in the Summary Compensation Table on page 40 and each group listed below (i) the number of shares of common stock issuable pursuant to stock options granted under the Plan and (ii) the number of restricted shares of common stock awarded under the Plan, in each case since the Plan’s inception on September 27, 2010 through July 31, 2017 (without regard to whether any grants were subsequently forfeited, terminated or canceled). It does not include any grants made during this same period under any of FedEx’s other stock option or restricted stock plans. In addition, Mr. Smith’s son, who currently serves as President and CEO of FedEx Trade Networks, has been granted 17,245 option shares and 715 restricted shares under the Plan since its inception.

	Option Shares Granted Since Adoption of Plan	Restricted Shares Granted Since Adoption of Plan
F.W. Smith	791,075	0
A.B. Graf, Jr.	96,545	35,935
D.J. Bronczek	134,105	44,715
R.B. Carter	96,545	34,150
C.P. Richards	96,545	34,150
T.M. Glenn	79,285	31,075
All current executive officers as a group	1,558,680	256,345
All current non-employee directors as a group	227,600	0
All employees, excluding current executive officers but including all current officers who are not executive officers, as a group	10,092,797	696,131

Foreign Jurisdictions

In order to foster and promote achievement of the material purposes of the Plan in foreign jurisdictions and to fairly accommodate for differences in local law, tax policy or custom, the Committee may grant awards with terms that are inconsistent with the terms of the Plan or provide additional terms. These inconsistent or additional terms may be reflected in sub-plans, supplements or alternative versions of the Plan, but will not include any provisions that are inconsistent with the Plan then in effect unless the Plan could have been amended to eliminate such inconsistency without further approval by the stockholders.

Expenses

All expenses of the Plan are paid for by FedEx.

2017 Proxy Statement	69

PROPOSAL 4 — AMENDMENT TO 2010 OMNIBUS STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF AUTHORIZED SHARES

Federal Income Tax Consequences

The following is a brief description of the material United States federal income tax consequences associated with awards under the Plan. It is based on existing United States laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. Tax consequences in other countries may vary. This information is not intended as tax advice to anyone, including participants in the Plan.

Stock Options. Neither incentive stock option grants nor non-qualified stock option grants cause any tax consequences to the participant or FedEx at the time of grant. Upon the exercise of a non-qualified stock option, the excess of the market value of the shares acquired over their exercise price is ordinary income to the participant and is deductible by FedEx. The participant’s tax basis for the shares is the market value thereof at the time of exercise. Any gain or loss realized upon a subsequent disposition of the stock will generally constitute capital gain, in connection with which FedEx will not be entitled to a tax deduction.

Upon the exercise of an incentive stock option, the participant will not realize taxable income, but the excess of the fair market value of the stock over the exercise price may give rise to alternative minimum tax. When the stock acquired upon exercise of an incentive stock option is subsequently sold, the participant will recognize income equal to the difference between the sales price and the exercise price of the option. If the sale occurs after the expiration of two years from the grant date and one year from the exercise date, the income will constitute long-term capital gain. If the sale occurs prior to that time, the participant will recognize ordinary income to the extent of the lesser of the gain realized upon the sale or the difference between the fair market value of the acquired stock at the time of exercise and the exercise price; any additional gain will constitute capital gain. FedEx will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant, but no deduction in connection with any capital gain recognized by the participant. If the participant exercises an incentive stock option more than three months after his or her termination of employment due to retirement or more than twelve months after his or her termination of employment due to permanent disability, he or she is deemed to have exercised a non-qualified stock option.

Compensation realized by participants on the exercise of non-qualified stock options or the disposition of shares acquired upon exercise of any incentive stock options should qualify as performance-based compensation under the Code and thus not be subject to the $1,000,000 deductibility limit of Code Section 162(m).

Stock Appreciation Rights. A participant granted a stock appreciation right under the Plan will not recognize income, and FedEx will not be allowed a tax deduction, at the time the award is granted. When the participant exercises the stock appreciation right, the amount of cash and the fair market value of any shares of stock or other consideration received will be ordinary income to the participant and FedEx will be allowed a corresponding federal income tax deduction at that time. Compensation realized by the participant on the exercise of the stock appreciation right should qualify as performance-based compensation under the Code and thus not be subject to the $1,000,000 deductibility limit of Code Section 162(m).

Restricted Stock. Restricted stock is not taxable to a participant at the time of grant, but instead is included in ordinary income (at its then fair market value) when the restrictions lapse. A participant may elect, however, to recognize income at the time of grant, in which case the fair market value of the restricted shares at the time of grant is included in ordinary income and there is no further income recognition when the restrictions lapse. If a participant makes such an election and thereafter forfeits the restricted shares, he or she will be entitled to no tax deduction, capital loss or other tax benefit. FedEx is entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant, subject to any applicable limitations under Code Section 162(m).

A participant’s tax basis for restricted shares will be equal to the amount of ordinary income recognized by the participant. The participant will recognize capital gain (or loss) on a sale of the restricted stock if the sale price exceeds (or is lower than) such basis. The holding period for restricted shares for purposes of characterizing gain or loss on the sale of any shares as long- or short-term commences at the time the participant recognizes ordinary income pursuant to an award. FedEx is not entitled to a tax deduction corresponding to any capital gain or loss of the participant.

Restricted Stock Units. A participant will not recognize income, and FedEx will not be allowed a tax deduction, at the time a restricted stock unit award is granted. Upon receipt of shares of stock (or the equivalent value in cash or any combination of cash and FedEx common stock) in settlement of a restricted stock unit award, a participant will recognize ordinary income equal to the fair market value of the stock and cash received as of that date (less any amount he or she paid for the stock and cash), and FedEx will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Performance Awards. A participant will not recognize income, and FedEx will not be allowed a tax deduction, at the time a performance award is granted (for example, when the performance goals are established). Upon receipt of stock or cash (or a combination thereof) in settlement of a performance award, the participant will recognize ordinary

70	2017 Proxy Statement

PROPOSAL 4 — AMENDMENT TO 2010 OMNIBUS STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF AUTHORIZED SHARES

income equal to the fair market value of the stock and cash received, and FedEx will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Code Section 409A. If an award is subject to Code Section 409A (which relates to nonqualified deferred compensation plans), and if the requirements of Section 409A are not met, the taxable events as described above could apply earlier than described, and could result in the imposition of additional taxes and penalties. All awards that comply with the terms of the Plan, however, are intended to be exempt from the application of Code Section 409A or meet the requirements of Section 409A in order to avoid such early taxation and penalties.

Tax Withholding. FedEx has the right to deduct or withhold, or require a participant to remit to FedEx, an amount sufficient to satisfy federal, state and local taxes (including employment taxes) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Plan. The Committee may, at the time the award is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by delivery of, or withholding from the award, shares having a fair market value on the date of withholding equal to the amount required to be withheld for tax purposes.

Vote Required for Approval

The affirmative vote of a majority of the shares present at the meeting, in person or represented by proxy, and entitled to vote is required to approve the amendment to the Plan.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL.

2017 Proxy Statement	71

EQUITY COMPENSATION PLANS

Equity Compensation Plans Approved by Stockholders

Stockholders approved FedEx’s 1997, 1999 and 2002 Stock Incentive Plans, as amended, FedEx’s Incentive Stock Plan, as amended, and FedEx’s 2010 Omnibus Stock Incentive Plan, as amended. Although options were still outstanding under the 1997, 1999 and 2002 plans and the Incentive Stock Plan as of May 31, 2017, no shares are available under these plans for future grants.

Equity Compensation Plans Not Approved by Stockholders

In connection with its acquisition of Caliber System, Inc. in January 1998, FedEx assumed Caliber’s officers’ deferred compensation plan. This plan was approved by Caliber’s board of directors, but not by Caliber’s or FedEx’s stockholders. Following FedEx’s acquisition of Caliber, Caliber stock units under the plan were converted to FedEx common stock equivalent units. In addition, the employer’s 50% matching contribution on compensation deferred under the plan was made in FedEx common stock equivalent units. Subject to the provisions of the plan, distributions to participants with respect to their stock units may be paid in shares of FedEx common stock on a one-for-one basis. Effective January 1, 2003, no further deferrals or employer matching contributions will be made under the plan. Participants may continue to acquire FedEx common stock equivalent units under the plan, however, pursuant to dividend equivalent rights.

Summary Table

The following table sets forth certain information as of May 31, 2017, with respect to compensation plans under which shares of FedEx common stock may be issued.

Equity Compensation Plan Information

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Shares Reflected in the First Column)
Equity compensation plans approved by stockholders	13,598,699	(1)	$125.66	8,304,621	(2)
Equity compensation plans not approved by stockholders	1,286	(3)	N/A	—
Total	13,599,985		$125.66	8,304,621	(2)

(1)

Represents shares of common stock issuable upon exercise of outstanding options granted under FedEx’s stock option plans. This number does not include 1,520 shares of common stock issuable under a retirement plan assumed by FedEx for former non-employee directors of Caliber System, Inc.

(2)

Shares available for equity grants under FedEx’s 2010 Omnibus Stock Incentive Plan, as amended (no more than 1,992,459 of the shares available under the 2010 Omnibus Stock Incentive Plan may be used for full-value awards).

(3)

Represents shares of FedEx common stock issuable pursuant to the officers’ deferred compensation plan assumed by FedEx in the Caliber acquisition as described under “— Equity Compensation Plans Not Approved by Stockholders” above.

72	2017 Proxy Statement

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF

DIRECTORS

The Audit Committee assists the Board of Directors in its oversight of FedEx’s financial reporting process. The Audit Committee’s responsibilities are more fully described in its charter, which is available on the Investor Relations page of the FedEx website at http://investors.fedex.com in the Governance & Citizenship section under “Committee Charters.”

Management has the primary responsibility for the financial statements and the financial reporting process, including internal control over financial reporting. FedEx’s independent registered public accounting firm is responsible for performing an audit of FedEx’s consolidated financial statements and expressing an opinion on the fair presentation of those financial statements in conformity with United States generally accepted accounting principles. The independent registered public accounting firm also is responsible for performing an audit of and expressing an opinion on the effectiveness of FedEx’s internal control over financial reporting.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited consolidated financial statements for the fiscal year ended May 31, 2017, including a discussion of, among other things:

•	the acceptability and quality of the accounting principles;

•	the reasonableness of significant accounting judgments and critical accounting policies and estimates;

•	the clarity of disclosures in the financial statements; and

•

the adequacy and effectiveness of FedEx’s financial reporting procedures, disclosure controls and procedures and internal control over financial reporting, including management’s assessment and report on internal control over financial reporting.

The Audit Committee also reviewed with the Chief Executive Officer and Chief Financial Officer of FedEx their respective certifications with respect to FedEx’s Annual Report on Form 10-K for the fiscal year ended May 31, 2017.

The Audit Committee reviewed and discussed with the independent registered public accounting firm the audited consolidated financial statements for the fiscal year ended May 31, 2017, the firm’s judgments as to the acceptability and quality of FedEx’s accounting principles and such other matters as are required to be discussed with the Audit Committee under the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”), including those matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees. The Audit Committee also reviewed and discussed with the independent registered public accounting firm its audit of the effectiveness of FedEx’s internal control over financial reporting.

In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the firm’s communications with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm the firm’s independence.

The Audit Committee discussed with FedEx’s senior internal audit executive and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the senior internal audit executive and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of FedEx’s internal controls and the overall quality of FedEx’s financial reporting.

In reliance on the reviews and discussions referred to above, and the receipt of unqualified opinions from Ernst & Young LLP dated July 17, 2017, with respect to the consolidated financial statements of FedEx as of and for the fiscal year ended May 31, 2017, and with respect to the effectiveness of FedEx’s internal control over financial reporting, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited consolidated financial statements be included in FedEx’s Annual Report on Form 10-K for the fiscal year ended May 31, 2017, for filing with the Securities and Exchange Commission.

Audit Committee Members

John A. Edwardson — Chairman

Kimberly A. Jabal

Shirley Ann Jackson

R. Brad Martin

Joshua Cooper Ramo

2017 Proxy Statement	73

AUDIT AND NON-AUDIT FEES

The following table sets forth fees for services Ernst & Young LLP provided to FedEx during fiscal 2017 and 2016, which were preapproved by FedEx’s Audit Committee in accordance with the Policy on Engagement of Independent Auditor (discussed on the following page):

	2017	2016
Audit fees	$31,267,000	$20,343,000
Audit-related fees	713,000	643,000
Tax fees	1,835,000	322,000
All other fees	129,000	1,888,000
Total	$33,944,000	$23,196,000

•

Audit Fees. Represents fees for professional services provided for the audit of FedEx’s annual financial statements, the audit of FedEx’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002, the review of FedEx’s quarterly financial statements, audit services provided in connection with other statutory or regulatory filings, and consents and comfort letters in connection with registered securities offerings and registration statements. The year-over-year increase in audit fees was due to the inclusion of TNT Express (which was acquired on May 25, 2016) and related statutory audits.

•

Audit-Related Fees. Represents fees for assurance and other services related to the audit of FedEx’s financial statements. The fees for fiscal 2017 and fiscal 2016 were for benefit plan audits and international accounting and reporting compliance.

•

Tax Fees. Represents fees for professional services provided primarily for domestic and international tax compliance and advice and expatriate/global mobility compliance services. Tax compliance and preparation fees totaled $482,000 and $115,000 in fiscal 2017 and 2016, respectively.

•

All Other Fees. Represents fees for products and services provided to FedEx not otherwise included in the categories above. The fees for fiscal 2017 were for online technical resources, employee benefit plan compliance reviews, and acquisition integration planning advisory services. The fees for fiscal 2016 were for online technical resources, acquisition integration planning advisory services, and due diligence services in connection with the acquisition of TNT Express.

FedEx’s Audit Committee has determined that the provision of non-audit services by Ernst & Young is compatible with maintaining Ernst & Young’s independence.

74	2017 Proxy Statement

PROPOSAL 5 — RATIFICATION OF THE APPOINTMENT

OF THE INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

Appointment of Independent Registered Public Accounting Firm

Ernst & Young LLP audited FedEx’s annual financial statements for the fiscal year ended May 31, 2017, and FedEx’s internal control over financial reporting as of May 31, 2017. The Audit Committee has appointed Ernst & Young to be FedEx’s independent registered public accounting firm for the fiscal year ending May 31, 2018.

Ernst & Young has been FedEx’s external auditor continuously since 2002. The members of the Audit Committee and the Board of Directors believe that the continued retention of Ernst & Young to serve as FedEx’s independent registered public accounting firm is in the best interests of the company and our stockholders.

The stockholders are asked to ratify this appointment at the annual meeting. Representatives of Ernst & Young will be present at the meeting to respond to appropriate questions and to make a statement if they so desire.

Policies Regarding Independent Auditor

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm, including the audit fee negotiations associated with the retention of the firm. Additionally, in conjunction with the mandated rotation of the independent registered public accounting firm’s lead engagement partner, the Audit Committee and its chairperson are directly involved in the selection of any new lead engagement partner. To help ensure the independence of the independent registered public accounting firm, the Audit Committee has adopted two policies: the Policy on Engagement of Independent Auditor; and the Policy on Hiring Certain Employees and Partners of the Independent Auditor.

Pursuant to the Policy on Engagement of Independent Auditor, the Audit Committee preapproves all audit services and non-audit services to be provided to FedEx by its independent registered public accounting firm. The Audit Committee may delegate to one or more of its members the authority to grant the required approvals, provided that any exercise of such authority is reported at the next Audit Committee meeting.

The Audit Committee may preapprove for up to one year in advance the provision of particular types of permissible routine and recurring audit-related, tax and other non-audit services, in each case described in reasonable detail and subject to a specific annual monetary limit also approved by the Audit Committee. The Audit Committee must be informed about each such service that is actually provided. In cases where a service is not covered by one of those approvals, the service must be specifically preapproved by the Audit Committee no earlier than one year prior to the commencement of the service.

Each audit or non-audit service that is approved by the Audit Committee (excluding tax services performed in the ordinary course of FedEx’s business and excluding other services for which the aggregate fees are expected to be less than $50,000) will be reflected in a written engagement letter or writing specifying the services to be performed and the cost of such services, which will be signed by either a member of the Audit Committee or by an officer of FedEx authorized by the Audit Committee to sign on behalf of FedEx.

The Audit Committee will not approve any prohibited non-audit service or any non-audit service that individually or in the aggregate may impair, in the Audit Committee’s opinion, the independence of the independent registered public accounting firm.

In addition, the policy provides that FedEx’s independent registered public accounting firm may not provide any services, including financial counseling and tax services, to any FedEx officer, Audit Committee member or FedEx managing director (or its equivalent) in the Finance department or to any immediate family member of any such person. The Policy on Engagement of Independent Auditor is available in the Governance & Citizenship section under “Policies and Guidelines” of the Investor Relations page of our website at http://investors.fedex.com.

Pursuant to the Policy on Hiring Certain Employees and Partners of the Independent Auditor, FedEx will not hire a person who is concurrently a partner or other professional

2017 Proxy Statement	75

PROPOSAL 5 — RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

employee of the independent registered public accounting firm or, in certain cases, an immediate family member of such a person. Additionally, FedEx will not hire a former partner or professional employee of the independent registered public accounting firm in an accounting role or a financial reporting oversight role if he or she remains in a position to influence the independent registered public accounting firm’s operations or policies, has capital balances in the independent registered public accounting firm or maintains certain other financial arrangements with the independent registered public accounting firm. FedEx will not hire a former member of the independent registered public accounting firm’s audit engagement team (with certain exceptions) in a financial reporting oversight role without waiting for a required “cooling-off” period to elapse.

FedEx’s Executive Vice President and Chief Financial Officer must preapprove any hire who was employed during the preceding three years by the independent registered public accounting firm, and report at least annually all such hires to the Audit Committee.

Vote Required For Ratification

The Audit Committee is responsible for selecting FedEx’s independent registered public accounting firm. Accordingly, stockholder approval is not required to appoint Ernst & Young as FedEx’s independent registered public accounting firm for fiscal year 2018. The Board of Directors believes, however, that submitting the appointment of Ernst & Young to the stockholders for ratification is a matter of good corporate governance. If the stockholders do not ratify the appointment, the Audit Committee will review its future selection of the independent registered public accounting firm.

The ratification of the appointment of Ernst & Young as FedEx’s independent registered public accounting firm requires the affirmative vote of a majority of the shares present at the meeting, in person or represented by proxy, and entitled to vote.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL.

76	2017 Proxy Statement

PROPOSAL 6 — STOCKHOLDER PROPOSAL:

SHAREHOLDER PROXY ACCESS REVISIONS

FedEx is not responsible for the content of this stockholder proposal or supporting statement.

FedEx has been notified that Myra K. Young, 9295 Yorkship Court, Elk Grove, California 95758, the beneficial owner of 50 shares of FedEx common stock, intends to present the following proposal for consideration at the annual meeting:

“RESOLVED: Shareholders of FedEx Corporation (the “Company”) ask the board of directors (the “Board”) to revise its “Nominations of Directors Included in the Corporation’s Proxy Materials” bylaw and other associated provisions, to ensure the following:

•	The number of shareholder-nominated candidates eligible to appear in proxy materials should be one quarter of the directors then serving or two, whichever is greater.
•	There should be no limitation on the number of shareholders that can aggregate their shares to achieve the 3% “Minimum Number” of shares required to nominate.

Supporting Statement:

Research suggests three women may constitute a critical mass for reframing the decision-making culture of boards. (https://www.wcwonline.org/pdf/CriticalMassExecSummary.pdf) Similarly, having up to three shareholder-nominated directors (given the current FedEx Board size) may help ensure not only participation on each of the four committees but a critical mass for bringing a shareholder perspective to Board decisions.

Our Company’s current limitation of twenty participants in nominating groups arguably provides proxy access in name only. For example, although 71 funds held an average of 0.15% or more of FedEx shares at the end of 2016, only 46 held that amount during each reporting quarter for the full 3-year period required by the bylaws. The largest mainstream fund owners of FedEx have never even submitted shareholder proposals. They are highly unlikely to invoke proxy access, which would require considerably more effort.

A study (http://www.cii.org/files/publications/misc/08_05_15_Best%20Practices%20-%20Proxy%20Access.pdf) by the Council of Institutional Investors (CII), “highlights the most troublesome provisions” in proxy access bylaws, such as the fact that even if the 20 largest public pension fund members were able to aggregate their shares, they would not meet the required 3% holding criteria. CII is a nonprofit, association of corporate, public and union pensions and endowments – the types of funds most likely to invoke proxy access.

The SEC vacated its universal proxy access Rule 14a-11 (https://www.sec.gov/rules/final/2010/33-9136.pdf) after a court decision primarily focused on its cost-benefit analysis. That rule specified a 25% limitation on shareholder nominated candidates and no limitation on the number of shareholders that could form nominating groups. Based on that rule, Proxy Access in the United States: Revisiting the Proposed SEC Rule (http://www.cfapubs.org/doi/pdf/10.2469/ccb.v2014.n9.1) by CFA Institute, found proxy access would “benefit both the markets and corporate boardrooms, with little cost or disruption,” raising US market capitalization by up to $140.3 billion. Public Versus Private Provision of Governance: The Case of Proxy Access (http://ssrn.com/abstract=2635695) found a 0.5 percent average increase in shareholder value for proxy access targeted firms.

Many corporate boards have adopted proxy access bylaws that significantly impair the ability of shareholders to form viable nominating groups and unnecessarily limit shareholder voice on the Board. Amendment of FedEx bylaws, as requested above, would ease the formation of proxy access nominating groups and would ensure more healthy competition for directors.

Increase Shareholder Value

Vote for Shareholder Proxy Access Enhancement – Proposal 6”

2017 Proxy Statement	77

PROPOSAL 6 — STOCKHOLDER PROPOSAL: SHAREHOLDER PROXY ACCESS REVISIONS

Board of Directors’ Statement in Opposition

The Board of Directors and its Nominating & Governance Committee have considered this proposal and concluded that its adoption is unnecessary and not in the best interests of our stockholders.

Our stockholders already have meaningful and appropriate proxy access rights. The requested changes are unnecessary and potentially disruptive. In March 2016, our Board of Directors approved amendments to our Bylaws to implement a proxy access framework that strikes the right balance between promoting stockholder nomination rights and protecting the interests of all our stockholders.

Specifically, our proxy access bylaw permits a stockholder, or a group of up to 20 stockholders, owning at least 3% of FedEx’s outstanding shares of common stock continuously for at least three years, to nominate and include in FedEx’s proxy materials director nominees constituting up to two individuals or 20% of the Board, whichever is greater, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the Bylaws.

Prior to the Board’s adoption of the proxy access bylaw, we consulted with many of our largest institutional stockholders in order to understand their views and policies regarding proxy access, including the specific provisions they considered important. We spoke with, or otherwise received feedback from, representatives of stockholders owning nearly half of our then-outstanding shares. We also spoke with a representative of the proponent of the proxy access stockholder proposal that was approved at our 2015 annual meeting of stockholders. Substantially all of these stockholders indicated their support for a proxy access bylaw with terms consistent with those now included in our Bylaws (as described above).

Based on the feedback from our stockholders, and the Board’s assessment of the relative merits of the various proxy access formulations, our Board of Directors adopted a proxy access regime that provides stockholders with meaningful proxy access rights, while protecting the interests of all our stockholders by mitigating the risk of misuse of proxy access, including utilization by stockholders pursuing objectives that are not broadly supported by other stockholders.

The terms adopted by the Board were and remain consistent with the prevailing practices of other large U.S. public companies with proxy access rights.

The changes to our proxy access bylaw requested by the proposal are not necessary to provide for a meaningful proxy access process and may be potentially disruptive to the effective functioning of our Board, as discussed below.

Our current limit on the number of director nominees is meaningful and mitigates the risk of disrupting the Board’s effectiveness. The maximum number of director nominees who can be nominated under our proxy access bylaw is two individuals or 20% of the Board, whichever is greater. This limit strikes the appropriate balance between allowing a sufficient number of stockholder-selected nominees to have a meaningful effect on the Board, while mitigating the risk of excessive disruption of the Board’s continuity and operations and the balance of director experience, skills and other attributes the Board seeks to achieve through the regular nomination process.

The proposal’s director nominee limit of one-quarter of the Board or two individuals, whichever is greater, exacerbates the risk that excessive director turnover would disrupt the Board’s effectiveness. We also believe that raising the director nominee limit could have unintended consequences that could have an adverse impact on long-term stockholder value, including laying the groundwork for effecting a change of control and encouraging the pursuit of special interests at the expense of a holistic, long-term strategic view.

The absence of a limit on the number of stockholders who can form a group could result in an excessive administrative burden and expense for the company. Our proxy access bylaw includes a stockholder group aggregation limit of 20 eligible holders. We treat the following as a single eligible holder: (1) funds under common management and investment control; (2) funds under common management and funded primarily by the same employer; and (3) a “family of investment companies” or a “group of investment companies” (each as defined in the Investment Company Act of 1940, as amended). Counting such funds and investment companies as a single eligible holder provides our stockholders with a greater ability to reach the 3% ownership threshold with up to 20 eligible holders.

We believe that a reasonable stockholder group aggregation limit — such as the one contained in our Bylaws — is appropriate in order to reduce potential administrative costs for the company and help reduce the risk of abuse of proxy access rights. In the absence of such a limit, we could be required to make burdensome and time-consuming inquiries into the nature and duration of the share ownership of an unlimited number of stockholders participating in a proxy access nomination in order to verify their required share ownership.

Our corporate governance policies, including proxy access, ensure that the Board of Directors is held accountable and provide stockholders with access to the Board. Our Board of Directors is composed of independent, active and effective directors. Five of the Board’s eleven independent directors

78	2017 Proxy Statement

PROPOSAL 6 — STOCKHOLDER PROPOSAL: SHAREHOLDER PROXY ACCESS REVISIONS

have been added since 2011. The Board is accountable to FedEx’s stockholders through the shareholder rights, including a meaningful proxy access right, that are embedded in our governing documents. For example:

•	All directors are elected annually;

•

Our Bylaws require that we use a majority-voting standard in uncontested director elections and include a resignation requirement for directors who fail to receive the required majority vote. The Bylaws also prohibit the Board from changing back to a plurality-voting standard without the approval of our stockholders;

•	All supermajority stockholder voting requirements in our Certificate of Incorporation and Bylaws have been eliminated;

•	Our Bylaws require stockholder approval for any future “poison pill” prior to or within twelve months after adoption of the poison pill; and

•	Stockholders are allowed to call a special stockholders’ meeting, subject to the conditions set forth in our Bylaws.

In addition to proxy access, our stockholders currently have the right to:

•	Communicate directly with any director (including our Lead Independent Director), any Board committee or the full Board;

•	Propose director nominees to the Nominating & Governance Committee, as discussed above;

•	Submit proposals like this one for inclusion in FedEx’s proxy statement, subject to the rules and regulations of the Securities and Exchange Commission; and

•	Submit other proposals, including nominations of director candidates, directly at an annual meeting, subject to our Bylaws.

We believe that our existing corporate governance policies provide the appropriate balance between ensuring Board accountability to stockholders and enabling the Board to effectively oversee FedEx’s business and affairs for the long-term benefit of stockholders. In addition, these policies provide our stockholders with meaningful access to Board members.

For these reasons, this proposal is unnecessary and not in the best interests of our stockholders. We believe our current proxy access bylaw provides a meaningful proxy access right that appropriately balances the benefits and risks of proxy access, and that adoption of the provisions sought by this proposal would unnecessarily disrupt that balance. Accordingly, we recommend that you vote against this proposal.

Vote Required for Approval

If this proposal is properly presented at the meeting, approval requires the affirmative vote of a majority of the shares present at the meeting, in person or represented by proxy, and entitled to vote.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “AGAINST” THIS PROPOSAL.

2017 Proxy Statement	79

PROPOSAL 7 — STOCKHOLDER PROPOSAL:

LOBBYING ACTIVITY AND EXPENDITURE REPORT

FedEx is not responsible for the content of this stockholder proposal or supporting statement.

FedEx has been notified that the International Brotherhood of Teamsters General Fund, 25 Louisiana Avenue, N.W., Washington, D.C. 20001, the beneficial owner of 176 shares of FedEx common stock, and Investor Voice, SPC, 111 Queen Anne Avenue North, Suite 500, Seattle, Washington 98109, as representative of the Equality Network Foundation, the beneficial owner of 21 shares of FedEx common stock, intend to present the following proposal for consideration at the annual meeting:

“Whereas, we believe full disclosure of FedEx’s direct and indirect lobbying activities and expenditures is required to assess whether FedEx’s lobbying is consistent with its expressed goals and in the best interests of stockholders.

Resolved, the stockholders of FedEx request the preparation of a report, updated annually, disclosing:

1.	Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.

2.	Payments by FedEx used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.

3.	FedEx’s membership in and payments to any tax-exempt organization that writes and endorses model legislation.

4.	Description of management’s and the Board’s decision making process and oversight for making payments described in section 2 and 3 above.

For purposes of this proposal, a “grassroots lobbying communication” is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. “Indirect lobbying” is lobbying engaged in by a trade association or other organization of which FedEx is a member.

Both “direct and indirect lobbying” and “grassroots lobbying communications” include efforts at the local, state and federal levels. Neither “lobbying” nor “grassroots lobbying communications” include efforts to participate or intervene in any political campaign or to influence the general public or any segment thereof with respect to an election or referendum.

The report shall be presented to the Audit Committee or other relevant oversight committees and posted on FedEx’s website.

Supporting Statement:

As stockholders, we encourage transparency and accountability in FedEx’s use of corporate funds to influence legislation and regulation. FedEx spent $24.94 million in 2015 and 2016 on federal lobbying. These figures do not include state lobbying expenditures where FedEx also lobbies but disclosure is uneven or absent. For example, FedEx spent over $492,000 lobbying in California for 2015 and 2016. FedEx’s lobbying on transportation infrastructure has drawn media attention (“US Shippers, Truckers Flex Lobbying Muscle,” Journal of Commerce, January 17, 2017), as has its lobbying on truck safety rules (“Trucks Are Getting More Dangerous and Drivers Are Falling Asleep at the Wheel. Thank Congress.” Huffington Post, April 16, 2016).

FedEx sits on the board of the Chamber of Commerce, which has spent more than $1.3 billion on lobbying since 1998. FedEx does not disclose its memberships in, or payments to, trade associations or the amounts used for lobbying. Absent a system of accountability, company assets could be used for objectives contrary to FedEx’s long-term interests.

And FedEx does not disclose its membership in tax-exempt organizations that write and endorse model legislation, such as, its membership in the American Legislative Exchange Council (ALEC). Over 100 companies, including 3M, Deere, McDonald’s, Medtronic, Pepsi and Sprint have publicly left ALEC.

We urge support for this proposal.”

80	2017 Proxy Statement

PROPOSAL 7 — STOCKHOLDER PROPOSAL: LOBBYING ACTIVITY AND EXPENDITURE REPORT

Board of Directors’ Statement in Opposition

The Board of Directors and its Nominating & Governance Committee have considered this proposal and concluded that its adoption is unnecessary and not in the best interests of our stockholders.

The Board believes it is in the best interests of our stockholders for FedEx to be an effective participant in the political process. We are subject to extensive regulation at the federal and state levels and are involved in a number of legislative initiatives across a broad spectrum of policy areas that can have an immediate and dramatic effect on our business and operations. We ethically and constructively promote legislative and regulatory actions that further the business objectives of FedEx and attempt to protect FedEx from unreasonable, unnecessary or burdensome legislative or regulatory actions at all levels of government.

As more fully described in our policy regarding political contributions (which is available in the Governance & Citizenship section of the Investor Relations page of our website at http://investors.fedex.com), we actively participate in the political process with the ultimate goal of promoting and protecting the economic future of FedEx and our stockholders and employees. Our independent Nominating & Governance Committee assists the Board of Directors in oversight of FedEx’s political activities. The Committee reviews and discusses with FedEx’s Executive Vice President, General Counsel and Secretary, at least annually, the company’s political activities, including political spending and lobbying activities and expenditures. The Committee also periodically reviews and discusses with management our policy on political contributions, and approves any changes to this policy.

An important part of participating effectively in the political process is making prudent political contributions and focused lobbying expenditures — but only where permitted by applicable law. FedEx’s political contributions and expenditures are made to further the best interests of the company and our stockholders and employees, and are made without regard to the personal political preferences of individual FedEx Board members, officers and employees.

Political contributions of all types are subject to extensive governmental regulation and public disclosure requirements, and FedEx is fully committed to complying with all applicable campaign finance laws. For example, under U.S. federal law, FedEx cannot directly support candidates for federal office, so we do not. While some states allow corporate contributions to state and local candidates or ballot issue campaigns, it is our policy not to make such contributions.

FedEx also does not make corporate contributions to groups organized under section 501(c)(4) or section 527 of the Internal Revenue Code, other than membership dues, event sponsorships, and contributions to the organizational committees of the Democratic and Republican national party conventions and the annual conferences of the Democratic and Republican Governors Associations. None of these expenditures are used to directly support any election-related activity or ballot initiatives at the federal, state or local level. These limited corporate expenditures are approved by the Corporate Vice President of Government Affairs, in consultation with appropriate members of FedEx senior management.

FedEx is already subject to extensive federal, state and local lobbying registration and public disclosure requirements. For example, FedEx files quarterly reports with the United States House of Representatives and Senate that disclose a list of our lobbying activities, and these reports are publicly available at http://lobbyingdisclosure.house.gov/.

As a result of these policies and mandatory public disclosure requirements, the Board has concluded that ample public information exists regarding FedEx’s political contributions and lobbying expenditures to alleviate the concerns cited in this proposal.

FedEx also provides an opportunity for its employees to participate in the political process by joining FedEx’s non-partisan political action committee (“FedExPAC”). FedExPAC allows our employees to pool their financial resources to support federal, state and local candidates, campaigns and committees. The political contributions made by FedExPAC are funded entirely by the voluntary contributions of our employees. No corporate funds are used. Appropriate members of FedEx senior management decide which candidates, campaigns and committees FedExPAC will support based on a nonpartisan effort to advance and protect the best interests of the company and our stockholders and employees. All contributions are made without regard to the personal political preferences of individual FedEx Board members, officers and employees.

Moreover, FedExPAC’s activities are subject to comprehensive regulation by federal, state and local governments, including detailed disclosure requirements, which include monthly reports with the Federal Election Commission. These reports are publicly available at www.fec.gov and include an itemization of FedExPAC’s receipts and disbursements, including any political contributions, over a certain amount.

Our participation in the political process is designed to promote and protect the economic future of FedEx and our stockholders and employees, and we make political contributions, including lobbying expenditures, and maintain memberships with a variety of trade associations expressly for that purpose. Participation as a member of these associations comes with the understanding that we may not always agree

2017 Proxy Statement	81

PROPOSAL 7 — STOCKHOLDER PROPOSAL: LOBBYING ACTIVITY AND EXPENDITURE REPORT

with all of the positions of the organizations or other members. We believe the associations, however, take positions and address issues in a collective industry manner and often advance positions consistent with company interests that will help us provide strong financial returns and enhance long-term stockholder value.

We have in place effective reporting and compliance procedures designed to ensure that our political contributions are made in accordance with applicable law, and we closely monitor the appropriateness and effectiveness of the political activities undertaken by the most significant trade associations in which we are a member. For example, we have policies that govern FedEx employee involvement in trade associations and accounting procedures that allow us to record and monitor these expenditures.

Finally, the Board believes the expanded disclosure requested in this proposal could place FedEx at a competitive disadvantage by revealing our strategies and priorities. Because parties with interests adverse to FedEx also participate in the political process to their business advantage, any unilateral expanded disclosure, above what is required by law and equally applicable to all similar parties engaged in public debate, could benefit those parties while harming the interests of FedEx and our stockholders. The Board believes any reporting requirements that go beyond those required under existing law should be applicable to all participants in the process, rather than FedEx alone (as the proponents request).

In short, we believe this proposal is duplicative and unnecessary, as a comprehensive system of reporting and accountability for political contributions and lobbying expenditures already exists. If adopted, the proposal would apply only to FedEx and to no other company and would cause FedEx to incur undue cost and administrative burden, as well as competitive harm, without commensurate benefit to our stockholders. Accordingly, we recommend that you vote against this proposal.

Vote Required for Approval

If this proposal is properly presented at the meeting, approval requires the affirmative vote of a majority of the shares present at the meeting, in person or represented by proxy, and entitled to vote.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “AGAINST” THIS PROPOSAL.

82	2017 Proxy Statement

PROPOSAL 8 — STOCKHOLDER PROPOSAL:

EXECUTIVE PAY CONFIDENTIAL VOTING

FedEx is not responsible for the content of this stockholder proposal or supporting statement.

FedEx has been notified that John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, the beneficial owner of 100 shares of FedEx common stock, intends to present the following proposal for consideration at the annual meeting:

“Proposal 8 – Executive Pay Confidential Voting

Shareholders request our Board of Directors to take the steps necessary to adopt a bylaw that prior to the Annual Meeting, the outcome of votes cast by proxy on certain executive pay matters, including a running tally of votes for and against, shall not be available to management or the Board and shall not be used to solicit votes. Certain maters include the topics of say on executive pay and management-sponsored or board-sponsored resolutions seeking approval of executive pay plans.

This proposal would not prohibit management access to shareholder comments submitted along with shareholder meeting ballots. This proposal is limited to executive pay items. Shareholders could still waive the confidentiality of their ballots on executive pay items – for instance by checking a box on the ballot.

Our management can now monitor incoming votes and then use shareholder money to blast shareholders with costly solicitations on matters where they have a direct self-interest such as such as the ratification of lucrative stock options and to obtain artificially high votes for their lucrative executive pay.

Our management can now do an end run on the effectiveness of say on pay votes. Instead of improving executive pay practices in response to disapproving shareholder votes, our management can efficiently manipulate the say on pay vote to a higher percentage. Without executive pay confidential voting our management can simply blast shareholders by using multiple professional proxy solicitor firms at shareholder expense (no timely disclosure of the cost) with one-way communication by mail and electronic mail (right up to the deadline) to artificially boost the vote for their self-interested executive pay ballot items.

It is important for shareholders that the company get executive pay right in order to give management the best-focused incentive for long-term shareholder value. Executive pay is not ordinary business.

Please vote to enhance shareholder value:

Executive Pay Confidential Voting – Proposal 8”

Board of Directors’ Statement in Opposition

The Board of Directors and its Nominating & Governance Committee have considered this proposal and concluded that its adoption is unnecessary and not in the best interests of our stockholders.

The proposal, if implemented, would obstruct constructive communications with our stockholders. The proposal seeks to prevent our Board and management from viewing preliminary voting results for executive compensation matters prior to an annual meeting. Our ability to view such voting results is an important part of our communications with stockholders. By viewing the results, we are able to determine if stockholders have any concerns with any of the proposals on which they are being asked to vote. This enables us to focus our proxy solicitation and engagement efforts in the most productive areas and allows us to minimize redundant solicitations and their associated costs.

We value the transparent and robust dialogue that we have fostered with our stockholders. We believe maintaining open and direct lines of communication with our stockholders is the best way to continue to receive their specific and accurate feedback, respond to their questions and concerns, and enable them to cast their votes in a fully informed manner. This proposal would significantly weaken our ability to engage in beneficial and productive dialogue with our stockholders by reducing transparency on the topic of executive compensation during the pivotal time leading up to an annual meeting.

We do not engage in the practices that the proposal purports to remedy. Our management does not engage in the proxy solicitation process to further any personal agendas. Instead, our Board and management view the proxy solicitation process as a means of engaging with our stockholders to increase their participation in the governance of our company,

2017 Proxy Statement	83

PROPOSAL 8 — STOCKHOLDER PROPOSAL: EXECUTIVE PAY CONFIDENTIAL VOTING

to better understand their concerns, and to discuss with them matters that impact the ongoing success of our company. Our Board is charged with approving proposals from management or stockholders that it believes to be in the best interests of our company and stockholders, and opposing such proposals that it believes are not in the best interests of our company and stockholders. We can most efficiently advocate for or oppose proposals, or consider making changes to our corporate governance or executive compensation program, when we are aware of the preliminary voting results and are permitted to discuss them with our stockholders. The proposal would implement a costly and dialogue-stifling policy to address a non-existent problem.

Our stockholders can vote their shares confidentially. We have a confidential voting policy requiring a stockholder’s vote to be kept confidential and not disclosed to FedEx unless required by law, expressly requested on his or her proxy or in the case of a proxy contest. Additionally, because nominee holders cannot reveal the names of beneficial owners without their permission, stockholders who beneficially hold shares through a broker, bank or other nominee have the ability to vote confidentially even in the absence of our confidential voting policy. The implementation of the proposal does not affect our stockholders’ ability to vote confidentially.

Our current stockholder communications and proxy solicitation methods foster an open and constructive dialogue with our stockholders, while allowing for confidentiality for those stockholders who desire not to be identified or contacted. We believe this proposal would unduly and detrimentally limit our ability to communicate with our stockholders at a time when greater levels of stockholder communication are important, and would add unnecessary costs and not remedy any problem faced by our stockholders. Accordingly, we recommend that you vote against this proposal.

Vote Required for Approval

If this proposal is properly presented at the meeting, approval requires the affirmative vote of a majority of the shares present at the meeting, in person or represented by proxy, and entitled to vote.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “AGAINST” THIS PROPOSAL.

84	2017 Proxy Statement

PROPOSAL 9 — STOCKHOLDER PROPOSAL:

APPLICATION OF COMPANY NON-DISCRIMINATION

POLICIES IN STATES WITH PRO-DISCRIMINATION LAWS

FedEx is not responsible for the content of this stockholder proposal or supporting statement.

FedEx has been notified that the NorthStar Asset Management, Inc. Funded Pension Plan, P.O. Box 301840, Boston, Massachusetts 02130, the beneficial owner of 268 shares of FedEx common stock, intends to present the following proposal for consideration at the annual meeting:

“WHEREAS: FedEx has policies on equal opportunity and anti-harassment which state that the Company will not tolerate “harassment, violence, intimidation, bullying and discrimination of any kind involving gender, sexual orientation, gender identity, gender expression …”;

FedEx has an affinity group for LGBT (lesbian, gay, bisexual, and transgender) employees, and a high rating on the Human Rights Campaign’s Corporate Equality Index;

Our Company operates in and employs individuals in all fifty states, including states where policies have been recently established that are outright attacks on LGBT rights and equality;

In 2016, Mississippi adopted a state policy which legalizes discrimination against LGBT individuals in employment, housing, retail establishments, and healthcare;

In Tennessee, a law was passed which some describe as: “allow[ing] those with religious objections to undermine professional standards that apply equally to everyone. For instance, a high school guidance counselor could refuse to counsel a gay teenager, citing their sincerely held religious beliefs”;

Sixty-eight companies — including Apple, Nike, American Airlines, IBM, General Electric, and Morgan Stanley — filed a court brief against North Carolina in an attempt to block HB2, the law which required transgender people to endanger themselves by using public restrooms aligned with the biological sex on their birth certificate;

In April 2017, North Carolina repealed HB2 “hoping to bring back businesses…that boycotted the Southern state because they saw the year-old measure as discriminatory”;

AdWeek reported “nothing could be more valuable to a brand than having clarity about what they stand for.”

RESOLVED: Shareholders request that the Company issue a public report to shareholders, employees, customers, and public policy leaders, omitting confidential information and at a reasonable expense, by April 1, 2018, detailing the known and potential risks and costs to the Company caused by any enacted or proposed state policies supporting discrimination against LGBT people, and detailing strategies above and beyond litigation or legal compliance that the Company may deploy to defend the Company’s LGBT employees and their families against discrimination and harassment that is encouraged or enabled by the policies.

SUPPORTING STATEMENT: Shareholders recommend that the report evaluate risks and costs including, but not limited to, negative effects on employee hiring and retention, challenges in securing safe housing for employees, risks to employees’ LGBT children, risks to LGBT employees who need to use public facilities such as at their children’s schools, and litigation risks to the Company from conflicting state and company anti-discrimination policies. Strategies evaluated should include public policy advocacy, human resources and educational strategies, and the potential to relocate operations or employees out of states with discriminatory policies (evaluating the costs to the Company and resulting economic losses to pro-discriminatory states).”

2017 Proxy Statement	85

PROPOSAL 9 — STOCKHOLDER PROPOSAL: APPLICATION OF COMPANY

NON-DISCRIMINATION POLICIES IN STATES WITH PRO-DISCRIMINATION LAWS

Board of Directors’ Statement in Opposition

The Board of Directors and its Nominating & Governance Committee have considered this proposal and concluded that its adoption is unnecessary and not in the best interests of our stockholders or employees.

FedEx is one of the world’s most admired companies and is strongly committed to diversity and inclusion. Our greatest asset is our people. We are committed to providing a workplace where each individual feels respected, satisfied and appreciated, and our policies are designed to promote fairness and respect for each person. We are proud that FedEx is consistently recognized as one of the world’s most admired companies and as one of the best places for minorities and others to work. For example:

•

FedEx was ranked 11th on FORTUNE magazine’s 2017 “World’s Most Admired Companies” list — the 17th consecutive year we have been ranked in the top 20 on the list, with 13 of those years ranking among the top 10;

•	FedEx was ranked 3rd on FORTUNE’s 2016 “10 Best Workplaces for African-Americans” list;

•	FedEx was named to Black Enterprise magazine’s 2016 list of “40 Best Companies for Diversity”; and

•	In 2017, FedEx was again included in the Forbes’ “America’s Most Reputable Companies” list and FORTUNE’s “100 Best Companies to Work For” list.

These accolades flow from the consistent application of progressive personnel policies that promote diversity and inclusion at all levels of the enterprise.

As stated in our Code of Business Conduct and Ethics (which is available in the Governance & Citizenship section of the Investor Relations page of our website at http://investors.fedex.com), FedEx is committed to protecting and advancing human rights in all our operations. We strive to treat others with respect and dignity, encourage diversity and diverse opinions, provide safe working conditions and promote equal opportunity for all. Diversity is a core FedEx value. Our company was founded on a people-first philosophy, and respect for each individual has always been an everyday business practice.

Our commitment to diversity and inclusion is further demonstrated by our participation in the “Tennessee Thrives” business coalition. This coalition provides an opportunity for Tennessee businesses of all sizes to show their support of tolerance and equality for all people, regardless of race, sex, national origin, ethnicity, religion, age, disability, sexual orientation, or gender identity.

In short, we believe supporting diversity is a smart business practice and, more important, the right thing to do for our employees and stockholders. For additional information regarding our commitment to diversity and inclusion, see our 2017 Global Citizenship Report, which can be found at http://csr.fedex.com.

FedEx’s existing policies and practices promote dignity and respect in the workplace for all employees. Our employment policies and practices are designed to promote fairness and respect for each individual. We hire, evaluate and promote employees, and engage contractors, based on their skills and performance. As stated in our Code of Business Conduct and Ethics and Equal Employment Opportunity Statement, we expect everyone to treat others with dignity and respect and will not tolerate certain behaviors (as noted by the proponent). These include harassment, retaliation, violence, intimidation, bullying and discrimination of any kind involving race, color, religion, national origin, gender, sexual orientation, gender identity, gender expression, age, disability, veteran status, or any other characteristic protected under applicable law.

We are fully committed to attract and retain a diverse workforce that reflects our increasingly diverse customer base. We see the diversity of backgrounds, perspectives and experiences that our team members bring to the company as essential to fostering exceptional business results. To support an inclusive workplace culture, we are committed to the education, recruitment, development and advancement of diverse team members worldwide.

To ensure we maintain progress, each of our operating companies has a Diversity and Inclusion team to help embed multicultural and inclusion practices in our workplace culture. All Diversity and Inclusion teams participate in a Diversity & Inclusion Corporate Council that meets monthly to share best practices and collaborate on company-wide initiatives.

We also have employee affinity groups, including African-American, Hispanic, Asian, Women, Cancer Support, Multifaith, LGBT (Lesbian, Gay, Bisexual, and Transgender) and Friends, and U.S. Military Veterans. These groups support workplace inclusion initiatives and promote diversity and cultural education. We actively collaborate with these affinity groups to help us monitor and appropriately address workplace issues and concerns that are important to our employees and their well-being.

We believe our established policies and practices provide a comprehensive and effective framework that promotes diversity and inclusion, dignity and respect in the workplace, and equal and fair employment, and monitors our employees’ concerns with respect to these matters.

86	2017 Proxy Statement

PROPOSAL 9 — STOCKHOLDER PROPOSAL: APPLICATION OF COMPANY

NON-DISCRIMINATION POLICIES IN STATES WITH PRO-DISCRIMINATION LAWS

The requested report would impose an unnecessary burden and expense on FedEx with limited, if any, benefit to our stockholders or employees. As discussed above, we are already actively promoting diversity, inclusion and equal opportunity for all our team members. Furthermore, the report requested by the proponent would impose an unnecessary administrative burden and expense on FedEx with limited, if any, benefit to our stockholders or employees. The proponent’s request that the company evaluate the potential risks and costs of possibly hundreds of laws, proposed bills, legislation in committee, and state agency administrative policies around the country, and report on strategies it might take to mitigate their impact, by April 1, 2018, is simply unreasonable. Any report produced in such a short time frame would necessarily be heavily based on speculation and, therefore, would be of little or no utility to stockholders and employees. Moreover, the preparation of such a report would divert resources that could otherwise be used to advance important company matters for the benefit of our stockholders and employees.

For these reasons, adoption of this proposal is unnecessary and not in the best interests of our stockholders or employees. Accordingly, we recommend that you vote against this proposal.

Vote Required for Approval

If this proposal is properly presented at the meeting, approval requires the affirmative vote of a majority of the shares present at the meeting, in person or represented by proxy, and entitled to vote.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “AGAINST” THIS PROPOSAL.

2017 Proxy Statement	87

INFORMATION ABOUT THE ANNUAL MEETING

Who is entitled to vote at the annual meeting?

The record date for the meeting is July 31, 2017. Only stockholders of record at the close of business on that date are entitled to vote at the meeting. The only class of stock entitled to be voted at the meeting is FedEx common stock. Each outstanding share of common stock is entitled to one vote for all matters before the meeting. At the close of business on the record date there were 268,259,262 shares of FedEx common stock outstanding.

What is the difference between holding shares as a stockholder of record and as a beneficial owner? Am I entitled to vote if my shares are held in “street name”?

If your shares are registered in your name with FedEx’s transfer agent, Computershare Trust Company, N.A., you are the “stockholder of record” (or “registered stockholder”) of those shares, and these proxy materials have been provided directly to you by FedEx.

If your shares are held by a bank, brokerage firm or other nominee, you are considered the “beneficial owner” of shares held in “street name.” If your shares are held in street name, these proxy materials are being forwarded to you by your bank, brokerage firm or other nominee (the “bank or broker”), along with a voting instruction form. As the beneficial owner, you have the right to direct your bank or broker how to vote your shares by using the voting instruction form or by following its instructions for voting by telephone or on the Internet (if made available by your bank or broker with respect to any shares you hold in street name), and the bank or broker is required to vote your shares in accordance with your instructions.

If you do not give voting instructions, your broker will nevertheless be entitled to vote your shares in its discretion on the ratification of the appointment of the independent registered public accounting firm (Proposal 5). Absent your instructions, the broker will not be permitted, however, to vote your shares on the election of directors (Proposal 1), the advisory vote to approve named executive officer compensation (Proposal 2), the advisory vote on the frequency of future advisory votes on executive compensation (Proposal 3), the amendment to FedEx’s 2010 Omnibus Stock Incentive Plan to increase the number of authorized shares (Proposal 4) or the adoption of the four stockholder proposals (Proposals 6 through 9), and your shares will be considered “broker non-votes” on those proposals. See “How will broker non-votes be treated?” below.

As the beneficial owner of shares, you are invited to attend the annual meeting. If you are a beneficial owner, however, you may not vote your shares in person at the meeting unless you obtain a legal proxy, executed in your favor, from your bank or broker.

What does it mean if I receive more than one proxy card or voting instruction form?

If you receive more than one proxy card or voting instruction form that means your shares are registered differently and are held in more than one account. To ensure that all your shares are voted, please sign and return by mail all proxy cards and voting instruction forms or vote each account over the Internet or by telephone (if made available by the bank or broker with respect to any shares you hold in street name).

88	2017 Proxy Statement

INFORMATION ABOUT THE ANNUAL MEETING

How many shares must be present to hold the meeting?

A quorum must be present at the meeting for any business to be conducted. The presence at the meeting, in person or represented by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum. Proxies received but marked as abstentions or treated as broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

What if a quorum is not present at the meeting?

If a quorum is not present at the meeting, the holders of a majority of the shares entitled to vote at the meeting who are present, in person or represented by proxy, or the chairman of the meeting, may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given.

How do I vote?

1.

YOU MAY VOTE BY MAIL. If you properly complete, sign and date the accompanying proxy card or voting instruction form and return it in the enclosed envelope, it will be voted in accordance with your instructions. The enclosed envelope requires no additional postage if mailed in the United States.

2.

YOU MAY VOTE BY TELEPHONE OR ON THE INTERNET. If you are a registered stockholder, you may vote by telephone or on the Internet by following the instructions included on the proxy card. If you vote by telephone or on the Internet, you do not have to mail in your proxy card. If you wish to attend the meeting in person, however, you will need to register in advance to obtain an admission ticket. For more information on how to register to attend the annual meeting and obtain an admission ticket, please see “Do I have to register in advance to attend the meeting?” and “Who can attend the meeting?” on page 90. Internet and telephone voting are available 24 hours a day. Votes submitted through the Internet or by telephone must be received by 11:59 p.m. Eastern time on September 24, 2017.

If you are the beneficial owner of shares held in street name, you still may be able to vote your shares electronically by telephone or on the Internet. The availability of telephone and Internet voting will depend on the voting process of your bank or broker. We recommend that you follow the instructions set forth on the voting instruction form provided to you.

NOTE: If you vote on the Internet, you may elect to have next year’s proxy statement and annual report to stockholders delivered to you electronically. We strongly encourage you to enroll in electronic delivery. It is a cost-effective way for us to provide you with proxy materials and annual reports.

3.

YOU MAY VOTE IN PERSON AT THE MEETING. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. Additionally, we will pass out ballots to registered stockholders who wish to vote in person at the meeting. If you are a beneficial owner of shares held in street name who wishes to vote at the meeting, you will need to obtain a legal proxy from your bank or broker, bring it with you to the meeting, and hand it in with a signed ballot that will be provided to you at the meeting. Beneficial owners will not be able to vote their shares at the meeting without a legal proxy. To attend the annual meeting in person, you must register in advance to obtain an admission ticket. For more information on registering to attend the annual meeting and obtaining an admission ticket, please see “Do I have to register in advance to attend the meeting?” and “Who can attend the meeting?” on page 90.

2017 Proxy Statement	89

INFORMATION ABOUT THE ANNUAL MEETING

How do I vote my shares held in a FedEx employee stock purchase plan or benefit plan?

If you own shares of FedEx common stock through a FedEx or subsidiary employee stock purchase plan or benefit plan (a “FedEx benefit plan holder”), you can direct the record holder or the plan trustee to vote the shares held in your account in accordance with your instructions by completing the proxy or voting instruction card and returning it in the enclosed envelope or by registering your instructions via the Internet or telephone as directed on the proxy card. If you register your voting instructions by telephone or on the Internet, you do not have to mail in the proxy card. If you wish to attend the meeting in person, however, you will need to register in advance to obtain an admission ticket. For more information on how to register to attend the annual meeting and obtain an admission ticket, please see “Do I have to register in advance to attend the meeting?” and “Who can attend the meeting?” below. In order to instruct a record holder or plan trustee on the voting of shares held in your account, your instructions must be received by Wednesday, September 20, 2017. If your voting instructions are not received by that date, each plan trustee will vote your shares in the same proportion as the plan shares for which voting instructions have been received.

Do I have to register in advance to attend the meeting?

The meeting will be held in the auditorium at the FedEx Express World Headquarters, 3670 Hacks Cross Road, Building G, Memphis, Tennessee 38125, on Monday, September 25, 2017, at 8:00 a.m. local time. If you plan to attend the meeting in person, you must be a stockholder as of July 31, 2017, the record date. In addition, you must register by 11:59 p.m. Eastern time on Thursday, September 21, 2017 to attend the meeting in person. See the following question “Who can attend the meeting?” for details on how to register in advance.

Who can attend the meeting?

Only stockholders eligible to vote or their authorized representatives are entitled to attend the meeting. If you plan to attend the meeting in person, you must be a holder of FedEx shares as of the record date and register in advance in order to obtain an admission ticket. The procedure for obtaining an admission ticket depends on whether you are a stockholder of record (or a FedEx benefit plan holder who receives a proxy card) or a beneficial owner of shares held in street name. In order to be admitted to the meeting, you must present both an admission ticket and a valid government-issued photo identification, such as a driver’s license or a passport.

If you are a stockholder of record (or a FedEx benefit plan holder who receives a proxy card with a 15-digit control number) you may register to attend the meeting by accessing www.investorvote.com/FEDX. On this website, stockholders of record (and applicable FedEx benefit plan holders) will find instructions to register and print out the admission ticket. If you do not have access to the Internet, you may register by calling FedEx Investor Relations at 1-901-818-7200. You will need the 15-digit control number included on your proxy card to register.

If your shares are held in street name and you receive the proxy materials and voter instruction form from Broadridge, you may register to attend the meeting by accessing www.ProxyVote.com/register. On this website, these street-name holders will find instructions to register and print out the admission ticket. If you do not have access to the Internet, you may register by calling FedEx Investor Relations at 1-901-818-7200. You will need the 16-digit control number included on your voting instruction form to register. Street-name holders who do not receive their proxy materials from Broadridge (and FedEx benefit plan holders who receive a voting instruction card without a control number) may register to attend the meeting by contacting FedEx Investor Relations at 1-901-818-7200 or ir@fedex.com. These other street-name holders and FedEx benefit plan holders will be required to provide proof of ownership, such as a brokerage account statement, which clearly shows your ownership of FedEx common stock as of the record date. Please note that you will not be able to vote your shares at the meeting without a legal proxy.

If you wish to attend the meeting in person, you must register by 11:59 p.m. Eastern time on Thursday, September 21, 2017, in order to obtain an admission ticket.

If you have any questions regarding admission to the meeting or the registration process, please contact FedEx Investor Relations at 1-901-818-7200 or ir@fedex.com.

90	2017 Proxy Statement

INFORMATION ABOUT THE ANNUAL MEETING

Security measures will be in place at the meeting to help ensure the safety of attendees. Metal detectors similar to those used in airports will be located at the entrance to the meeting room, and briefcases, handbags and packages will be inspected. No cameras or recording devices of any kind, or signs, placards, banners or similar materials, may be brought into the meeting. Anyone who refuses to comply with these requirements will not be admitted.

Can I change my vote after I submit my proxy?

Yes, if you are a registered stockholder you may revoke your proxy and change your vote prior to the completion of voting at the meeting by:

•

submitting a valid, later-dated proxy card or a later-dated vote by telephone or on the Internet in a timely manner (the latest-dated, properly completed proxy that you submit in a timely manner, whether by mail, by telephone or on the Internet, will count as your vote); or

•	giving written notice of such revocation to the Secretary of FedEx prior to or at the meeting or by voting in person at the meeting.

Your attendance at the meeting itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote in person at the meeting.

If your shares are held in street name, you should contact your bank or broker and follow its procedures for changing your voting instructions. You also may vote in person at the meeting if you obtain a legal proxy from your bank or broker.

Will my vote be kept confidential?

Yes, your vote will be kept confidential and not disclosed to FedEx unless:

•	required by law;

•	you expressly request disclosure on your proxy; or

•	there is a proxy contest.

Who will count the votes?

FedEx’s transfer agent, Computershare Trust Company, N.A., will tabulate and certify the votes. A representative of the transfer agent will serve as the inspector of election.

What if I am a registered stockholder and do not specify how my shares are to be voted on my proxy card?

If you sign and properly submit a proxy but do not indicate any voting instructions, your shares will be voted:

•	FOR the election of each of the twelve nominees named in this proxy statement to the Board of Directors;

•	FOR the advisory proposal to approve named executive officer compensation;

•	for future advisory votes on executive compensation to be held EVERY YEAR;

•	FOR the adoption of the amendment to FedEx’s 2010 Omnibus Stock Incentive Plan to increase the number of authorized shares;

•	FOR the ratification of the appointment of Ernst & Young LLP as FedEx’s independent registered public accounting firm; and

•	AGAINST each of the stockholder proposals.

2017 Proxy Statement	91

INFORMATION ABOUT THE ANNUAL MEETING

Will any other business be conducted at the meeting?

We know of no other business to be conducted at the meeting. FedEx’s Bylaws require stockholders to give advance notice of any proposal intended to be presented at the meeting. The deadline for this notice has passed and we did not receive any such notice. If any other matter properly comes before the stockholders for a vote at the meeting, the proxy holders will vote your shares in accordance with their best judgment.

What happens if a director nominee does not receive the required majority vote?

Each nominee is a current director who is standing for reelection. Accordingly, each nominee has tendered an irrevocable resignation from the Board of Directors that will take effect if the nominee does not receive the required majority vote and the Board accepts the resignation. If the Board accepts the resignation, the nominee will no longer serve on the Board of Directors, and if the Board rejects the resignation, the nominee will continue to serve until his or her successor has been duly elected and qualified or until his or her earlier disqualification, death, resignation or removal. See “Corporate Governance Matters — Majority-Voting Standard for Director Elections” above.

What happens if a director nominee is unable to stand for election?

If a director nominee named in this proxy statement is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders may vote your shares for the substitute nominee.

What happens if a stockholder proposal is approved?

Approval of a stockholder proposal would merely serve as a recommendation to the Board to take the necessary steps to implement such proposal.

How will abstentions be treated?

Abstentions will have no effect on the election of directors (Proposal 1). For each of the other proposals (Proposals 2 through 9), abstentions will be treated as shares present for quorum purposes and entitled to vote, so they will have the same practical effect as votes against the proposal (including having the effect of a vote against each frequency option with respect to the advisory vote on the frequency of future advisory votes on executive compensation).

92	2017 Proxy Statement

INFORMATION ABOUT THE ANNUAL MEETING

How will broker non-votes be treated?

If your shares are held in street name, in order to ensure your shares are voted in the way you would like, you must provide voting instructions to your bank or broker by the deadline provided in the materials you receive from your bank or broker.

If you hold your shares in street name and you do not instruct your broker how to vote your shares, your broker may vote your shares in its discretion on the ratification of the appointment of the independent registered public accounting firm (Proposal 5). Your shares will be treated as broker non-votes on all the other proposals, including the election of directors (Proposal 1).

Broker non-votes will be treated as shares present for quorum purposes, but not entitled to vote. Thus, absent voting instructions from you, your broker may not vote your shares on the election of directors (Proposal 1), the advisory vote to approve named executive officer compensation (Proposal 2), the advisory vote on the frequency of future advisory votes on executive compensation (Proposal 3), the amendment to FedEx’s 2010 Omnibus Stock Incentive Plan to increase the number of authorized shares (Proposal 4) or the adoption of the four stockholder proposals (Proposals 6 through 9). A broker non-vote with respect to these proposals will not affect their outcome.

Will the meeting be webcast?

Yes, you are invited to visit the News & Events section of the Investor Relations page of our website (http://investors.fedex.com) at 8:00 a.m. Central time on September 25, 2017, to access the live webcast of the meeting. An archived copy of the webcast will be available on our website for at least one month. The information on FedEx’s website, however, is not incorporated by reference in, and does not form part of, this proxy statement.

2017 Proxy Statement	93

ADDITIONAL INFORMATION

Proxy Solicitation

FedEx will bear all costs of this proxy solicitation. In addition to soliciting proxies by this mailing, our directors, officers and regular employees may solicit proxies personally or by mail, telephone, facsimile or other electronic means, for which solicitation they will not receive any additional compensation. FedEx will reimburse brokerage firms, custodians, fiduciaries and other nominees for their out-of-pocket expenses in forwarding solicitation materials to beneficial owners upon our request. FedEx has retained Morrow Sodali LLC, 470 West Ave., Stamford, CT 06902, to assist in the solicitation of proxies for a fee of $12,500 plus reimbursement of certain disbursements and expenses.

Householding

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery will receive only one copy of this proxy statement and the 2017 Annual Report to Stockholders, unless contrary instructions have been received from one or more of these stockholders. This procedure will reduce our printing costs and postage fees.

Stockholders who participate in householding will continue to receive separate proxy cards. Also, householding will not in any way affect dividend check mailings.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of our annual report and proxy statement, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of our annual report and proxy statement for your household, please contact our transfer agent at Computershare Trust Company, N.A. (for overnight mail delivery: 462 South 4th Street, Suite 1600, Louisville, Kentucky 40202; for regular mail delivery: P.O. Box 505000, Louisville, Kentucky 40233-5000; by telephone: in the U.S. or Canada, 1-800-446-2617; outside the U.S. or Canada, 1-781-575-2723).

If you participate in householding and wish to receive a separate copy of this proxy statement and the 2017 Annual Report to Stockholders, or if you do not wish to participate in householding and prefer to receive separate copies of future annual reports and proxy statements, please contact Computershare as indicated above. A separate copy of this proxy statement and the 2017 Annual Report to Stockholders will be delivered promptly upon request.

Beneficial owners of shares held in street name can request information about householding from their banks, brokerage firms or other holders of record.

94	2017 Proxy Statement

STOCKHOLDER PROPOSALS AND DIRECTOR

NOMINATIONS FOR 2018 ANNUAL MEETING

Stockholder Proposals for 2018 Annual Meeting

Stockholder proposals (other than director nominations) intended to be presented at FedEx’s 2018 annual meeting must be received by FedEx no later than April 16, 2018, to be eligible for inclusion in FedEx’s proxy statement and form of proxy for next year’s meeting. Proposals should be addressed to FedEx Corporation, Attention: Corporate Secretary, 942 South Shady Grove Road, Memphis, Tennessee 38120.

For any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding paragraph or in the proxy access director nominations section below), but is instead sought to be presented directly at the 2018 annual meeting, including director nominations, FedEx’s Bylaws require stockholders to give advance notice of such proposals. The required notice, which must include the information and documents set forth in the Bylaws, must be given no more than 120 days and no less than 90 days in advance of the anniversary date of the immediately preceding annual meeting. Accordingly, with respect to our 2018 annual meeting of stockholders, our Bylaws require notice to be provided to the Corporate Secretary at the address listed above, as early as May 28, 2018, but no later than June 27, 2018.

Proxy Access Director Nominations

Our proxy access bylaw permits up to 20 stockholders owning 3% or more of FedEx’s outstanding voting stock continuously for at least three years to nominate and include in FedEx’s proxy materials director nominees constituting up to two individuals or 20% of the Board, whichever is greater, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the Bylaws.

FedEx’s Bylaws require stockholders to give advance notice of any proxy access director nomination. The required notice, which must include the information and documents set forth in the Bylaws, must be given no more than 150 days and no less than 120 days prior to the anniversary of the date that FedEx mailed its proxy statement for the prior year’s annual meeting of stockholders. Accordingly, with respect to our 2018 annual meeting of stockholders, our Bylaws require notice to be provided to the Corporate Secretary at the address listed above, as early as March 17, 2018, but no later than April 16, 2018.

Additional Information

Our Bylaws are available under “Policies and Guidelines” in the Governance & Citizenship section of the Investor Relations page of our website at http://investors.fedex.com. Except as otherwise provided by law, the chairman of the meeting will declare out of order and disregard any nomination or other business proposed to be brought before the meeting by a stockholder that is not made in accordance with our Bylaws.

By order of the Board of Directors,

Christine P. Richards

Executive Vice President, General Counsel and Secretary

2017 Proxy Statement	95

APPENDIX A	COMPANIES IN EXECUTIVE COMPENSATION COMPARISON SURVEY GROUP

3M Company

ABB ASEA Brown Boveri Ltd.

Accenture plc

Alphabet Inc.

Amazon.com, Inc.

Archer-Daniels-Midland Company
AstraZeneca PLC
AT&T Inc.
Avnet, Inc.
BASF SE
Bayer AG
Bechtel Corporation
Best Buy Co., Inc.
Bridgestone Corporation
Bunge Limited
C&S Wholesale Grocers, Inc.
Canon Inc.
Caterpillar Inc.
Centrica plc
CHS Inc.
Cisco Systems, Inc.
CNH Industrial N.V.
Comcast Corporation
Compass Group PLC
ConocoPhillips
Continental AG
Deere & Company
Delhaize Group
Dell Inc.
Delta Air Lines, Inc.
DENSO Corporation
Deutsche Post AG
DIRECTV, LLC
E. I. du Pont de Nemours and Company
Energy Transfer Partners, L.P.
ENGIE
Enterprise Products Partners L.P.
Exelon Corporation
F. Hoffman-La Roche Ltd
Furukawa Co., Ltd.
General Dynamics Corporation
GlaxoSmithKline plc
Halliburton Company
HCA Healthcare, Inc.
Hitachi, Ltd.
Honeywell International Inc.
Iberdrola, S.A.
INEOS Group Holdings S.A.

Intel Corporation
International Business Machines Corporation
Johnson & Johnson
Johnson Controls, Inc.
LM Ericsson Telephone Company
Lockheed Martin Corporation
L’Oréal S.A.
Lowe’s Companies, Inc.
LyondellBasell Industries N.V.
Macy’s, Inc.
Marathon Petroleum Corporation
Mars, Incorporated
McDonald’s Corporation
Merck & Co., Inc.
Microsoft Corporation
Mondelez International, Inc.
Nestlé S.A.
News Corporation
NIKE, Inc.
Nissan Motor Co., Ltd.
Novartis AG
Panasonic Corporation
PepsiCo, Inc.
Pfizer Inc.
Publix Super Markets, Inc.
QUALCOMM Incorporated
Rio Tinto plc
Rite Aid Corporation
Robert Bosch GmbH
Royal Philips
S&I Holdings
Sabic Innovative Plastics US LLC
Samsung Electronics Co., Ltd.
Sanofi
Schlumberger Limited
Schneider Electric SE
Sears Holdings Corporation
Siemens AG
Sony Corporation
Sprint Corporation
Statoil ASA
Sysco Corporation
Target Corporation
Telefónica, S.A
Tesoro Corporation
The Boeing Company
The Coca-Cola Company
The Dow Chemical Company

2017 Proxy Statement	A-1

Appendix A    Companies in Executive Compensation Comparison Survey Group

The Home Depot, Inc. The Kroger Co. The Procter & Gamble Company The TJX Companies, Inc. The Walt Disney Company Time Warner Inc. T-Mobile US, Inc. Toshiba Corporation	Twenty-First Century Fox, Inc. Tyson Foods, Inc. Unilever N.V. Unilever PLC United Continental Holdings, Inc. United Parcel Service, Inc. United Technologies Corporation Veolia Environnement

A-2	2017 Proxy Statement

APPENDIX B	RECONCILIATIONS OF NON-GAAP MEASURES

Fiscal 2017 Reconciliations for Fiscal 2017 AIC Plan and

FY2015–FY2017 and Active LTI Plans

As described in “Executive Compensation — Compensation Discussion and Analysis,” the Board of Directors, upon the recommendation of the Compensation Committee, designed or later adjusted the fiscal 2017 AIC plan and the FY2015–FY2017, FY2016–FY2018, FY2017–FY2019 and FY2018-FY2020 LTI plans to exclude from fiscal 2017 earnings the following items (as applicable to each plan), in order to ensure that payouts under the plans more accurately reflect core financial performance in fiscal 2017: (i) the annual mark-to-market (“MTM”) pension accounting adjustments; (ii) TNT Express integration and restructuring costs and TNT Express’s financial results (TNT Express’s fiscal 2017 financial results are only excluded from consolidated operating income pursuant to the fiscal 2017 AIC plan); (iii) expenses related to the settlement of and certain expected losses relating to independent contractor litigation matters involving FedEx Ground; and (iv) charges accrued in connection with pending U.S. Customs and Border Protection matters involving FedEx Trade Networks. Additionally, the Board approved adjustments to the FY15–FY17, FY16–FY18 and FY17–FY19 LTI plans to exclude the impact in fiscal 2017 of stock repurchase activity (net of interest expense on debt issued to fund a portion of the applicable stock repurchase program). The tables below present a reconciliation of our presented fiscal 2017 non-GAAP measures to the most directly comparable GAAP measures.

Fiscal 2017	FedEx Corporation
Dollars in millions, except EPS	Operating Income	Income Taxes (1)	Net Income (2)(3)	Diluted Earnings Per Share (3)
GAAP measure	$5,037	$1,582	$2,997	$11.07
MTM pension accounting adjustments(4)	(24)	(18)	(6)	(0.02)
TNT Express integration expenses(5)	327	82	245	0.91
FedEx Trade Networks legal matters	39	15	24	0.09
FedEx Ground legal matters	22	9	13	0.05
Non-GAAP measure for FY18-FY20 LTI plan(6)	$5,401	$1,670	$3,273	$12.09
EPS impact of stock repurchases	—	—	—	(0.40)
Interest expense(7)	—	52	89	0.33
Non-GAAP measure for FY15–FY17, FY16–FY18 LTI and FY17-FY19 LTI plans(8)	$5,401	$1,722	$3,361	$12.02
TNT Express financial results (GAAP measure)	(84)	—	—	—
TNT Express integration expenses recognized at TNT Express(9)	(89)	—	—	—
Non-GAAP measure for fiscal 2017 AIC plan(10)	$5,228	—	—	—

Fiscal 2017	FedEx Express Segment
Dollars in millions	Operating Income
GAAP measure	$2,678
TNT Express integration expenses recognized at FedEx Express	117
Non-GAAP measure for fiscal 2017 AIC plan(11)	$2,795

(1)	Income taxes are based on the company’s approximate statutory tax rates applicable to each transaction.

(2)	Effect of “Total other (expense) income” on net income amount not shown.

(3)	Does not sum to total due to rounding.

(4)	MTM pension accounting adjustments reflect the year-end noncash adjustment to the valuation of the company’s defined benefit pension and other postretirement plans.

(5)	These expenses, including restructuring charges at TNT Express, were recognized at FedEx Corporate ($121 million), FedEx Express ($117 million) and TNT Express ($89 million).

(6)	Fiscal 2017 adjusted EPS of $12.09 is the base-year EPS for the FY18–FY20 LTI plan.

(7)	Represents the income tax and net income impact of $141 million of interest expense on debt issued to fund a portion of the applicable stock repurchase program.

2017 Proxy Statement	B-1

Appendix B    Reconciliations of Non-GAAP Measures

(8)	Fiscal 2017 adjusted EPS of $12.02 (adjusted to reflect the stock repurchase impact) is used for purposes of calculating actual aggregate EPS under the FY15–FY17, FY16–FY18 and FY17-FY19 LTI plans.

(9)

$89 million of TNT Express integration expenses were recognized at TNT Express and included in the $327 million of TNT Express integration expenses described in footnote 5. TNT Express’s fiscal 2017 financial results are excluded from adjusted consolidated operating income pursuant to the terms of the fiscal 2017 AIC plan.

(10)	Adjusted consolidated operating income of $5,228 million is used for purposes of the fiscal 2017 AIC plan.

(11)	FedEx Express segment adjusted operating income of $2,795 million is used for purposes of the fiscal 2017 AIC plan.

Fiscal 2016 Reconciliations for FY2015–FY2017, FY2016–FY2018

and FY2017–FY2019 LTI Plans

As described in “Executive Compensation — Compensation Discussion and Analysis,” the Board of Directors, upon the recommendation of the Compensation Committee, designed or later adjusted the FY2015–FY2017, FY2016–FY2018 and FY2017–FY2019 LTI plans to exclude from fiscal 2016 earnings the following items (as applicable to each plan), in order to ensure that payouts under the plans more accurately reflect core financial performance in fiscal 2016: (i) the annual MTM pension accounting adjustments; (ii) expenses in connection with the settlement of and certain expected losses relating to independent contractor litigation matters involving FedEx Ground, net of recognized immaterial insurance recovery; (iii) expenses related to the settlement of a U.S. Customs and Border Protection matter involving FedEx Trade Networks, net of recognized immaterial insurance recovery; (iv) expenses associated with the acquisition, financing and integration of TNT Express, net of any tax impact, and TNT Express’s fiscal 2016 financial results; (v) the favorable tax impact from an internal corporate legal entity restructuring to facilitate the integration of FedEx Express and TNT Express; and (vi) the EPS impact of stock repurchase activity (net of interest expense on debt issued to fund a portion of the applicable stock repurchase program). The tables below present a reconciliation of our presented fiscal 2016 non-GAAP measures to the most directly comparable GAAP measures.

Fiscal 2016	FedEx Corporation
Dollars in millions, except EPS	Operating Income (1)	Income Taxes (1)(2)	Net Income (3)	Diluted Earnings Per Share
GAAP measure	$3,077	$920	$1,820	$6.51
MTM pension accounting adjustments (4)	1,498	552	946	3.39
TNT expenses and financial results (5)	115	6	125	0.45
Tax impact — legal entity restructuring for TNT integration	—	76	(76)	(0.27)
FedEx Ground legal matters (6)	256	97	158	0.57
FedEx Trade Networks legal matter (6)	69	26	43	0.15
Non-GAAP measure for FY17–FY19 LTI plan (7)	$5,014	$1,678	$3,016	$10.80
EPS impact of stock repurchases	—	—	—	(0.32)
Interest expense (8)	—	19	32	0.12
Non-GAAP measure for FY15–FY17 and FY16–FY18 LTI plans (9)	$5,014	$1,697	$3,048	$10.60

(1)	Does not sum to total due to rounding.

(2)	Income taxes are based on the company’s approximate statutory tax rates applicable to each transaction.

(3)	Effect of “Total other (expense) income” on net income amount not shown.

(4)	MTM pension accounting adjustments reflect the year-end noncash adjustment to the valuation of the company’s defined benefit pension and other postretirement plans.

(5)	TNT Express’s financial results are immaterial from the time of acquisition (May 25, 2016).

(6)	Net of recognized immaterial insurance recovery.

(7)	Fiscal 2016 adjusted EPS of $10.80 is the base-year EPS for the FY17–FY19 LTI plan.

(8)	Represents the income tax and net income impact of $51 million of interest expense on debt issued to fund a portion of the applicable stock repurchase program.

(9)	Fiscal 2016 adjusted EPS of $10.60 (adjusted to reflect the stock repurchase impact) is used for purposes of calculating actual aggregate EPS under the FY15–FY17 and FY16–FY18 LTI plans.

B-2	2017 Proxy Statement

Appendix B    Reconciliations of Non-GAAP Measures

Fiscal 2015 Reconciliations for FY2015–FY2017 and

FY2016–FY2018 LTI Plans

As described in “Executive Compensation — Compensation Discussion and Analysis,” the Board of Directors, upon the recommendation of the Compensation Committee, designed or later adjusted the FY2015–FY2017 and FY2016–FY2018 LTI plans to exclude from fiscal 2015 earnings the following items, in order to ensure that payouts under the plans more accurately reflect core financial performance in fiscal 2015: (i) the net impact of the company’s adoption of MTM accounting for its defined benefit pension and other postretirement plans, including the impact of lowering the expected return on plan assets (“EROA”) assumption from 7.75% to 6.5% in the presentation of segment results for all prior periods; (ii) aircraft impairment and related charges; (iii) a charge to increase the legal reserve associated with the settlement of a legal matter at FedEx Ground to the amount of the settlement; and (iv) the EPS impact of stock repurchase activity (net of interest expense on debt issued to fund a portion of the applicable stock repurchase program). The table below presents a reconciliation of our presented fiscal 2015 non-GAAP measures to the most directly comparable GAAP measures.

Fiscal 2015	FedEx Corporation
Dollars in millions, except EPS	Operating Income	Income Taxes (1)(2)	Net Income (3)	Diluted Earnings Per Share
GAAP measure	$1,867	$577	$1,050	$3.65
Segment reporting change (4)	(266)	(98)	(168)	(0.58)
MTM pension accounting adjustments (5)	2,190	808	1,382	4.81
Aircraft impairment and related charges	276	101	175	0.61
FedEx Ground legal matter	197	64	133	0.46
Non-GAAP measure	$4,264	$1,451	$2,572	$8.95
Segment elimination of pension amortization expense and recast of EROA, net	(36)	(13)	(23)	(0.08)
Non-GAAP measure for FY15–FY17 and FY16-FY18 LTI plans (6)	$4,228	$1,438	$2,549	$8.87

(1)	Does not sum to total due to rounding.

(2)	Income taxes are based on the company’s approximate statutory tax rates applicable to each transaction.

(3)	Effect of “Total other (expense) income” on net income amount not shown.

(4)

Represents the adjustment in “Corporate, eliminations and other” resulting from the change in recognizing EROA for our defined benefit pension and other postretirement plans at the segment level associated with the adoption of MTM accounting.

(5)	MTM pension accounting adjustments reflect the year-end noncash adjustment to the valuation of the company’s defined benefit pension and other postretirement plans.

(6)	Fiscal 2015 adjusted EPS of $8.87 is used for purposes of calculating actual aggregate EPS under the FY15–FY17 LTI plan and is the base-year EPS for the FY16–FY18 LTI plan.

2017 Proxy Statement	B-3

APPENDIX C

FedEx Corporation

2010 OMNIBUS STOCK INCENTIVE PLAN

Section 1. Purpose

The purpose of the FedEx Corporation 2010 Omnibus Stock Incentive Plan is to aid the Company and its Affiliates in retaining, attracting and rewarding Non-Management Directors and designated employees and to motivate them to exert their best efforts to achieve the long-term goals of the Company and its Affiliates. The Company believes that the ownership or increased ownership of Common Stock by employees and directors, or otherwise linking the compensation of employees and directors to the value of Common Stock, will further align their interests with those of the Company’s other stockholders and will promote the long-term success of the Company and the creation of long-term stockholder value. Accordingly, the Plan authorizes the grant of equity incentive awards to designated employees of the Company and its Affiliates and to directors of the Company.

Section 2. Definitions and Rules of Construction

2.1 Definitions. The following capitalized terms used in the Plan shall have the respective meanings set forth below:

“Affiliate” means (a) any Subsidiary and (b) any other entity that, directly or through one or more intermediaries, is controlled by the Company, as determined by the Committee.

“Award” means any Stock Option, Stock Appreciation Right, Restricted Share, Restricted Stock Unit, Dividend Equivalent or Other Stock-Based Award, together with any related right or interest, granted to a Participant under the Plan.

“Award Agreement” means a written or electronic agreement between the Company and a Participant setting forth the terms, conditions, restrictions and other provisions of an Award granted to the Participant.

“Board of Directors” means the Board of Directors of the Company.

“Change of Control” has the meaning given such term in Section 20.1.

“Code” means the Internal Revenue Code of 1986, as amended. For purposes of the Plan, references to sections of the Code shall be deemed to include references to any applicable regulations, including proposed regulations, and other guidance issued thereunder by the Department of Treasury or the Internal Revenue Service, and any successor provisions and regulations.

“Committee” means those members, not less than two, of the Compensation Committee of the Board of Directors who are Independent Directors, or any successor committee or subcommittee of the Board of Directors designated by the Board of Directors, which committee or subcommittee shall be comprised of two or more members of the Board of Directors, each of whom is an Independent Director.

“Common Stock” means the common stock, par value $0.10 per share, of the Company and such other securities of the Company as may be substituted for Common Stock pursuant to Section 19.1 or 19.2.

“Company” means FedEx Corporation, a Delaware corporation.

“Covered Employee” means an employee of the Company or an Affiliate who is a “covered employee” within the meaning of Code Section 162(m)(3).

“Disability” means “permanent disability” as determined by the Committee in its sole discretion.

“Dividend Equivalent” means the right granted to a Participant under Section 14 of the Plan to receive a payment in an amount equal to the dividends paid on one outstanding Share with respect to all or a portion of the Shares subject to a Full-Value Award held by such Participant.

“Effective Date” has the meaning given such term in Section 3.1.

“Eligible Person” means (a) any employee of the Company or an Affiliate, (b) any individual to whom an offer of employment with the Company or an Affiliate is made, as determined by the Committee (provided that such prospective employee may not receive any payment or exercise any right with respect to an Award until such person has commenced such employment), and (c) any Non-Management Director.

“Exchange Act” means the Securities Exchange Act of 1934, as amended. A reference to any provision of the Exchange Act or rule promulgated under the Exchange Act shall include reference to any successor provision or rule.

2017 Proxy Statement	C-1

Appendix C    2010 Omnibus Stock Incentive Plan

“Exercise Price” means (a) in the case of a Stock Option, the amount for which a Share may be purchased upon exercise of such Stock Option, as set forth in the applicable Award Agreement, and (b) in the case of a Stock Appreciation Right, the per Share amount, as specified in the applicable Award Agreement, which is subtracted from the Fair Market Value of a Share in determining the amount payable upon exercise of such SAR.

“Fair Market Value” means, on any date, (a) the average of the high and low per Share sales prices as reported on the New York Stock Exchange composite tape on that date or (b) if such method is not practicable, the value of a Share as determined by the Committee using such other method as it deems appropriate.

“Full-Value Award” means any Award other than in the form of a Stock Option or Stock Appreciation Right and which is settled by the issuance of Shares (or at the discretion of the Committee, settled in cash or other consideration by reference to the value of Shares).

“Grant Date” means the date on which the Committee completes the corporate action authorizing the grant of an Award or such later date as is determined and specified by the Committee as part of that authorization process.

“Incentive Stock Option” or “ISO” means a Stock Option or portion thereof that is intended to be and specifically designated as an “incentive stock option” within the meaning of Code Section 422 and meets the requirements thereof.

“Independent Director” means a member of the Board of Directors who qualifies at any given time as (a) an “independent director” under Section 303A of the New York Stock Exchange Listed Company Manual, (b) an “outside director” within the meaning of Code Section 162(m), and (c) a “non-employee director” as defined in Rule 16b-3.

“Minimum Vesting Requirement” has the meaning given such term in Section 4.2(f).

“Net Exercise” means a Participant’s ability (if authorized by the Committee) to exercise a Stock Option by directing the Company to deduct from the Shares issuable upon exercise of his or her Stock Option a number of Shares having an aggregate Fair Market Value equal to the sum of the aggregate Exercise Price therefor plus the amount of the Participant’s tax withholding (if any), whereupon the Company shall issue to the Participant the net remaining number of Shares after such deduction.

“Non-Management Director” means a member of the Board of Directors who is not an employee of the Company or an Affiliate.

“Non-Qualified Stock Option” or “NQSO” means a Stock Option or portion thereof that is not an Incentive Stock Option.

“Other Stock-Based Award” means an Award granted to a Participant under Section 15 of the Plan.

“Participant” means any Eligible Person who receives an Award under the Plan.

“Performance Award” means an Award that includes performance conditions as specified by the Committee pursuant to Section 12 of the Plan.

“Performance Period” has the meaning given such term in Section 13.2.

“Plan” means the FedEx Corporation 2010 Omnibus Stock Incentive Plan, as amended from time to time.

“Qualified Performance-Based Award” means an Award that is either (a) in the form of Restricted Shares, Restricted Stock Units or Other Stock-Based Awards, is intended to qualify for the Section 162(m) Exemption, is made subject to performance goals based on Qualified Performance Criteria as set forth in Section 13.3, and is designated by the Committee as a Qualified Performance-Based Award pursuant to Section 13 of the Plan, or (b) a Stock Option or Stock Appreciation Right having an Exercise Price equal to or greater than the Fair Market Value of a Share as of the Grant Date.

“Qualified Performance Criteria” means one or more of the business criteria listed in Section 13.3 upon which performance goals for certain Qualified Performance-Based Awards may be established by the Committee.

“Reporting Person” means an employee of the Company or an Affiliate who is subject to the reporting requirements of Section 16(a) of the Exchange Act.

“Restricted Shares” means Shares granted to a Participant under Section 10 of the Plan that are subject to certain restrictions and conditions and to a risk of forfeiture.

“Restricted Stock Unit” or “RSU” means the right to acquire one Share, or receive the equivalent amount in cash, granted to a Participant under Section 11 of the Plan, which right is subject to certain restrictions and conditions and to a risk of forfeiture.

“Retirement ” means with respect to any Participant, (a) the attainment by the Participant of the age of 55 and the cessation of the Participant’s Service, or (b) the Participant’s “retirement” as determined by the Committee in its sole discretion.

C-2	2017 Proxy Statement

Appendix C    2010 Omnibus Stock Incentive Plan

“Rule 16b-3” means Rule 16b-3 under the Exchange Act.

“Section 162(m) Exemption” means the exemption from the limitation of deductibility under Section 162(m)(4)(C) of the Code.

“Securities Act” means the Securities Act of 1933, as amended, and the rules promulgated thereunder or any successor statute thereto.

“Service” means a Participant’s employment with the Company or an Affiliate or a Participant’s service as a Non-Management Director, as applicable.

“Shares” means shares of Common Stock.

“Stock Appreciation Right” or “SAR” means a right granted to a Participant under Section 9 of the Plan to receive a payment equal to the excess of the Fair Market Value of a Share as of the date of exercise of the SAR over the Exercise Price of the SAR.

“Stock Option” means a right granted to a Participant under Section 8 of the Plan to purchase a specified number of Shares at a specified price during a specified time period. A Stock Option may be an Incentive Stock Option or a Non-Qualified Stock Option.

“Subsidiary” means any corporation or other entity of which the Company possesses, directly or through one or more intermediaries, 50% or more of the total combined voting power of such entity.

“Substitute Awards” means Awards granted under Section 7.6 in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or an Affiliate.

2.2 Rules of Construction. The section and other headings contained in the Plan are for reference purposes only and shall not affect the meaning or interpretation of the Plan. Unless the context clearly requires otherwise: (a) references to the plural include the singular and to the singular include the plural; (b) the terms “includes” and “including” are not limiting; (c) the term “or” has the inclusive meaning represented by the phrase “and/or”; and (d) any grammatical form or variant of a term defined in the Plan shall be construed to have a meaning corresponding to the definition of the term set forth herein. The terms “hereof,” “hereto,” “hereunder” and similar terms in the Plan refer to the Plan as a whole and not to any particular provision of the Plan.

Section 3. Term of the Plan

3.1 Effective Date. The Plan shall be effective as of the date on which it is approved by the Company’s stockholders (the “Effective Date”).

3.2 Term of the Plan. Unless the Plan is earlier terminated in accordance with the provisions hereof, no Award shall be granted under the Plan after June 30, 2020, but Awards granted on or prior to such date shall continue to be governed by the terms and conditions of the Plan and the applicable Award Agreement (including terms regarding amendments to or modifications of outstanding Awards).

Section 4. Administration of the Plan

4.1 The Committee. The Plan shall be administered by the Committee. No action of the Committee under the Plan shall be void or deemed to be without authority due to a Committee member’s failure to qualify as an Independent Director at the time the action was taken.

4.2 Committee Authority. Subject to the express provisions of the Plan, the Committee shall have full and exclusive power, authority and discretion to take any and all actions necessary, appropriate or advisable for the administration of the Plan, including the following:

(a)	Select Eligible Persons to become Participants;

(b)	Grant Awards;

(c)	Delegate the granting of Awards as specified in Section 4.5;

(d)	Determine the type or types of Awards to be granted to each Participant and the timing thereof;

(e)	Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

2017 Proxy Statement	C-3

Appendix C    2010 Omnibus Stock Incentive Plan

(f)

Determine the terms, conditions, restrictions and other provisions of each Award, provided that the vesting schedule of any Award granted hereunder (other than Awards involving an aggregate number of Shares equal to or less than 5% of the Shares available for issuance pursuant to Awards under the Plan) shall provide that no portion of such Award may become vested or exercisable prior to the first anniversary of the Grant Date of such Award, subject, however, to the provisions of Sections 4.2(i), 7.6, 13.4, 18, 19.2, 20 and 22 (the “Minimum Vesting Requirement”);

(g)	Establish performance conditions for Performance Awards and Qualified Performance-Based Awards, and verify the level of performance attained with respect to such performance conditions;

(h)	Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(i)	Amend, modify, suspend, discontinue or terminate the Plan, waive any restrictions or conditions applicable to any Award, or amend or modify the terms and conditions of any outstanding Award;

(j)

Adopt sub-plans or supplements to, or alternative versions of, the Plan as the Committee deems necessary or desirable to comply with the laws or regulations of or to accommodate the tax policy or custom of, foreign jurisdictions;

(k)	Establish, adopt or revise rules, guidelines and policies for the administration of the Plan;

(l)	Construe and interpret the Plan, any Award Agreement and any other documents and instruments relating to the Plan or any Award;

(m)	Correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement; and

(n)

Make all other decisions and determinations and take such other actions with respect to the Plan or any Award as the Committee may deem necessary, appropriate or advisable for the administration of the Plan.

The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee.

4.3 Grants to Non-Management Directors.

(a) Awards. Notwithstanding any other provision of the Plan, including Sections 4.1 and 4.2, any Awards made under the Plan to Non-Management Directors shall be approved, or made in accordance with a policy or program approved, by the Board of Directors; provided, however, (1) the Committee shall recommend such Awards, policy or program to the Board of Directors for its approval and (2) the Committee retains full independent authority conferred under the Plan with respect to all other aspects of Awards to Non-Management Directors. Solely with respect to the grant of Awards to Non-Management Directors, all rights, powers and authorities vested in the Committee under the Plan with respect thereto shall instead be exercised by the Board of Directors and any reference in the Plan to the Committee shall be deemed to include a reference to the Board of Directors.

(b) Retainers and Meeting Fees. Upon such terms and conditions as may be established by the Board of Directors, each Non-Management Director may elect to have all or part of his or her retainer and meeting fees paid in Shares under the Plan.

4.4 Actions and Interpretations by the Committee. All interpretations, decisions, determinations and actions under or with respect to the Plan shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive and binding on all persons, including Participants, persons claiming rights from or through a Participant, and stockholders. The Committee’s determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated.

4.5 Delegation of Authority.

(a) Subject to any applicable laws, rules or regulations (including Section 157(c) of the Delaware General Corporation Law or any successor provision), the Committee may, by resolution, expressly delegate to one or more officers of the Company the authority, within specified parameters as to the number, types and terms of Awards, to (1) designate Eligible Persons to be recipients of Awards and (2) determine the number of such Awards to be received by any such Participants; provided, however, that such delegation may not be made with respect to Awards to be granted to any Non-Management Director, any Eligible Person who is a Reporting Person or any Eligible Person who is then a Covered Employee.

(b) The Committee may delegate to any appropriate officer or employee of the Company or an Affiliate responsibility for performing ministerial and administrative functions under the Plan.

C-4	2017 Proxy Statement

Appendix C    2010 Omnibus Stock Incentive Plan

(c) In the event that the Committee’s authority is delegated to any officer or employee in accordance with Section 4.5(a) or (b), any actions undertaken by such person in accordance with the Committee’s delegation of authority shall have the same force and effect as if undertaken directly by the Committee, and any reference in the Plan to the Committee shall, to the extent consistent with the terms and limitations of such delegation, be deemed to include a reference to such officer or employee.

4.6 Limitation of Liability. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished by any officer or employee of the Company or an Affiliate, the Company’s independent certified public accountants, counsel or other advisors to the Company, or any consultant, attorney, accountant or other advisor retained by the Committee to assist in the administration of the Plan. Neither the Board of Directors nor the Committee, nor any member of either, shall be liable for any act, omission, interpretation, decision, construction or determination made in good faith in connection with the Plan or any Award.

Section 5. Shares Subject to the Plan; Maximum Awards

5.1 Number of Shares. Subject to the Share counting rules set forth in Section 5.3 and to adjustment as provided in Section 19, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be ~~19,600,000~~ 29,600,000, of which no more than 3,000,000 may be issued as Full-Value Awards.

5.2 Incentive Stock Options. The maximum number of Shares that may be issued upon exercise of Incentive Stock Options granted under the Plan shall be 19,600,000, subject to adjustment as provided in Section 19.

5.3 Share Counting.

(a) The number of Shares covered by an Award, or to which an Award relates, shall be subtracted from the Plan Share reserve as of the Grant Date.

(b) To the extent an Award is canceled, terminates, expires, is forfeited or lapses for any reason (in whole or in part), any unissued or forfeited Shares subject to the Award shall be added back to the Plan Share reserve and available again for issuance pursuant to Awards granted under the Plan.

(c) Any Shares related to Awards that are settled in cash or other consideration in lieu of Shares shall be added back to the Plan Share reserve and available again for issuance pursuant to Awards granted under the Plan.

(d) Shares withheld or deducted from an Award by the Company to satisfy tax withholding requirements relating to Stock Options or Stock Appreciation Rights shall not be added back to the Plan Share reserve and shall not again be available for issuance pursuant to Awards granted under the Plan, but Shares withheld or deducted by the Company to satisfy tax withholding requirements relating to Full-Value Awards shall be added back to the Plan Share reserve and available again for issuance pursuant to Awards granted under the Plan. Shares delivered by a Participant to the Company to satisfy tax withholding requirements shall be treated in the same way as Shares withheld or deducted from an Award as specified above for purposes of Share counting under this Section 5.3(d).

(e) To the extent that the full number of Shares subject to a Stock Option or a Share-settled Stock Appreciation Right is not issued upon exercise of such Stock Option or Stock Appreciation Right for any reason, including by reason of a net settlement or Net Exercise, then all Shares that were covered by the exercised Stock Option or SAR shall not be added back to the Plan Share reserve and shall not again be available for issuance pursuant to Awards granted under the Plan.

(f) If the Exercise Price of a Stock Option is satisfied by delivering Shares to the Company (by either actual delivery or attestation), such Shares shall not be added to the Plan Share reserve and shall not be available for issuance pursuant to Awards granted under the Plan.

(g) To the extent that the full number of Shares subject to a Performance Award or Qualified Performance-Based Award (other than a Stock Option or Stock Appreciation Right) is not issued by reason of failure to achieve maximum performance goals, the number of Shares not issued shall be added back to the Plan Share reserve and shall be available again for issuance pursuant to Awards granted under the Plan.

(h) Shares repurchased on the open market with the proceeds of a Stock Option exercise shall not be added to the Plan Share reserve and shall not be available for issuance pursuant to Awards granted under the Plan.

(i) Any Dividend Equivalent denominated in Shares shall be counted against the aggregate number of Shares available for issuance pursuant to Awards under the Plan in such amount and at such time as the Dividend Equivalent first constitutes a commitment to issue Shares.

2017 Proxy Statement	C-5

Appendix C    2010 Omnibus Stock Incentive Plan

(j) Substitute Awards granted pursuant to Section 7.6 shall not count against the Plan Share reserve and the Shares otherwise available for issuance under the Plan.

5.4 Source of Shares. Shares issued under the Plan may consist, in whole or in part, of authorized but unissued shares or treasury shares.

5.5 Fractional Shares. No fractional Shares shall be issued under or pursuant to the Plan or any Award and the Committee shall determine, in its sole discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down.

5.6 Maximum Awards. Subject to adjustment as provided in Section 19:

(a) Stock Options. The maximum aggregate number of Shares subject to Stock Options granted under the Plan to any one Participant during any fiscal year of the Company shall be 1,000,000.

(b) SARs. The maximum aggregate number of Shares subject to Stock Appreciation Rights granted under the Plan to any one Participant during any fiscal year of the Company shall be 1,000,000.

(c) Restricted Shares. The maximum aggregate number of Restricted Shares granted under the Plan to any one Participant during any fiscal year of the Company shall be 500,000.

(d) RSUs. The maximum aggregate number of Shares underlying Awards of Restricted Stock Units granted under the Plan to any one Participant during any fiscal year of the Company shall be 500,000.

(e) Other Stock-Based Awards. The maximum aggregate number of Shares underlying Other Stock-Based Awards granted under the Plan to any one Participant during any fiscal year of the Company shall be 500,000.

(f) Performance Awards. The maximum aggregate number of Shares underlying Performance Awards granted under the Plan to any one Participant during any fiscal year of the Company shall be as set forth in Sections 5.6(a) — (e) above.

(g) Qualified Performance-Based Awards. The maximum aggregate number of Shares underlying Qualified Performance-Based Awards (other than Stock Options and Stock Appreciation Rights ) granted under the Plan to any one Participant during any fiscal year of the Company shall be as set forth in Sections 5.6(c) — (e) above.

Section 6. Eligibility and Participation in the Plan; Limitation on Rights of Participants

6.1 Eligible Persons. Only Eligible Persons are eligible to be designated by the Committee to receive Awards and become Participants under the Plan.

6.2 Participation in the Plan. The Committee shall from time to time, in its sole and complete discretion and subject to the provisions of the Plan, designate those Eligible Persons to whom Awards shall be granted and shall determine the nature and amount of each Award.

6.3 No Right to Receive Award or Be Treated Uniformly.

(a) No Eligible Person or other person shall have any claim or right to receive an Award under the Plan, and no Participant, having received an Award, shall have any claim or right to receive a future Award.

(b) Neither the Company, its Affiliates nor the Committee has any obligation to treat Eligible Persons or Participants uniformly under the Plan. Determinations made under the Plan may be made by the Committee selectively among Eligible Persons and Participants, whether or not such persons are similarly situated.

(c) The grant of an Award under this Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in the Plan as being applicable to such type of Award or to all Awards or as are expressly set forth in the Award Agreement relating to such Award.

6.4 No Right to Employment or Service. Neither the Plan, any Award granted under the Plan nor any Award Agreement (a) shall be deemed to constitute an employment contract or confer or be deemed to confer upon any Eligible Person or Participant any right to remain employed by the Company or an Affiliate, as the case may be, or to continue to provide services as a Non-Management Director, or (b) interfere with or limit in any way the right of the Company or an Affiliate, as the case may be, to terminate an Eligible Person’s or Participant’s employment by the Company or an Affiliate or service as a Non-Management Director for any reason at any time.

C-6	2017 Proxy Statement

Appendix C    2010 Omnibus Stock Incentive Plan

Section 7. Awards Generally

7.1 Form and Grant of Awards. The Committee shall have the authority, in its sole discretion, to determine the type or types of Awards to be granted under the Plan. Subject to the provisions of the Plan (including Section 21), Awards may, in the sole discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

7.2 No Cash Consideration for the Grant of Awards. Unless otherwise determined by the Committee and set forth in the applicable Award Agreement, Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

7.3 Award Agreements. Awards granted under the Plan shall be evidenced by an Award Agreement that shall contain such terms, conditions, restrictions and provisions as the Committee shall determine and that are not inconsistent with the Plan. The Committee may, in its sole discretion, require as a condition to any Award Agreement’s effectiveness that such Award Agreement be executed by the Participant, including by electronic signature or other electronic indication of acceptance. The terms and conditions of Award Agreements need not be the same with respect to each Participant.

7.4 Forms of Payment Under Awards. Subject to the provisions of the Plan, payment or settlement of Awards may be made in such form or forms as the Committee shall determine and as shall be set forth in the applicable Award Agreement, including Shares, cash, other securities of the Company, other Awards, any other form of property as the Committee shall determine, or any combination thereof. Payment of Awards may be made in a single payment or transfer, in installments, or on a deferred basis (subject to the provisions of Section 24.10), as determined by the Committee and subject to the provisions of the Plan.

7.5 Nontransferability of Awards; Beneficiaries.

(a) Unless otherwise determined by the Committee and set forth in the applicable Award Agreement, no Award, nor any interest in such Award, may be sold, pledged, assigned, exchanged, encumbered, hypothecated, gifted, transferred or disposed of in any manner by the Participant, other than by will or by the laws of descent and distribution. Unless otherwise determined by the Committee and set forth in the applicable Award Agreement, all rights with respect to Awards granted to a Participant under the Plan shall be exercisable during the Participant’s lifetime only by such Participant or a duly appointed legal guardian or legal representative of such Participant. Notwithstanding the foregoing, the Committee shall not permit any Participant to transfer an Award to a third party for value.

(b) Notwithstanding the provisions of Section 7.5(a), the Committee, in its sole discretion, may provide in the terms of an Award Agreement, or in any other manner prescribed by the Committee, that a Participant shall have the right to designate, in the manner determined by the Committee, a beneficiary or beneficiaries who shall be entitled to exercise any rights and to receive any payments or distributions with respect to an Award following the Participant’s death.

(c) A legal guardian, legal representative, beneficiary or other person claiming any rights under the Plan from or through a Participant shall be subject to all terms and conditions of the Plan and the relevant Award Agreement applicable to the Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary, appropriate or advisable by the Committee. If the Committee does not authorize the designation of a beneficiary, or if so authorized, no beneficiary has been designated or survives the Participant, an outstanding Award may be exercised by or shall become payable to the legal representative of the Participant’s estate.

7.6 Substitute Awards. The Committee may grant Awards under the Plan in assumption of, or in substitution or exchange for, stock and stock-based awards held by employees and directors of another entity who become Eligible Persons in connection with the acquisition (whether by purchase, merger, consolidation or other corporate transaction) by the Company or an Affiliate of the business or assets of the former employing entity (“Substitute Awards”). The Committee may direct that the Substitute Awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

7.7 Issuance of Shares. To the extent that the Plan or any Award Agreement provides for the issuance of Shares, the issuance may be effected on a certificated or non-certificated basis, subject to applicable law and the applicable rules of any stock exchange.

Section 8. Stock Options

8.1 Grant of Stock Options. The Committee may grant Stock Options to any Eligible Person selected by the Committee. Stock Options shall be designated, in the discretion of the Committee, as an Incentive Stock Option or as a Non-Qualified Stock

2017 Proxy Statement	C-7

Appendix C    2010 Omnibus Stock Incentive Plan

Option or a combination thereof. Each Stock Option will be evidenced by an Award Agreement that shall set forth the number of Shares covered by the Stock Option, the Exercise Price, the term of the Stock Option, the vesting schedule, and such other terms, conditions and provisions as may be specified by the Committee consistent with the terms of the Plan.

8.2 Exercise Price. The Exercise Price of a Stock Option shall be determined by the Committee, provided that the Exercise Price of a Stock Option (other than a Stock Option issued as a Substitute Award) shall not be less than 100% of the Fair Market Value of a Share on the Grant Date.

8.3 Exercise Term. The Committee shall determine the period during which a Stock Option may be exercised, provided that no Stock Option shall be exercisable for more than ten years from the Grant Date of such Stock Option.

8.4 Time and Conditions of Exercise. The Committee shall establish the time or times at which a Stock Option may be exercised in whole or in part, subject to Section 8.3 and the Minimum Vesting Requirement. The Committee also shall determine the performance or other conditions, if any, that must be satisfied before all or part of a Stock Option may be exercised.

8.5 Incentive Stock Options.

(a) Eligibility. Incentive Stock Options may be granted only to employees of (1) the Company or (2) an Affiliate that is a “subsidiary corporation” within the meaning of Code Section 424(f).

(b) Annual Limit. To the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under the Plan and any other stock option plan of the Company) exceeds $100,000 or, if different, the maximum limitation in effect at the time of grant under the Code (the Fair Market Value being determined as of the Grant Date for the ISO), such portion in excess of $100,000 shall be treated as a Non-Qualified Stock Option.

(c) Code Section 422. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Code Section 422. Any Stock Option or portion thereof that is designated as an ISO that for any reason fails to meet the requirements of an ISO shall be treated as a Non-Qualified Stock Option.

(d) Disqualifying Dispositions. If Shares acquired upon exercise of an Incentive Stock Option are disposed of within two years following the Grant Date of the ISO or one year following the transfer of such Shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Company may reasonably require.

8.6 No Reloads. Award Agreements for Stock Options shall not contain any provision entitling a Participant to the automatic grant of additional Stock Options in connection with the exercise of the original Stock Option.

8.7 Exercise Procedures. Stock Options may be exercised by Participants in accordance with such rules and procedures as may be established by the Committee.

8.8 Payment of Exercise Price. The full Exercise Price of a Stock Option shall be payable in cash at the time the Stock Option is exercised (including payment through a “cashless exercise” arrangement), together with any applicable withholding taxes. The Committee, in its sole discretion, may provide in an Award Agreement or otherwise (subject to such terms, conditions, provisions and restrictions set forth therein) that: (a) payment of all or any part of the aggregate Exercise Price of a Stock Option may be made by tendering (actually or by attestation) Shares already owned by the Participant; or (b) the Stock Option may be exercised through a Net Exercise procedure.

Section 9. Stock Appreciation Rights

9.1 Grant of SARs. The Committee may grant Stock Appreciation Rights to any Eligible Person selected by the Committee. An SAR may be granted in tandem with a Stock Option or alone (“freestanding”). Each SAR will be evidenced by an Award Agreement that shall set forth the number of Shares covered by the SAR, the Exercise Price, the term of the SAR, the vesting schedule, and such other terms, conditions and provisions as may be specified by the Committee consistent with the terms of the Plan.

9.2 Freestanding SARs.

(a) Exercise Price. The Exercise Price of a freestanding Stock Appreciation Right shall be determined by the Committee, provided that the Exercise Price of a freestanding SAR (other than a freestanding SAR issued as a Substitute Award) shall not be less than 100% of the Fair Market Value of a Share on the Grant Date.

C-8	2017 Proxy Statement

Appendix C    2010 Omnibus Stock Incentive Plan

(b) Exercise Term. The Committee shall determine the period during which a freestanding Stock Appreciation Right may be exercised, provided that no freestanding SAR shall be exercisable for more than ten years from the Grant Date of such SAR.

(c) Time and Conditions of Exercise. The Committee shall determine the time or times at which a freestanding SAR may be exercised in whole or in part, subject to Section 9.2(b) and the Minimum Vesting Requirement. The Committee also shall determine the performance or other conditions, if any, that must be satisfied before all or part of a freestanding SAR may be exercised.

9.3 Tandem Stock Options/SARs. A Stock Appreciation Right may be granted in tandem with a Stock Option, either at the time of grant or at any time thereafter during the term of the Stock Option. A tandem Stock Option/SAR will entitle the Participant to elect, as to all or any portion of the number of Shares subject to the Award, to exercise either the Stock Option or the SAR, resulting in the reduction of the corresponding number of Shares subject to the right so exercised as well as the tandem right not so exercised. An SAR granted in tandem with a Stock Option shall have an Exercise Price equal to the Exercise Price of the Stock Option, will be vested and exercisable at the same time or times that a related Stock Option is vested and exercisable, and will expire no later than the time at which the related Stock Option expires.

9.4 Payment of SARs. Upon the exercise of a Stock Appreciation Right, the Participant shall be entitled to receive an amount determined by multiplying (a) the excess of the Fair Market Value of a Share on the date of exercise over the Exercise Price by (b) the number of Shares with respect to which the SAR is exercised. The payment upon exercise of an SAR may be in cash, Shares valued at their Fair Market Value on the date of exercise, any other form of consideration, or some combination thereof, as determined by the Committee and set forth in the applicable Award Agreement, and shall be subject to any applicable withholding taxes.

Section 10. Restricted Shares

10.1 Grant of Restricted Shares. The Committee may grant Restricted Shares to any Eligible Person selected by the Committee, in such amounts as shall be determined by the Committee. Each grant of Restricted Shares will be evidenced by an Award Agreement that shall set forth the number of Restricted Shares covered by the Award and the terms, conditions, restrictions and other provisions applicable to the Restricted Shares as may be specified by the Committee consistent with the terms of the Plan.

10.2 Restrictions and Lapse of Restrictions. Restricted Shares shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions as the Committee may impose. Subject to the Minimum Vesting Requirement, these restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or continued Service requirements, or otherwise, as determined by the Committee and set forth in the applicable Award Agreement. If the vesting requirements applicable to all or any part of an Award of Restricted Shares shall not be satisfied, the Restricted Shares with respect to which such requirements are not satisfied shall be returned to the Company.

10.3 Issuance of Restricted Shares. Restricted Shares shall be delivered to the Participant at the time of grant either by book-entry registration or by delivering to the Participant, or if required by the Committee, a custodian or escrow agent (including the Company or its designee) designated by the Committee, a stock certificate or certificates registered in the name of the Participant. If physical certificates representing the Restricted Shares are registered in the name of the Participant, such certificates may, if the Committee so determines, bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Shares.

10.4 Additional Shares Received With Respect to Restricted Shares. Any Shares or other securities of the Company received by a Participant as a stock dividend on, or in connection with a stock split or combination, share exchange, reorganization, recapitalization, merger, consolidation or otherwise with respect to, Restricted Shares shall have the same status, be subject to the same restrictions and, if such Restricted Shares are represented by a certificate, bear the same legend, if any, as such Restricted Shares.

10.5 Rights with Respect to Shares. Unless otherwise determined by the Committee and set forth in the applicable Award Agreement, a Participant who receives an Award of Restricted Shares shall have all rights of ownership with respect to such Restricted Shares, including the right to vote such Shares and to receive any dividends or other distributions paid or made with respect thereto, subject, however, to the provisions of the Plan, the applicable Award Agreement and, if such Restricted Shares are represented by a certificate, any legend on the certificate for such Shares.

2017 Proxy Statement	C-9

Appendix C    2010 Omnibus Stock Incentive Plan

Section 11. Restricted Stock Units

11.1 Grant of RSUs. The Committee may grant Restricted Stock Units to any Eligible Person selected by the Committee, in such amounts as shall be determined by the Committee. Each grant of RSUs will be evidenced by an Award Agreement that shall set forth the number of RSUs covered by the Award and the terms, conditions, restrictions and other provisions applicable to the RSUs as may be specified by the Committee consistent with the terms of the Plan.

11.2 Restrictions and Lapse of Restrictions. Restricted Stock Units shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions as the Committee may impose. Subject to the Minimum Vesting Requirement, these restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or continued Service requirements, or otherwise, as determined by the Committee and set forth in the applicable Award Agreement.

11.3 Settlement of RSUs. Restricted Stock Units shall become payable to a Participant at the time or times set forth in the Award Agreement, which may be upon or following the vesting of the Award (subject to the provisions of Section 24.10). RSUs may be paid in cash, Shares or a combination thereof, as determined by the Committee and set forth in the applicable Award Agreement, subject to any applicable withholding taxes.

11.4 No Rights as a Stockholder. The Participant shall have no rights as a stockholder with respect to an Award of Restricted Stock Units until such time as Shares are paid and delivered to the Participant in settlement of the RSUs pursuant to the terms of the Award Agreement.

Section 12. Performance Awards

12.1 Grant of Performance Awards. The Committee may specify that any Award granted under the Plan shall constitute a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee shall have the complete discretion to determine the number of Performance Awards granted to each Participant, subject to the provisions of Section 5.6, and to designate the terms, conditions and provisions of such Performance Awards (subject to the Minimum Vesting Requirement). Each Performance Award will be evidenced by an Award Agreement that shall set forth the terms, conditions and other provisions applicable to the Performance Award as may be specified by the Committee consistent with the terms of the Plan.

12.2 Performance Goals. The Committee may use such business criteria and other performance measures as it may deem appropriate in establishing any performance conditions for Performance Awards, and may reserve the right to exercise its discretion to reduce or increase the amounts payable under any Performance Award, provided that (a) such discretion shall be limited as provided in Section 13.6 with respect to Qualified Performance-Based Awards and (b) no discretion to reduce or increase the amounts payable (except pursuant to the provisions of Section 19) shall be reserved unless such reservation of discretion is expressly stated by the Committee at the time it acts to authorize or approve the grant of such Performance Award.

Section 13. Qualified Performance-Based Awards

13.1 Stock Options and SARs. The provisions of the Plan are intended to ensure that all Stock Options and Stock Appreciation Rights granted hereunder to any Covered Employee shall qualify for the Section 162(m) Exemption.

13.2 Other Awards. When granting any Award under the Plan other than a Stock Option or Stock Appreciation Right, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that the Participant is or may be a Covered Employee with respect to such Award, and the Committee wishes such Award to qualify for the Section 162(m) Exemption. If an Award is so designated, the Committee shall establish objective performance goals for such Award no later than the earlier of (a) the date 90 days after the commencement of the period of service to which the performance goal or goals relate as determined by the Committee in its sole discretion (the “Performance Period”) and (b) the date on which 25% of such Performance Period has elapsed and, in any event, at a time when the outcome of the performance goals remains substantially uncertain. The Committee may establish different Performance Periods for different Participants, and the Committee may establish concurrent or overlapping Performance Periods.

13.3 Qualified Performance Criteria. Performance goals for Qualified Performance-Based Awards shall be based on one or more of the following Qualified Performance Criteria for the Company, on a consolidated basis or for a specified Affiliate or other business unit of the Company, or a division, region, department or function within the Company or an Affiliate:

(a)	Revenues (net or gross);

C-10	2017 Proxy Statement

Appendix C    2010 Omnibus Stock Incentive Plan

(b)	Profit (including net profit, pre-tax profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures);

(c)	Earnings (including earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, earnings per share (basic or diluted) or other corporate earnings measures);

(d)	Income (including net income (before or after taxes), operating income or other corporate income measures);

(e)	Cash (including cash flow, free cash flow, operating cash flow, net cash provided by operations, cash flow in excess of cost of capital or other cash measures);

(f)

Return measures (including return on assets (gross or net), return on equity, return on income, return on invested capital, return on operating capital, return on sales, and cash flow return on assets, capital, investments, equity or sales);

(g)	Operating margin or profit margin;

(h)	Contribution margin by business segment;

(i)	Share price or performance;

(j)	Total stockholder return;

(k)	Economic value increased;

(l)	Volume growth;

(m)	Package yields;

(n)	Expenses (including expense management, expense ratio, expense efficiency ratios, expense reduction measures or other expense measures);

(o)	Operating efficiency or productivity measures or ratios;

(p)	Dividend payout levels;

(q)	Internal rate of return or increase in net present value; and

(r)

Strategic business criteria consisting of one or more goals regarding, among other things, acquisitions and divestitures, successfully integrating acquisitions, customer satisfaction, employee satisfaction, safety standards, strategic plan development and implementation, agency ratings of financial strength, completion of financing transactions and new product development.

Performance goals with respect to the foregoing Qualified Performance Criteria may be specified in absolute terms, in percentages, or in terms of growth from period to period or growth rates over time, and may be measured relative to the performance of one or more specified companies, or a published or special index, or a stock market index, as the Committee deems appropriate. Performance goals need not be based on audited financial results.

13.4 Performance Goals. Each Qualified Performance-Based Award (other than a Stock Option or Stock Appreciation Right) shall be earned, vested and payable (as applicable) only upon the achievement of the performance goals established by the Committee based upon one or more Qualified Performance Criteria, together with the satisfaction of any other conditions, such as continued Service, as the Committee may determine to be appropriate; provided, however, that the Committee may provide in the applicable Award Agreement, either at the time of grant or by amendment thereafter, that achievement of such performance goals will be waived, in whole or in part, upon (a) the termination of employment of a Participant by reason of death or Disability, or (b) the occurrence of a Change of Control. Performance Periods established by the Committee for any Qualified Performance-Based Award may be as short as one year and may be any longer period.

13.5 Calculation of Performance Goals. The Committee may provide in any Qualified Performance-Based Award, at the time the performance goals are established, that any evaluation of performance shall exclude or otherwise objectively adjust for any specified event that occurs during a Performance Period, including the following: (a) asset write-downs or impairment charges; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) accruals and charges for reorganization and restructuring programs; (e) acquisitions or divestitures; (f) foreign exchange gains and losses; (g) extraordinary nonrecurring items as described in Financial Accounting Standards Board Accounting Standards Codification Topic 225.20, “Income Statement — Extraordinary and Unusual Items”; and (h) extraordinary nonrecurring items as described in management’s discussion and analysis of financial condition and results of

2017 Proxy Statement	C-11

Appendix C    2010 Omnibus Stock Incentive Plan

operations appearing in the Company’s annual report to stockholders for the applicable year. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

13.6 Certification of Performance Goals. After the completion of the applicable Performance Period, the Committee shall certify in writing the extent to which any performance goals and any other material conditions relating to a Qualified Performance-Based Award (other than a Stock Option or Stock Appreciation Right) have been satisfied, and the amount payable as a result thereof, prior to payment, settlement or vesting of such Award. Except as specifically provided in Section 13.4, no Qualified Performance-Based Award held by a Covered Employee or by an employee who in the reasonable judgment of the Committee may be a Covered Employee on the date of payment, may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under the Plan with respect to a Qualified Performance-Based Award, in any manner to waive the achievement of the applicable performance goals based on Qualified Performance Criteria or to increase the amount payable pursuant thereto or the value thereof, or otherwise in a manner that would cause the Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption. Subject to the provisions of Section 12.2, the Committee may, however, exercise negative discretion to determine that the portion of a Qualified Performance-Based Award actually earned, vested or payable (as applicable) shall be less than the portion that would be earned, vested or payable based solely upon application of the applicable performance goals.

13.7 Award Limits. Section 5.6 sets forth the maximum number of Shares that may be granted to any one Participant during any fiscal year of the Company in designated forms of Awards.

Section 14. Dividend Equivalents

14.1 Grant of Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents with respect to Full-Value Awards granted hereunder, subject to such terms and conditions as may be established by the Committee and set forth in the applicable Award Agreement. Dividend Equivalents shall entitle the Participant to receive payments equal to dividends paid on outstanding Shares with respect to all or a portion of the number of Shares subject to a Full-Value Award, as determined by the Committee. The Committee may provide that Dividend Equivalents be paid or distributed when accrued or be deemed to have been reinvested in additional Shares, or otherwise reinvested; provided, however, that with respect to Dividend Equivalents payable on Performance Awards, such Dividend Equivalents may be earned but shall not be paid until payment or settlement of the underlying Performance Award.

14.2 Options and SARs. Dividend Equivalents shall not be granted with respect to Stock Options or Stock Appreciation Rights.

Section 15. Other Stock-Based Awards

The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including Shares awarded purely as a “bonus” and not subject to any restrictions or conditions, Shares issued to Non-Management Directors pursuant to the provisions of Section 4.3(b), Shares issued in lieu of other rights to cash compensation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares and Awards valued by reference to the book value of Shares or the value of securities of or the performance of specified Affiliates. The Committee shall determine the terms and conditions of such Other Stock-Based Awards (any Other Stock-Based Award that includes continued Service requirements shall be subject to the Minimum Vesting Requirement), which shall be set forth in the applicable Award Agreement.

Section 16. Tax Withholding

16.1 Tax Withholding. The Company and its Affiliates shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company or an Affiliate, an amount sufficient to satisfy any federal, state, local or other taxes of any kind, domestic or foreign, required by any applicable law, rule or regulation to be withheld with respect to any grant, exercise, lapse of restriction, vesting, distribution, payment or other taxable event involving an Award or the Plan, and take such other action as the Committee may deem necessary, appropriate or advisable to enable the Company or an Affiliate to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by delivery of, or withholding from the Award, Shares having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount)

C-12	2017 Proxy Statement

Appendix C    2010 Omnibus Stock Incentive Plan

required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes. All such elections shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

16.2 Company Not Liable. Neither the Company, any Affiliate, the Board of Directors, nor the Committee shall be liable to any Participant or any other person as to any tax consequences expected, but not realized, by any Participant or other person due to the grant, exercise, lapse of restriction, vesting, distribution, payment or other taxable event involving any Award. Although the Company and its Affiliates may endeavor to (a) qualify an Award for favorable tax treatment in a jurisdiction or (b) avoid adverse tax treatment for an Award, the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment.

Section 17. Compliance with Laws

17.1 Compliance with Laws. The Plan, all Awards (including the grant, exercise, payment and settlement thereof), and the issuance of Shares hereunder shall be subject to all applicable laws, rules and regulations, domestic or foreign, and to such approvals by any governmental agencies or securities exchange or similar entity as may be required. Notwithstanding any other provision of the Plan or the provisions of any Award Agreement, the Company shall have no obligation to issue or deliver any Shares under the Plan or make any other payment or distribution of benefits under the Plan unless such issuance, delivery, payment or distribution would comply with all applicable laws, rules and regulations (including the Securities Act and the laws of any state or foreign jurisdiction) and the applicable requirements of any securities exchange or similar entity. The Company may require any Participant to make such representations and warranties, furnish such information, take such action and comply with and be subject to such conditions as may be necessary, appropriate or advisable to comply with the foregoing.

17.2 No Obligation to Register Shares. The Company shall be under no obligation to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under the laws of any state or foreign jurisdiction, any Shares, security or interest in a security payable, issuable or deliverable under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made.

17.3 Stock Trading Restrictions. All Shares issuable under the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state or foreign securities laws, rules and regulations and the rules of any securities exchange or similar entity. The Committee may place legends on any certificate evidencing Shares or issue instructions to the transfer agent to reference restrictions applicable to the Shares.

Section 18. Rights After Termination of Service; Acceleration For Other Reasons

18.1 Death. Unless otherwise determined by the Committee and set forth in the applicable Award Agreement, if a Participant’s Service terminates by reason of his or her death:

(a) All of that Participant’s outstanding Stock Options and Stock Appreciation Rights that are not Performance Awards shall become fully exercisable and may thereafter be exercised in full by the legal representative of the Participant’s estate or by the beneficiary, if any, designated by the Participant pursuant to the provisions of Section 7.5(b), for a period of twelve months from the date of the Participant’s death or until the expiration of the stated period of the Stock Option or SAR, whichever period is shorter (to the extent that the provisions of this Section 18.1(a) cause Incentive Stock Options to fail to comply with the provisions of Code Section 422, such Stock Options shall be deemed to be Non-Qualified Stock Options); and

(b) All vesting restrictions and conditions on that Participant’s outstanding Restricted Shares that are not Performance Awards or Qualified Performance-Based Awards shall immediately lapse and such Restricted Shares shall be fully vested.

The applicable Award Agreement shall set forth the treatment of a Participant’s outstanding Restricted Stock Units, Performance Awards, Qualified Performance-Based Awards (other than Stock Options and SARs) and Other Stock-Based Awards upon a Participant’s termination of Service by reason of his or her death.

18.2 Disability. Unless otherwise determined by the Committee and set forth in the applicable Award Agreement, if a Participant’s Service terminates by reason of his or her Disability:

(a) All of that Participant’s outstanding Stock Options and Stock Appreciation Rights that are not Performance Awards shall become fully exercisable and may thereafter be exercised in full for a period of twenty-four months from the date of such termination of Service or the stated period of the Stock Option or SAR, whichever period is the shorter; provided, however, that if the Participant dies within a period of twenty-four months after such termination of Service, any outstanding Stock Option or SAR may thereafter be exercised by the legal representative of the Participant’s estate or by the beneficiary,

2017 Proxy Statement	C-13

Appendix C    2010 Omnibus Stock Incentive Plan

if any, designated by the Participant pursuant to the provisions of Section 7.5(b), for a period of twelve months from the date of the Participant’s death or until the expiration of the stated period of the Stock Option or SAR, whichever period is the shorter (to the extent that the provisions of this Section 18.2(a) cause Incentive Stock Options to fail to comply with the provisions of Code Section 422, such Stock Options shall be deemed to be Non-Qualified Stock Options); and

(b) All vesting restrictions and conditions on that Participant’s outstanding Restricted Shares that are not Performance Awards or Qualified Performance-Based Awards shall immediately lapse and such Restricted Shares shall be fully vested.

Any rights of a Participant following his or her termination of Service by reason of Disability with respect to his or her outstanding Restricted Stock Units, Performance Awards, Qualified Performance-Based Awards (other than Stock Options and SARs) and Other Stock-Based Awards shall be set forth in the applicable Award Agreement.

18.3 Retirement. Unless otherwise determined by the Committee and set forth in the applicable Award Agreement, if a Participant’s Service terminates by reason of his or her Retirement:

(a) The Participant’s outstanding Stock Options and Stock Appreciation Rights that are not Performance Awards will cease vesting but, solely to the extent exercisable at the time of the Participant’s Retirement, may thereafter be exercised until the expiration of the stated period of the Stock Option or SAR; provided, however, that if the Participant dies after such termination of Service, any unexercised Stock Option or SAR may thereafter be exercised by the legal representative of the Participant’s estate or by the beneficiary, if any, designated by the Participant pursuant to the provisions of Section 7.5(b), for a period of twelve months from the date of the Participant’s death or until the expiration of the stated period of the Stock Option or SAR, whichever period is the shorter (to the extent that the provisions of this Section 18.3(a) cause Incentive Stock Options to fail to comply with the provisions of Code Section 422, such Stock Options shall be deemed to be Non-Qualified Stock Options);

(b) If the Participant has attained the age of 60 at the time of his or her Retirement, all vesting restrictions and conditions on that Participant’s outstanding Restricted Shares that are not Performance Awards or Qualified Performance-Based Awards shall immediately lapse and such Restricted Shares shall be fully vested; and

(c) If the Participant has not yet attained the age of 60 at the time of his or her Retirement, that Participant’s outstanding Restricted Shares that are not Performance Awards or Qualified Performance-Based Awards shall not be forfeited, but all time-based vesting conditions and restrictions on such Restricted Shares shall continue in accordance with their terms, or until the Participant’s death or Disability, in which case the provisions of Section 18.1 or Section 18.2, as applicable, shall apply.

Any rights of a Participant following his or her Retirement with respect to outstanding Restricted Stock Units, Performance Awards, Qualified Performance-Based Awards (other than Stock Options and SARs) and Other Stock-Based Awards shall be set forth in the applicable Award Agreement.

18.4 Other. Unless otherwise determined by the Committee and set forth in the applicable Award Agreement, if a Participant’s Service terminates for any reason other than death, Disability or Retirement, the Participant’s Awards shall thereupon terminate and be forfeited.

18.5 Transfer; Leave of Absence.

(a) Transfer. For purposes of the Plan, a transfer of an employee Participant from the Company to an Affiliate, or vice versa, or from one Affiliate to another shall not be deemed a termination of Service by the Participant.

(b) Leave of Absence. Unless otherwise determined by the Committee, a leave of absence by an employee Participant, duly authorized in writing by the Company or an Affiliate, shall not be deemed a termination of Service by the Participant for purposes of the Plan.

18.6 Acceleration For Any Other Reason. Regardless of whether an event has occurred as described in Sections 18.1, 18.2 and 18.3 above, and subject to the provisions of Section 13 with respect to Qualified Performance-Based Awards, the Committee may in its sole discretion at any time determine that all or a portion of a Participant’s Stock Options, Stock Appreciation Rights and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable, that all or a part of any time-based or Service-based vesting conditions on all or a portion of any outstanding Awards shall lapse, or that any performance-based conditions with respect to any Awards shall be deemed to be wholly or partially satisfied, in each case, as of such date as the Committee may, in its sole discretion, determine. The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 18.6. Notwithstanding any other provision of the Plan,

C-14	2017 Proxy Statement

Appendix C    2010 Omnibus Stock Incentive Plan

including this Section 18.6, the Committee may not accelerate the payment of any Award if such acceleration would fail to comply with Code Section 409A(a)(3).

Section 19. Adjustments for Changes in Capitalization

19.1 Mandatory Adjustments. In the event of an “equity restructuring” (as such term is defined in Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation — Stock Compensation”), including any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend, the authorization limits under Sections 5.1, 5.2 and 5.6 shall be adjusted proportionately, and the Committee shall make such adjustments to the Plan and outstanding Awards as it deems necessary or appropriate, in its sole discretion, to prevent dilution or enlargement of benefits or potential benefits intended to be made available under the Plan, including: (a) adjustment of the number and kind of shares or securities that may be issued under the Plan; (b) adjustment of the number and kind of shares or securities subject to outstanding Awards; (c) adjustment of the Exercise Price of outstanding Stock Options and Stock Appreciation Rights or the measure to be used to determine the amount of the benefit payable on an Award; (d) adjustment to market price-based performance goals or performance goals set on a per-Share basis; and (e) any other adjustments that the Committee determines to be equitable. Notwithstanding the foregoing, the Committee shall not make any adjustments to outstanding Stock Options or SARs to the extent that it causes such Stock Options or SARs to provide for a deferral of compensation subject to Code Section 409A. Without limiting the foregoing, in the event of a subdivision of the outstanding Common Stock (a stock split), a dividend payable in Shares, or a combination or consolidation of the outstanding Common Stock into a lesser number of Shares, the authorization limits under Sections 5.1, 5.2 and 5.6 shall automatically be adjusted proportionately, and the Shares then subject to each outstanding Award shall automatically, without the necessity for any additional action by the Committee, be adjusted proportionately without any change in the aggregate Exercise Price therefor.

19.2 Discretionary Adjustments. Upon the occurrence or in anticipation of any share combination, exchange or reclassification, recapitalization, merger, consolidation or other corporate reorganization affecting the Common Stock, or any transaction described in Section 19.1, in addition to any of the actions described in Section 19.1, the Committee may, in its sole discretion, provide: (a) that Awards will be settled in cash rather than Shares; (b) that Awards will become immediately vested and exercisable and will expire after a designated period of time to the extent not then exercised; (c) that Awards will be equitably converted, adjusted or substituted in connection with such transaction; (d) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Shares as of a specified date associated with the transaction, over the Exercise Price of the Award; (e) that performance targets and Performance Periods for Performance Awards and Qualified Performance-Based Awards will be modified, consistent with Code Section 162(m) where applicable; or (f) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

19.3 No Fractional Shares, etc.. After giving effect to any adjustment pursuant to the provisions of this Section 19, the number of Shares subject to any Award denominated in whole Shares shall always be a whole number, unless otherwise determined by the Committee. Any discretionary adjustments made pursuant to the provisions of this Section 19 shall be subject to the provisions of Section 22. To the extent any adjustments made pursuant to this Section 19 cause Incentive Stock Options to cease to qualify as Incentive Stock Options, such Stock Options shall be deemed to be Non-Qualified Stock Options.

Section 20. Change of Control

20.1 Definition. For purposes of the Plan, the term “Change of Control” means the occurrence of any of the following on or after the Effective Date:

(a) Any “person” (as such term is used in Sections 13(d) and 14 of the Exchange Act), other than (1) the Company, (2) any subsidiary of the Company, (3) any employee benefit plan (or a trust forming a part thereof) maintained by the Company or any subsidiary of the Company, (4) any underwriter temporarily holding securities of the Company pursuant to an offering of such securities or (5) any person in connection with a transaction described in clauses (1), (2) and (3) of Section 20.1(b) below, becomes the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing 30% or more of the total voting power of the Company’s then outstanding voting securities, unless such securities (or, if applicable, securities that are being converted into voting securities) are acquired directly from the Company in a transaction approved by a majority of the Incumbent Board (as defined in Section 20.1(d) below).

2017 Proxy Statement	C-15

Appendix C    2010 Omnibus Stock Incentive Plan

(b) The consummation of a merger, consolidation or reorganization with or into the Company or in which securities of the Company are issued, or the sale or other disposition, in one transaction or a series of transactions, of all or substantially all of the assets of the Company (a “Corporate Transaction”), unless:

(1) the stockholders of the Company immediately before such Corporate Transaction will own, directly or indirectly, immediately following such Corporate Transaction, at least 60% of the total voting power of the outstanding voting securities of the corporation or other entity resulting from such Corporate Transaction (including a corporation or other entity that acquires all or substantially all of the Company’s assets, the “Surviving Company”) or the ultimate parent company thereof in substantially the same proportion as their ownership of the voting securities of the Company immediately before such Corporate Transaction;

(2) the individuals who were members of the Board of Directors immediately prior to the execution of the agreement providing for such Corporate Transaction constitute a majority of the members of the board of directors or equivalent governing body of the Surviving Company or the ultimate parent company thereof; and

(3) no person, other than (A) the Company, (B) any subsidiary of the Company, (C) any employee benefit plan (or a trust forming a part thereof) maintained by the Company or any subsidiary of the Company, (D) the Surviving Company, (E) any subsidiary or parent company of the Surviving Company, or (F) any person who, immediately prior to such Corporate Transaction, was the beneficial owner of securities of the Company representing 30% or more of the total voting power of the Company’s then outstanding voting securities, is the beneficial owner of 30% or more of the total voting power of the then outstanding voting securities of the Surviving Company or the ultimate parent company thereof.

(c) The stockholders of the Company approve a complete liquidation or dissolution of the Company.

(d) Directors who, as of the Effective Date, constitute the Board of Directors (the “Incumbent Board”), cease to constitute at least a majority of the Board of Directors (or, in the event of any merger, consolidation or reorganization the principal purpose of which is to change the Company’s state of incorporation, form a holding company or effect a similar reorganization as to form, the board of directors of such surviving company or its ultimate parent company); provided, however, that any individual becoming a member of the Board of Directors subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened proxy contest relating to the election of directors.

Notwithstanding the foregoing, a Change of Control will not be deemed to occur solely because any person (a “Subject Person”) becomes the beneficial owner of more than the permitted amount of the outstanding voting securities of the Company as a result of the acquisition of voting securities by the Company which, by reducing the number of voting securities outstanding, increases the proportional number of voting securities beneficially owned by the Subject Person, provided, that if a Change of Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such acquisition by the Company, the Subject Person becomes the beneficial owner of any additional voting securities that increases the percentage of the then outstanding voting securities beneficially owned by the Subject Person to 30% or more of the total voting power, then a Change of Control will have occurred.

20.2 Effect of Change of Control. Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee and set forth in the applicable Award Agreement, the provisions of this Section 20.2 shall apply to the types of Awards specified in subsections (a) and (b) below in the event of a Change of Control.

(a) Stock Options and SARs. In the event of a Change of Control, all outstanding Stock Options and Stock Appreciation Rights that are not Performance Awards shall become fully vested and immediately exercisable. To the extent that the provisions of this Section 20.2(a) cause Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Stock Options shall be deemed to be Non-Qualified Stock Options.

(b) Restricted Shares. In the event of a Change of Control as described in Section 20.1(b), as shall be determined by the Committee: (1) any outstanding and unvested Restricted Shares that are not Performance Awards or Qualified Performance-Based Awards shall be canceled and the Company shall make a cash payment to those Participants in an amount equal to the highest price per Share received by the holders of Common Stock in connection with such Change of Control multiplied by the number of such unvested Restricted Shares then held by such Participant, with any non-cash consideration to be valued in good faith by the Committee; or (2) all vesting restrictions and conditions with respect to all outstanding Restricted Shares

C-16	2017 Proxy Statement

Appendix C    2010 Omnibus Stock Incentive Plan

that are not Performance Awards or Qualified Performance-Based Awards shall immediately lapse and such Restricted Shares shall be fully vested. In the event of a Change of Control as described in Section 20.1(a), (c) or (d), all vesting restrictions and conditions with respect to all outstanding Restricted Shares that are not Performance Awards or Qualified Performance-Based Awards shall immediately lapse and such Restricted Shares shall be fully vested.

(c) Other Awards. Any rights of a Participant in connection with a Change of Control with respect to Restricted Stock Units, Performance Awards, Qualified Performance-Based Awards (other than Stock Options and Stock Appreciation Rights) and Other Stock-Based Awards shall be set forth in the applicable Award Agreement.

20.3 Excise Taxes. In the event that any acceleration of vesting pursuant to an Award and any other payment or benefit received or to be received by a Participant under the Plan in connection with a Change of Control would subject a Participant to any excise tax pursuant to Code Section 4999 (which excise tax would be the Participant’s obligation) due to the characterization of such acceleration of vesting, payment or benefit as an “excess parachute payment” under Code Section 280G, the Participant may elect, in his or her sole discretion, to reduce the amount of any acceleration of vesting, payment or benefit called for under an Award in order to avoid such characterization.

Section 21. Repricing Prohibited

Except as contemplated by the provisions of Section 19, outstanding Stock Options and Stock Appreciation Rights will not be “repriced” for any reason without the prior approval of the Company’s stockholders. For purposes of the Plan, a “repricing” means lowering the Exercise Price of an outstanding Stock Option or SAR or any other action that has the same effect or is treated as a repricing under generally accepted accounting principles, and includes a tandem cancellation of a Stock Option or SAR at a time when its Exercise Price exceeds the fair market value of the underlying Common Stock and exchange for another Stock Option, SAR, other Award, other equity security or a cash payment.

Section 22. Amendment and Termination

22.1 Amendment or Termination of the Plan. The Board of Directors or the Committee may amend, modify, suspend, discontinue or terminate the Plan or any portion of the Plan at any time; provided, however, any amendment or modification that (a) increases the total number of Shares available for issuance pursuant to Awards granted under the Plan (except as contemplated by the provisions of Section 19), (b) deletes or limits the provision of Section 21 (repricing prohibition), or (c) requires the approval of the Company’s stockholders pursuant to any applicable law, regulation or securities exchange rule or listing requirement, shall be subject to approval by the Company’s stockholders. Subject to the provisions of Section 22.3, no amendment, modification, suspension, discontinuance or termination of the Plan shall impair the rights of any Participant under any Award previously granted under the Plan without such Participant’s consent, provided that such consent shall not be required with respect to any Plan amendment, modification or other such action if the Committee determines in its sole discretion that such amendment, modification or other such action is not reasonably likely to significantly reduce or diminish the benefits provided to the Participant under such Award.

22.2 Awards Previously Granted. The Committee may waive any conditions or restrictions under, amend or modify the terms and conditions of, or cancel or terminate any outstanding Award at any time and from time to time; provided, however, subject to the provisions of Section 22.3 and the provisions of the applicable Award Agreement, no such amendment, modification, cancellation or termination shall impair the rights of a Participant under an Award without such Participant’s consent, provided that such consent shall not be required with respect to any amendment, modification or other such action if the Committee determines in its sole discretion that such amendment, modification or other such action is not reasonably likely to significantly reduce or diminish the benefits provided to the Participant under such Award.

22.3 Compliance Amendments. Notwithstanding any other provision of the Plan or any Award Agreement to the contrary, the Committee may, in its sole discretion and without the consent of any Participant, amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as it deems necessary or advisable in order for the Company, the Plan, an Award or an Award Agreement to satisfy or conform to any applicable present or future law, regulation or rule or to meet the requirements of any accounting standard.

Section 23. Foreign Jurisdictions

Awards granted to Participants who are foreign nationals or who are employed by the Company or an Affiliate outside of the United States may have such terms and conditions different from those specified in the Plan and such additional terms and conditions as the Committee, in its sole discretion, determines to be necessary, appropriate or advisable to foster and promote

2017 Proxy Statement	C-17

Appendix C    2010 Omnibus Stock Incentive Plan

achievement of the material purposes of the Plan and to fairly accommodate for differences in local law, tax policy or custom or to facilitate administration of the Plan. The Committee may approve such sub-plans, appendices or supplements to, or amendments, restatements or alternative versions of, the Plan as it may consider necessary, appropriate or advisable, without thereby affecting the terms of the Plan as in effect for any other purpose. The special terms and any appendices, supplements, amendments, restatements or alternative versions, however, shall not include any provisions that are inconsistent with the terms of the Plan as then in effect, unless the Plan could have been amended to eliminate such inconsistency without further approval by the Company’s stockholders.

Section 24. General

24.1 No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall preclude or limit the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

24.2 Treatment for Other Compensation Purposes. The amount of any compensation received or deemed to be received by a Participant pursuant to an Award shall not be deemed part of a Participant’s regular, recurring compensation for purposes of any termination, indemnity or severance pay laws, and shall not be included in or have any effect on the determination of benefits under any other compensation or benefit plan, program or arrangement of the Company or an Affiliate, including any pension or severance benefits plan, unless expressly provided by the terms of any such plan, program or arrangement.

24.3 No Trust or Fund. The Plan is intended to constitute an “unfunded” plan. Nothing contained herein or in any Award Agreement shall (a) require the Company to segregate any monies, other property or Shares, create any trusts, or to make any special deposits for any amounts payable to any Participant or other person, or (b) be construed as creating in respect of any Participant or any other person any equity or other interest of any kind in any assets of the Company or an Affiliate or creating a trust of any kind or a fiduciary relationship of any kind between the Company or any Affiliate and a Participant or any other person. Prior to the payment or settlement of any Award, nothing contained herein or in any Award Agreement shall give any Participant or any other person any rights that are greater than those of a general unsecured creditor of the Company or an Affiliate.

24.4 Use of Proceeds. All proceeds received by the Company pursuant to Awards granted under the Plan shall be used for general corporate purposes.

24.5 No Limitations on Corporate Action. Neither the Plan, the grant of any Award nor any Award Agreement shall limit, impair or otherwise affect the right or power of the Company or any of its Affiliates to make adjustments, reclassifications, reorganizations or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

24.6 No Stockholder Rights. Subject to the provisions of the Plan and the applicable Award Agreement, no Participant shall have any rights as a stockholder with respect to any Shares to be issued under the Plan prior to the issuance thereof.

24.7 Prohibition on Loans. The Company shall not loan funds to any Participant for the purpose of paying the Exercise Price associated with any Stock Option or Stock Appreciation Right or for the purpose of paying any taxes associated with the grant, exercise, lapse of restriction, vesting, distribution, payment or other taxable event involving an Award or the Plan.

24.8 No Obligation to Exercise Awards; No Right to Notice of Expiration Date. An Award of a Stock Option or a Stock Appreciation Right imposes no obligation upon the Participant to exercise the Award. The Company, its Affiliates and the Committee have no obligation to inform a Participant of the date on which a Stock Option or SAR is no longer exercisable except in the Award Agreement.

24.9 Compliance with Section 16(b). With respect to Participants who are Reporting Persons, all transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3. All transactions under the Plan involving Reporting Persons are subject to such conditions, regardless of whether the conditions are expressly set forth in the Plan. Any provision of the Plan that is contrary to a condition of Rule 16b-3 shall not apply to such Reporting Persons.

24.10 Code Section 409A Compliance. Notwithstanding anything contained in the Plan or in any Award Agreement to the contrary, the Plan and all Awards hereunder are intended to satisfy the requirements of Code Section 409A so as to avoid the imposition of any additional taxes or penalties thereunder, and all terms, conditions and provisions of the Plan and an Award Agreement shall be interpreted and applied in a manner consistent with this intent. If the Committee determines that an Award, Award Agreement, payment, distribution, transaction, or any other action or arrangement contemplated by the provisions of the Plan or an Award Agreement would, if undertaken, cause a Participant to become subject to any additional taxes or penalties

C-18	2017 Proxy Statement

Appendix C    2010 Omnibus Stock Incentive Plan

under Code Section 409A, such Award, Award Agreement, payment, distribution, transaction or other action or arrangement shall not be given effect to the extent it causes such result and the related provisions of the Plan or Award Agreement will be deemed modified or, if necessary, suspended in order to comply with the requirements of Code Section 409A to the extent determined appropriate by the Committee in its sole discretion, in each case without the consent of or notice to the Participant.

24.11 Governing Law. Except as to matters governed by United States federal law or the Delaware General Corporation Law, the Plan, all Award Agreements and all determinations made and actions taken under the Plan and any Award Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee without giving effect to its conflicts of law principles.

24.12 Plan Controls. In the event of any conflict or inconsistency between the Plan and any Award Agreement, the provisions of the Plan shall govern and the Award Agreement shall be interpreted to minimize or eliminate any such conflict or inconsistency.

24.13 Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

24.14 Successors. The Plan shall be binding upon the Company and its successors and assigns, and the Participant and the Participant’s legal representatives and beneficiaries.

Adopted September 27, 2010

Amended September 23, 2013

Amended July 16, 2017

Amended September 25, 2017

2017 Proxy Statement	C-19

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m. Eastern time on September 24, 2017.

Vote by Internet • Go to www.investorvote.com/FEDX • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch-tone telephone • Follow the instructions provided by the recorded message

Annual Meeting Proxy Card/Sign and Date on Reverse Side

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A	The Board of Directors recommends a vote FOR each of the listed nominees, FOR Proposals 2, 4 and 5, and for every 1 Year on Proposal 3.

1.	Election of Directors:	For	Against	Abstain				For	Against	Abstain		For	Against	Abstain
	01 - James L. Barksdale	☐	☐	☐	02 - John A. Edwardson			☐	☐	☐	03 - Marvin R. Ellison	☐	☐	☐

	04 - John C. (“Chris”) Inglis	☐	☐	☐	05 - Kimberly A. Jabal			☐	☐	☐	06 - Shirley Ann Jackson	☐	☐	☐

	07 - R. Brad Martin	☐	☐	☐	08 - Joshua Cooper Ramo			☐	☐	☐	09 - Susan C. Schwab	☐	☐	☐

	10 - Frederick W. Smith	☐	☐	☐	11 - David P. Steiner			☐	☐	☐	12 - Paul S. Walsh	☐	☐	☐

					For	Against	Abstain					1 Year	2 Years	3 Years	Abstain
2.	Advisory vote to approve named executive officer compensation.				☐	☐	☐	3. Advisory vote on the frequency of future advisory votes on executive compensation.				☐	☐	☐	☐
													For	Against	Abstain
4.	Approval of amendment to 2010 Omnibus Stock Incentive Plan to increase the number of authorized shares.				☐	☐	☐	5. Ratification of independent registered public accounting firm.					☐	☐	☐
B	The Board of Directors recommends a vote AGAINST Proposals 6 through 9.

					For	Against	Abstain						For	Against	Abstain
6.	Stockholder proposal regarding shareholder proxy access revisions.				☐	☐	☐	7. Stockholder proposal regarding lobbying activity and expenditure report.					☐	☐	☐
8.	Stockholder proposal regarding executive pay confidential voting.				☐	☐	☐	9. Stockholder proposal regarding application of company non-discrimination policies in states with pro-discrimination laws.					☐	☐	☐

FedEx Corporation

Annual Meeting of Stockholders

Monday, September 25, 2017

8:00 a.m. local time

FedEx Express World Headquarters

Auditorium

3670 Hacks Cross Road, Building G, Memphis, TN 38125

Important information if you plan to attend the annual meeting in person

If you plan to attend the annual meeting in person, you must register in advance. The registration deadline is 11:59 p.m. Eastern time on Thursday, September 21, 2017. You may register by accessing www.investorvote.com/FEDX and following the instructions to register for the meeting and print out an admission ticket. If you do not have access to the Internet, you may register by calling FedEx Investor Relations at 1-901-818-7200. You will need the 15-digit control number included on the reverse side of this proxy card to register.

In order to be admitted to the meeting, you must present both an admission ticket, which you will obtain when you register in advance, and a valid government-issued photo identification, such as a driver’s license or a passport.

Security measures will be in place at the meeting to help ensure the safety of attendees. Metal detectors similar to those used in airports will be located at the entrance to the meeting room, and briefcases, handbags and packages will be inspected. No cameras or recording devices of any kind, or signs, placards, banners or similar materials, may be brought into the meeting. Anyone who refuses to comply with these requirements will not be admitted.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy Solicited on Behalf of the Board of Directors of FedEx Corporation for the Annual Meeting of Stockholders, September 25, 2017

The undersigned hereby constitutes and appoints Christine P. Richards and Alan B. Graf, Jr., and each of them, his or her true and lawful agents and proxies, each with full power of substitution, to represent the undersigned and to vote all of the shares of FedEx Corporation common stock of the undersigned at the Annual Meeting of Stockholders of FedEx to be held in the auditorium at the FedEx Express World Headquarters, 3670 Hacks Cross Road, Building G, Memphis, Tennessee 38125, on Monday, September 25, 2017, at 8:00 a.m. local time, and at any postponements or adjournments thereof, on Proposals 1 through 9 as specified on the reverse side hereof (with discretionary authority under Proposal 1 to vote for a substitute nominee if any nominee is unable to stand for election) and on such other matters as may properly come before said meeting. This card also constitutes voting instructions for any shares held for the undersigned in the FedEx Corporation employee stock purchase plan or in a benefit plan of FedEx Corporation or its subsidiaries. If you wish to instruct a record holder or plan trustee on the voting of shares held in your account, your instructions must be received by September 20, 2017. If no direction is given, the plan trustee will vote the shares held in your account in the same proportion as votes received from other plan participants.

This proxy, when properly signed, dated and returned, will be voted as specified by you. If no direction is made, this proxy will be voted (and voting instructions given) FOR each of the director nominees, FOR Proposals 2, 4 and 5, for every 1 YEAR on Proposal 3, and AGAINST Proposals 6 through 9. The Board of Directors recommends that you vote FOR each of the director nominees, FOR Proposals 2, 4 and 5, for every 1 YEAR on Proposal 3, and AGAINST Proposals 6 through 9. In their discretion, the proxy holders are authorized to vote on such other matters as may properly come before the meeting or any postponements or adjournments thereof.

You are encouraged to specify your choices by marking the appropriate boxes on the reverse side, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. Ms. Richards and Mr. Graf cannot vote your shares unless you sign, date and return this card or vote on the Internet or by telephone.

If you vote by the Internet or telephone, please DO NOT mail back this proxy card. If you wish to attend the annual meeting in person, however, you will need to register in advance and bring the admission ticket with you that you will receive when you register.

NOTE: If you vote on the Internet, you may elect to have next year’s proxy statement and annual report to stockholders delivered to you electronically. We strongly encourage you to enroll in electronic delivery. It is a cost-effective way for us to send you proxy materials and annual reports.

C	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Mark this box if you would like your name to be disclosed with your vote and comments, if any.	☐

D	Authorized Signatures — This section must be completed for your vote to be counted — Date and Sign Below.

The signer hereby revokes all proxies previously given by the signer to vote at said meeting or at any postponements or adjournments thereof.

NOTE: Please sign exactly as name appears on this card. Joint owners should each sign. When signing as attorney, officer, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /